UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  June 23, 2006
                                                   -----------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


      001-09293                                           73-1016728
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(Commission File Number)                       (IRS Employer Identification No.)


         One Pre-Paid Way
          Ada, OK                                               74820
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(Address of Principal Executive Offices)                      (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 1.01 Entry into a Material Definitive Agreement.

     On June 23, 2006, Pre-Paid Legal Services, Inc. ("we" or "us") received $80 million of senior, secured financing (the "Senior Loan") from Wells Fargo Foothill, Inc. ("Wells Fargo") consisting of a $75 million five year term loan facility (the "Term Facility") and a $5 million five year revolving credit facility (the "Revolving Facility"). The proceeds will be used primarily to fund further share repurchases, including a planned tender offer for 1 million shares at $35 per share, to refinance $15.3 million of existing bank indebtedness and general working capital purposes. After payment of an origination fee of 1%, lender costs and other debt, the net proceeds of the Term Facility we received were $58.8 million.

     The Term Facility was fully funded on June 23, 2006 and provides for a five-year maturity and amortizes in monthly installments of $1.25 million commencing August 31, 2006, with interest on the outstanding balances under the Term Facility and the Revolving Facility payable, at our option, at a rate equal to Wells Fargo base rate plus 150 basis points or at the LIBO Rate plus 250 basis points. We are also obligated to make additional quarterly payments equal to 50% of our "excess cash flow" (as defined in the Senior Loan agreement) if our Leverage Ratio is greater than or equal to 1 to 1 at the end of a quarter. We expect to be able to repay the facilities with cash flow from operations. We have the right to prepay the Term Facility in whole or in part, subject to a prepayment premium of 1% in the first year, 0.5% in the second year and none thereafter, with a reduction of 50% of the prepayment premium if the prepayment is from the proceeds of another loan provided by Wells Fargo.

     The Senior Loan is guaranteed by our non-regulated subsidiaries and is secured by all of our tangible and intangible personal property (other than aircraft), including stock in all of our direct subsidiaries, and a mortgage on a building we recently acquired in Duncan, Oklahoma which we are remodeling to relocate and expand our existing customer service facility in Duncan.

     In addition to customary covenants for loans of a similar type, the principal covenants for the Senior Loan are:

          o a limitation on incurring any indebtedness in excess of the remaining existing bank indebtedness outstanding and $2.3 million in permitted capitalized leases or purchase money debt;

          o a limitation on our ability pay dividends or make stock purchases, other than with the net proceeds of the Term Loan, unless we meet certain cash flow tests;

          o a prohibition on prepayment of other debt;

          o a requirement to maintain consolidated EBITDA for the nine month period ending September 30, 2006 of at least $60 million ($55 million for us and our top tier direct subsidiaries) and for the twelve month period ending each quarter thereafter of at least $80 million ($75 million for us and our top tier direct subsidiaries);

          o a requirement to maintain a quarterly fixed charge coverage ratio (EBITDA(with certain adjustments) divided by the sum of interest expense, income taxes and scheduled principal payments) of at least 1.1 to 1;

          o a requirement to maintain at least 1.3 million members; and

          o a requirement to maintain a Leverage Ratio (funded indebtedness as of the end of each quarter divided by EBITDA for the trailing twelve months) of no more than 1.5 to 1

     In addition to customary events of default, it is an event of default if Harland Stonecipher ceases to be our Chairman and Chief Executive Officer for a period of 120 days unless replaced with a person approved by Wells Fargo.

     We used the proceeds of the Term Facility to repay in full the $5.3 remaining balance of our existing stock loan with Bank of Oklahoma, N.A., First United Bank and Trust and Comerica Bank, which was originated in 2003 and the $10 million we borrowed from Bank of Oklahoma, N. A. earlier in June 2006. The related loan agreements were thereby terminated and the associated collateral was released. As a part of the transaction, we also amended our existing real estate loan which we incurred in 2002 to finance our new headquarters building in Ada, Oklahoma to extend the final maturity from September, 2008 to August 2011. This loan, which has a balance of $14.3 million, remains secured by a mortgage on our headquarters, but the additional security interest in our membership contracts was released. We will continue to be required to make the same monthly payments on this loan of $191,000 plus interest with the balance of approximately $2.3 million due at maturity. The real estate loan was also amended to conform the financial covenants to those under the new Senior Loan.

     Our aircraft purchase loan originated in 2005 with an outstanding balance of $11 million remains outstanding.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

     See Item 1.01 above.

Item 8.01 Other Events

     As a part of the use of proceeds of the new Term Facility, we announced on June 26 our intention to commence a tender offer for 1 million shares of our common stock during the first week of July 2006 at a purchase price of $35 per share.

Item 9.01  Financial Statements and Exhibits.

     See Exhibit Index attached.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                                   By:  /s/ Steve Williamson
                                       ----------------------------------------
                                       Steve Williamson, Chief Financial Officer

Date:  June 26, 2006





Exhibit Index

--------- ----------------------------------------------------------------------
|No.       Description                                                         |
--------- ----------------------------------------------------------------------
|10.1      Credit Agreement dated June 23, 2006 among Pre-Paid Legal Services, |
|          Inc, the lenders signatory thereto and Wells Fargo Foothill, Inc. as|
|          Arranger and Administrative Agent and Bank of Oklahoma, N.A.        |
--------- ----------------------------------------------------------------------
|10.2      Security Agreement dated June 23, 2006 between Pre-Paid Legal       |
|          Services, Inc and certain of its subsidiaries and Wells Fargo       |
|          Foothill, Inc., as Agent                                            |
--------- ----------------------------------------------------------------------
|10.3      Guaranty Agreement dated June 23, 2006 between certain subsidiaries |
|          of Pre-Paid Legal Services, Inc. and Wells Fargo Foothill, Inc., as |
|          Agent                                                               |
--------- ----------------------------------------------------------------------
|10.4      Mortgage, Assignment of Rents and Leases and Security Agreement by  |
|          Pre-Paid Legal Services, Inc. in favor of Wells Fargo Foothill, Inc |
|          as Agent                                                            |
--------- ----------------------------------------------------------------------
|10.5      First Amendment to Loan Agreement dated June 23, 2006 between       |
|          Pre-Paid Legal Services, Inc. and Bank of Oklahoma, N.A.            |
--------- ----------------------------------------------------------------------
|99        Press Release dated June 26, 2006                                   |
--------- ----------------------------------------------------------------------





Exhibit 10.1  Credit Agreement

                                CREDIT AGREEMENT



                                  by and among



                          PRE-PAID LEGAL SERVICES, INC.

                                  as Borrower,



                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 as the Lenders,

                                       and

                           WELLS FARGO FOOTHILL, INC.

                    as the Arranger and Administrative Agent



                            Dated as of June 23, 2006












                                CREDIT AGREEMENT



THIS CREDIT AGREEMENT (this "Agreement"), is entered into as of June 23, 2006, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, "Agent"), and PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation ("Borrower").


The parties agree as follows:


1. DEFINITIONS AND CONSTRUCTION.

     1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings specified therefor on Schedule 1.1.

     1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, unless the context clearly requires otherwise.

     1.3 Code. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern.

     1.4  Construction.  Unless the context of this  Agreement or any other Loan
Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product
Obligations  that,  at such time,  are allowed by the  applicable  Bank  Product
Provider to remain outstanding and that are not required by the provisions of this Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     1.5 Schedules and Exhibits. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

     2.1 Revolver Advances.

     (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrower in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the Maximum Revolver Amount less the Letter of Credit Usage at such time.

     (b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves against the Maximum Revolver Amount with respect to (i) sums that Borrower or its Subsidiaries are required to pay under any Section of this Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay, (ii) amounts owing by Borrower or its Subsidiaries to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than a Permitted Lien), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (iii) if a Default or Event of Default shall have occurred and be continuing, any other matters, as Agent in its Permitted Discretion shall deem necessary or appropriate.

     (c) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Advances, together with interest accrued thereon, shall be due and payable on the earlier of (i) the Maturity Date, or (ii) the date of the acceleration of the Advances in accordance with Section 8.1(a).

     2.2 Term Loan. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally, not jointly or jointly and severally) to make term loans (collectively, the "Term Loan") to Borrower in an amount equal to such Lender's Pro Rata Share of the Term Loan Amount. The principal of the Term Loan shall be repaid in equal monthly installments in the amount of $1,250,000 payable on the first day of each month commencing on August 1, 2006. The outstanding unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earlier of (i) the Maturity Date, and (ii) the date of the acceleration of the Term Loan in accordance with Section 8.1(a). All principal of, interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

     2.3 Borrowing Procedures and Settlements.

     (a) Procedure for Borrowing. Each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Agent. Unless Swing Lender is not obligated to make a Swing Loan pursuant to Section 2.3(b) below, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day; provided, however, that if Swing Lender is not obligated to make a Swing Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m. (California time) on the Business Day prior to the date that is the requested Funding Date. At Agent's election, in lieu of delivering the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required time. In such circumstances, Borrower agrees that any such telephonic notice will be confirmed in writing within 24 hours of the giving of such telephonic notice, but the failure to provide such written confirmation shall not affect the validity of the request.

     (b) Making of Swing Loans. In the case of a request for an Advance and so long as either (i) the aggregate amount of Swing Loans made since the last Settlement Date plus the amount of the requested Advance does not exceed $2,500,000, or (ii) Swing Lender, in its sole discretion, shall agree to make a Swing Loan notwithstanding the foregoing limitation, Swing Lender shall make an Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender pursuant to this Section 2.3(b) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrower on the Funding Date applicable thereto by transferring immediately available funds to Borrower's Designated Account. Each Swing Loan shall be deemed to be an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that all payments on any Swing Loan shall be payable to Swing Lender solely for its own account. Subject to the provisions of Section 2.3(d)(ii), Swing Lender shall not make and shall not be obligated to make any Swing Loan if Swing Lender has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing, or
(ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making any Swing Loan. The Swing Loans shall be secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

     (c) Making of Loans.

          (i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to
     Section 2.3(a), Agent shall notify the Lenders, not later than 1:00 p.m. (California time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. (California time) on the Funding Date applicable thereto. After Agent's receipt of the proceeds of such Advances, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance if Agent shall have actual knowledge that (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

          (ii) Unless Agent receives notice from a Lender prior to 9:00 a.m. (California time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

          (iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender's default in writing, or
     (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Borrower's rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

     (d) Protective Advances and Optional Overadvances.

          (i) Agent hereby is authorized by Borrower and the Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 3 are not satisfied, to make Advances to Borrower on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (3) to pay any other amount chargeable to Borrower pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 9 (any of the
     Advances described in this Section 2.3(d)(i) shall be referred to as "Protective Advances"), so long as after giving effect to such Advances (including any Overadvances pursuant to Section 2.3(d)(ii)), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount.

          (ii) Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and either Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrower notwithstanding that an Overadvance exists or thereby would be created, so long as after giving effect to such Advances (including any outstanding Protective Advances pursuant to Section 2.3(d)(ii)), the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount. In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the immediately foregoing provisions, regardless of the amount of, or reason for, such excess, Agent shall notify the Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrower intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrower to an amount permitted by the preceding paragraph. In such circumstances, if any Lender with a Revolver Commitment objects to the proposed terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders. Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(e) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this
     Section 2.3(d)(ii), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

          (iii) Each Protective Advance and each Overadvance shall be deemed to be an Advance hereunder, except that no Protective Advance or Overadvance shall be eligible to be a LIBOR Rate Loan and all payments on the Protective Advances shall be payable to Agent solely for its own account. The Protective Advances and Overadvances shall be repayable on demand, secured by the Agent's Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Advances that are Base Rate Loans. The provisions of this Section 2.3(d) are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Borrower in any way.

     (e) Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

          (i) Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to the Loan Parties' Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender's Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), and (z) if a Lender's balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender's Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

          (ii) In determining whether a Lender's balance of the Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

          (iii) Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections of Borrower or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

     (f) Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such records shall, absent manifest error, conclusively be presumed to be correct and accurate.

     (g) Lenders' Failure to Perform. All Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

     2.4 Payments.

     (a) Payments by Borrower.

          (i) Except as otherwise expressly provided herein, all payments by Borrower shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

          (ii) Unless Agent receives notice from Borrower prior to the date on which any payment is due to the Lenders that Borrower will not make such payment in full as and when required, Agent may assume that Borrower has made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower does not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

     (b) Apportionment and Application.

          (i) So long as no Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and all payments of fees and expenses (other than fees or expenses that are for Agent's separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee or expense relates. All payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv) hereof) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Event of Default has occurred and is continuing, to reduce the balance of the Advances outstanding and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (ii) At any time that an Event of Default has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

               (A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

               (B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

               (C) third, to pay interest due in respect of all Protective Advances until paid in full,

               (D) fourth, to pay the principal of all Protective Advances until paid in full,

               (E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

               (F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

               (G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances), the Swing Loans, and the Term Loan until paid in full,

               (H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all Advances until paid in full, (iii) to Agent, to be held by Agent, for the ratable benefit of Issuing Lender and those Lenders having a Revolver
          Commitment, as cash collateral in an amount up to 105% of the Letter of Credit Usage, (iv) to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default, and (v) to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term Loan is paid in full,

               (I) ninth, to pay any other Obligations (including the provision of amounts to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount determined by Agent in its Permitted Discretion as the amount necessary to secure Borrower's and its Subsidiaries' obligations in respect of Bank Products), and

               (J) tenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

          (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(e).

          (iv) In each instance, so long as no Event of Default has occurred and is continuing, Section 2.4(b)(i) shall not apply to any payment made by Borrower to Agent and specified by Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

          (v) For purposes of Section 2.4(b)(ii), "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the foregoing would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

          (vi) In the event of a direct conflict between the priority provisions of this Section 2.4 and any other provision contained in any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

     (c) Prepayments.

          (i) Borrower may, upon at least 5 Business Days prior written notice to Agent, prepay the principal of the Term Loan in whole or in part, which payments shall be applied in accordance with Section 2.4(d)(i). Each partial prepayment of the Term Loan shall be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof.

          (ii) Immediately upon the receipt by Borrower or any of its Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Borrower or any of its Subsidiaries of property or assets (including casualty losses or condemnations but excluding sales or dispositions which qualify as Permitted Dispositions under clauses (a),
     (b), (c), or (d) of the definition of Permitted Dispositions), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d)(ii) in an amount equal to 100% of the Net Cash Proceeds (including condemnation awards and payments in lieu thereof) received by such Person in connection with such sales or dispositions; provided that, so long as (A) no Default or Event of Default shall have occurred and is continuing, (B) Borrower shall have given Agent prior written notice of Borrower's intention to apply such monies to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Borrower or its Subsidiaries, (C) the monies are held in a cash collateral account in which Agent has a perfected first-priority security interest, and (D) Borrower or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, Borrower and its Subsidiaries shall have the option to apply such monies to the costs of replacement of the property or assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Borrower and its Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Agent and applied in accordance with Section 2.4(d)(ii); provided further that in the case of a voluntary or involuntary sale or disposition by a Regulated Subsidiary, the Net Cash Proceeds of such sale or disposition shall not be required to be used to prepay the Obligations if (x) such Regulated Subsidiary is prohibited by applicable law or regulation from distributing such Net Cash Proceeds to a Loan Party, or (y) distributing such Net Cash Proceeds to Loan Party would cause such Regulated Subsidiary to be out of compliance with any reserve requirements applicable to it under applicable law or regulation. Nothing contained in this Section 2.4(c)(ii) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any property or assets other than in accordance with Section 6.4.

          (iii) Immediately upon the receipt by Borrower or any of its Subsidiaries of any Extraordinary Receipts, Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d)(ii) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts; provided that in the case of any Extraordinary Receipts received by a Regulated Subsidiary, such Extraordinary Receipts shall not be required to be used to prepay the Obligations if (A) such Regulated Subsidiary is prohibited by applicable law or regulation from distributing such Extraordinary Receipts to a Loan Party, or (B) distributing such Extraordinary Receipts to a Loan Party would cause such Regulated Subsidiary to be out of compliance with any reserve requirements applicable to it under applicable law or regulation.

          (iv) Immediately upon the issuance or incurrence by Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness permitted under Section 6.1(a), (b), (c), (d), (e), (f), or (g) or the issuance by Borrower or any of its Subsidiaries of any shares of its or their Stock (other than in the event that Borrower or any Subsidiary of Borrower forms any Subsidiary in accordance with the terms hereof, the issuance by such Subsidiary of Stock to Borrower or such Subsidiary, as applicable), Borrower shall prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d)(ii) in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such issuance or incurrence; provided that in the case of any issuance or incurrence by any Regulated Subsidiary of any Indebtedness or the issuance by any Regulated Subsidiary of any shares of its Stock, the Net Cash Proceeds of such issuance or incurrence shall not be required to be used to prepay the Obligations if (A) such Regulated Subsidiary is prohibited by applicable law or regulation from distributing such Net Cash Proceeds to a Loan Party, or (B) distributing such Net Cash Proceeds to a Loan Party would cause such Regulated Subsidiary to be out of compliance with any reserve requirements applicable to it under applicable law or regulation. The provisions of this
     Section 2.4(c)(iv) shall not be deemed to be implied consent to any such issuance or incurrence otherwise prohibited by the terms and conditions of this Agreement.

          (v) (A) Within 10 days of delivery to Agent of quarterly financial statements pursuant to Section 5.3, commencing with the delivery to Agent of the financial statements for Borrower's fiscal quarter ended September 30, 2006 (or, if such financial statements are not delivered to Agent on the date such statements are required to be delivered pursuant to Section 5.3, 10 days after the date such statements are required to be delivered to Agent pursuant to Section 5.3), Borrower shall, if such financial statements demonstrate that the Leverage Ratio was greater than or equal to 1.00:1.00 as of the end of such fiscal quarter, prepay the outstanding principal amount of the Obligations in accordance with Section 2.4(d)(ii) in an amount equal to the result of (x) 50% of the Excess Cash Flow of Borrower and its Subsidiaries for such fiscal quarter minus (y) the amount of all voluntary prepayments of the Term Loan made during such fiscal quarter pursuant to Section 2.4(c)(i); provided that solely for the purposes of this Section 2.4(c)(v)(A), the Leverage Ratio for the fiscal quarter ended September 30, 2006 shall be equal to (1) the amount of Borrower's Funded Indebtedness as of such date minus the amount of Borrower's Qualified Cash as of such date divided by (2) Borrower's EBITDA for the 12 month period ended as of such date, and

          (B) within 10 days of delivery to the Agent of the audited annual financial statements pursuant to Section 5.3, commencing with the delivery to Agent of the financial statements for the fiscal year ended December 31, 2006 (or, if such financial statements are not delivered to Agent on the date such statements are required to be delivered pursuant to Section 5.3, within 10 days of the date such statements are required to be delivered to Agent pursuant to Section 5.3), Borrower shall, if such financial statements demonstrate that Borrower's Leverage Ratio was greater than or equal to 1.00:1.00 as of the end of such fiscal year, prepay the outstanding Obligations in an amount equal to the result of (x) the result of (1) 50% of the Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year minus (2) the amount of all voluntary prepayments of the Term Loan made during such fiscal year pursuant to Section 2.4(c)(i) minus
     (y) the amount of all prepayments  made during such fiscal year pursuant to
     Section 2.4(c)(v)(A); provided that solely for the fiscal year ended December 31, 2006, Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year shall be equal to the result of (I) Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year as demonstrated by Borrower's annual audited financial statements delivered for such fiscal year minus (II) Excess Cash Flow of Borrower and its Subsidiaries for the first two fiscal quarters of such fiscal year as demonstrated by Borrower's quarterly financial statements for such fiscal quarters.


     (d) Application of Payments.

          (i) Each prepayment pursuant to Section 2.4(c)(i) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid and applied against the remaining installments of principal of the Term Loan in the inverse order of their maturity.

          (ii) Each prepayment pursuant to Section 2.4(c)(ii), 2.4(c)(iii), 2.4(c)(iv), or 2.4(c)(v) above shall be without premium or penalty and shall be applied (A) so long as no Event of Default shall have occurred and be continuing, first, to the outstanding principal amount of the Term Loan until paid in full, second, to the outstanding principal amount of the Advances (with a corresponding permanent reduction in the Maximum Revolver Amount) until paid in full, and third, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Maximum Revolver Amount), and (B) if an Event of Default shall have occurred and be continuing, shall be applied in the manner set forth in Section 2.4(b)(ii). Each such prepayment of the Term Loan shall be applied against the remaining installments of principal of the Term Loan in the inverse order of maturity.

     2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or
Section 2.12 is greater than any of the  limitations set forth in Section 2.1 or
Section 2.12, as applicable (an "Overadvance"), Borrower immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in
Section 2.4(b). Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.

     2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.


     (a) Interest Rates. Except as provided in Section 2.6(c), all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, (ii) if the relevant Obligation is a Base Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin, and (iii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

     (b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 2.50% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

     (c) Default Rate. Upon the occurrence and during the continuation of an Event ofDefault (and at the election of Agent or the Required Lenders),

          (i) all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2.0 percentage points above the per annum rate otherwise applicable hereunder, and

          (ii) the Letter of Credit fee provided for in Section 2.6(b) shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

     (d) Payment. Except as provided to the contrary in Section 2.11 or Section 2.13(a), interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest and fees (when due and payable), all Lender Group Expenses (as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), all fees and costs provided for in
Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including the amounts due and payable with respect to the Term Loan and including any amounts due and payable to the Bank Product Providers in respect of Bank Products up to the amount of the Bank Product Reserve) to the Loan Account, which amounts thereafter shall constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans. Any interest not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans.

     (e) Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

     (f) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

     2.7 Cash Management.

     (a) Borrower shall and shall cause each of the other Loan Parties to (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its and its Subsidiaries' Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all of their Collections (including those sent directly by their Account Debtors to Borrower or one of the other Loan Parties) into one or more bank accounts (each, a "Cash Management Account") at one or more of the Cash Management Banks.

     (b) Each Cash Management Bank shall establish and maintain Control Agreements with Agent and Borrower. Each such Control Agreement shall provide, among other things, that (i) the Cash Management Bank will comply with any instructions originated by Agent directing the disposition of the funds in such Cash Management Account without further consent by Borrower or its Subsidiaries, as applicable, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment (including payments made by electronic fund transfer, including ACH Transactions), and (iii) upon the instruction of Agent, the Cash Management Bank will forward, by daily sweep, all amounts in the applicable Cash Management Account to the Agent's Account; provided, however, that Agent hereby agrees that no such instruction shall be given pursuant to clause (i) or clause
(ii) of this Section unless an Event of Default has occurred and is continuing.

     (c) So long as no Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the opening of such Cash Management Account, Borrower (or its Subsidiary, as applicable) and such prospective Cash Management Bank shall have executed and delivered to Agent a Control Agreement. Borrower (or its Subsidiaries, as applicable) shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Control Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

     (d) Each Cash Management Account shall be a cash collateral account subject to a Control Agreement.

     2.8 Crediting Payments. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Control Agreements with respect thereto or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time).

     2.9 Designated Account. Agent is authorized to make the Advances and the Term Loan, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Protective Advance, or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.

     2.10 Maintenance of Loan Account; Statements of Obligations. Agent shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with the Term Loan, all Advances (including Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrower or for Borrower's account, including all amounts received in the Agent's Account from any Cash Management Bank. Agent shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Group Expenses owing, and such statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender Group unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Agent written objection thereto describing the error or errors contained in any such statements.

     2.11 Fees. Borrower shall pay to Agent, as and when due and payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

     2.12 Letters of Credit.

     (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be made in writing by an Authorized Person and delivered to the Issuing Lender and Agent via hand delivery, telefacsimile, or other electronic method of transmission reasonably in advance of the requested date of issuance, amendment, renewal, or extension. Each such request shall be in form and substance satisfactory to the Issuing Lender in its Permitted Discretion and shall specify (i) the amount of such Letter of Credit, (ii) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (iii) the expiration date of such Letter of Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the Underlying Letter of Credit, as applicable), and (v) such other information (including, in the case of an amendment, renewal, or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if after giving effect to the issuance of such requested Letter of Credit, the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances less the Bank Product Reserve, and less the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

     Borrower and the Lender Group acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit, if applicable) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance, and no Default or Event of Default shall arise from such discharge of Borrower's reimbursement obligation. Promptly following receipt by Agent of any payment from Borrower pursuant to this paragraph, Agent shall distribute such payment to the Issuing Lender or, to the extent that Lenders have made payments pursuant to
Section 2.12(b) to reimburse the Issuing Lender, then to such Lenders and the Issuing Lender as their interests may appear.


     (b) Promptly following receipt of a notice of L/C Disbursement  pursuant to
Section 2.12(a), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrower had requested such Advance and Agent shall promptly pay to Issuing Lender the amounts so received by it from the Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with Revolver Commitments, the Issuing Lender shall be deemed to have granted to each Lender with a Revolver Commitment, and each Lender with a Revolver Commitment shall be deemed to have purchased, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Lender agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender with a Revolver Commitment hereby absolutely and unconditionally agrees to pay to Agent, for the account of the Issuing Lender, such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrower on the date due as provided in Section 2.12(a), or of any reimbursement payment required to be refunded to Borrower for any reason. Each Lender with a Revolver Commitment acknowledges and agrees that its obligation to deliver to Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share of each L/C Disbursement made by the Issuing Lender pursuant to this Section 2.12(b) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in
Section 3. If any such Lender fails to make available to Agent the amount of such Lender's Pro Rata Share of each L/C Disbursement made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

     (c) Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross negligence or willful misconduct of the Issuing Lender or any other member of the Lender Group. Borrower hereby acknowledges and agrees that neither the Lender Group nor the Issuing Lender shall be responsible for delays, errors, or omissions resulting from the malfunction of equipment in connection with any Letter of Credit.

     (d) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

     (e) Any and all issuance charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Group Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Agent for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

     (f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the
Underlying Issuer or the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

          (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

          (ii) there shall be imposed on the Underlying Issuer or the Lender Group any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto, and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender Group, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay on demand such amounts as Agent may specify to be necessary to compensate the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

     2.13 LIBOR Option.

     (a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances or the Term Loan be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (provided, however, that, subject to the following clauses (ii) and (iii), in the case of any Interest Period greater than 3 months in duration, interest shall be payable at 3 month intervals after the commencement of the applicable Interest Period and on the last day of such Interest Period), (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or
(iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances or the Term Loan bear interest at a rate based upon the LIBOR Rate and Agent shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

     (b) LIBOR Election.

          (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances or the Term Loan and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (California time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.

          (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense incurred by Agent or any Lender as a result of (A) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default),
     (B) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert, or continue, for the period that would have been the Interest Period therefor), minus (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Borrower setting forth any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section 2.13 shall be conclusive absent manifest error.

          (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

     (c) Conversion. Borrower may convert LIBOR Rate Loans to Base Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Agent of proceeds of Borrower's and its Subsidiaries' Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.13 (b)(ii) above.

     (d) Special Provisions Applicable to LIBOR Rate.

          (i) The LIBOR Rate may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs to such Lender of maintaining or obtaining any eurodollar deposits or increased costs, in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at the LIBOR Rate. In any such event, the affected Lender shall give Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrower may, by notice to such affected Lender (y) require such Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under Section 2.13(b)(ii)).

          (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain LIBOR Rate Loans or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, such Lender shall give notice of such changed circumstances to Agent and Borrower and Agent promptly shall transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding, the date specified in such Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until such Lender determines that it would no longer be unlawful or impractical to do so.

     (e) No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if each Lender or its Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

     2.14 Capital Requirements. If, after the date hereof, any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request, or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which such Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender may notify Borrower and Agent thereof. Following receipt of such notice, Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

     3.1 Conditions Precedent to the Initial Extension of Credit. The obligation of each Lender to make its initial extension of credit provided for hereunder, is subject to the fulfillment, to the satisfaction of Agent and each Lender of each of the conditions precedent set forth on Schedule 3.1 (the making of such initial extension of credit by a Lender being conclusively deemed to be its satisfaction or waiver of the conditions precedent ).

     3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

     (a) the representations and warranties of Borrower contained in this Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

     (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

     (c) no injunction, writ, restraining order, or other order of any nature restricting or prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Agent, or any Lender; and

     (d) no Material Adverse Change shall have occurred since March 31, 2006.

     3.3 Conditions Subsequent. The obligation of the Lender Group (or any member thereof) to continue to make Advances (or to cause to be issued any Letters of Credit or to otherwise extend credit hereunder) is subject to the fulfillment, to the satisfaction of the Agent and each Lender, or waiver thereof in writing, on or before the date applicable thereto, of each of the following conditions subsequent (the failure by Borrowers to so perform or cause to be performed constituting an Event of Default):

     (a) Within 5 days of the Closing Date, Agent shall have received additional insured and loss payable endorsements, in form and substance reasonably satisfactory to Agent, relating to the insurance coverage required by Section 5.8.

     (b) Within 5 days of the Closing Date, Agent shall have received (i) an original re-issued stock certificate representing all of the Stock of Pre-Paid Legal Access, Inc., an Oklahoma corporation, accompanied by an undated stock power executed in blank (all in form and substance reasonably satisfactory to Agent (including with respect to the legend on the back of such stock certificate)), and (ii) an original undated stock power executed in blank for the stock certificate representing all of the Stock of PPL Agency, Inc., an Oklahoma corporation, in form and substance satisfactory to Agent. 3.4 Term. This Agreement shall continue in full force and effect for a term ending on June 23, 2011 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.4 Term. This Agreement shall continue in full force and effect for a term ending on June 23, 2011 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

     3.5 Effect of Termination. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to outstanding Letters of Credit and including all Bank Product Obligations) immediately shall become due and payable without notice or demand (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations). No termination of this Agreement, however, shall relieve or discharge the Loan Parties of their duties, Obligations, or covenants hereunder or under any other Loan Document and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been paid in full and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been paid in full and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Borrower's sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

     3.6 Early Termination by Borrower. Borrower has the option, at any time upon 10 days prior written notice to Agent, to terminate this Agreement and terminate the Commitments hereunder by paying to Agent, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Borrower shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 105% of the Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender, and (b) providing cash collateral (in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure) to be held by Agent for the benefit of the Bank Product Providers with respect to the Bank Product Obligations), in full, on the date set forth as the date of termination of this Agreement in such notice.

4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:


     4.1 No Encumbrances. Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their Real Property, in each case, free and clear of Liens except for Permitted Liens.

     4.2 [Intentionally Omitted].

     4.3 [Intentionally Omitted].

     4.4 Equipment. Each material item of Equipment of Borrower and its Subsidiaries is used or held for use in their business and is in good working order, ordinary wear and tear and damage by casualty excepted.

     4.5 Location of Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair) of Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or in-transit between, the locations identified on Schedule 4.5 (as such Schedule may be updated pursuant to Section 5.9).

     4.6  Inventory  Records.   Borrower  keeps  correct  and  accurate  records
itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

     4.7 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims.

     (a) The name of (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of Borrower and each of its Subsidiaries is set forth on Schedule 4.7(a) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

     (b) The chief executive office of Borrower and each of its Subsidiaries is located at the address indicated on Schedule 4.7(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.9).

     (c) Borrower's and each of its Subsidiaries' tax identification numbers and organizational identification numbers, if any, are identified on Schedule 4.7(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 6.5).

     (d) As of the Closing Date, Borrower and its Subsidiaries do not hold any commercial tort claims, except as set forth on Schedule 4.7(d).

     4.8 Due Organization and Qualification; Subsidiaries.

     (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to result in a Material Adverse Change.

     (b) Set forth on Schedule 4.8(b) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Closing Date, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
Schedule 4.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

     (c) Set forth on Schedule 4.8(c) (as such Schedule may be updated from time to time to reflect changes permitted to be made under Section 5.16), is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization, (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

     (d) Except as set forth on Schedule 4.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither Borrower nor any of its
Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

     4.9 Due Authorization; No Conflict.

     (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of Borrower.

     (b) The execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of Borrower,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) require any approval of Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of Borrower, other than consents or approvals that have been obtained and that are still in force and effect.

     (c) Other than the filing of financing statements, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, and post-Closing Date filings as may be required under the Exchange Act, the execution, delivery, and performance by Borrower of this Agreement and the other Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

     (d) This Agreement and the other Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     (e) The Agent's Liens are validly created, perfected (other than (i) in respect of motor vehicles and (ii) any Deposit Accounts and Securities Accounts not subject to a Control Agreement as permitted by Section 6.12, and subject only to the filing of financing statements), and first priority Liens, subject only to Permitted Liens.

     (f) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

     (g) The execution, delivery, and performance by each Guarantor of the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor,
(iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (iv) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

     (h) Other than the filing of financing statements, the recordation of the Mortgage, and other filings or actions necessary to perfect Liens granted to Agent in the Collateral, the execution, delivery, and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than consents or approvals that have been obtained and that are still in force and effect.

     (i) The Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be the legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     4.10 Litigation. Other than those matters disclosed on Schedule 4.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, that (a) if adversely determined, could reasonably be expected to result in a Material Adverse Change, or (b) relates to this Agreement or any other Loan Document or any transaction contemplated hereby or thereby.

     4.11 No Material Adverse Change. All financial statements relating to Borrower and its Subsidiaries that have been delivered by Borrower to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's and its Subsidiaries' financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower and its Subsidiaries since March 31, 2006.

     4.12 Fraudulent Transfer.

     (a) Each of Borrower and each of its Subsidiaries is Solvent.

     (b) No transfer of property is being made by Borrower or its Subsidiaries and no obligation is being incurred by Borrower or its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or its Subsidiaries.

     4.13 Employee Benefits. Neither Borrower, nor any of its Subsidiaries, nor any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

     4.14 Environmental Condition. Except as set forth on Schedule 4.14, (a) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been used by Borrower, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such use, production, storage, handling, treatment, release or transport was in violation, in any material respect, of any applicable Environmental Law, (b) to Borrower's knowledge, none of Borrower's or its Subsidiaries' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) neither Borrower nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or its Subsidiaries, and (d) neither Borrower nor its Subsidiaries has received a summons, citation, notice, or directive from the United States Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

     4.15 Intellectual Property. Borrower and its Subsidiaries own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted, and attached hereto as Schedule 4.15 (as updated from time to time) is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or one of its Subsidiaries is the owner or is an exclusive licensee; provided, however, that Borrower may amend Schedule 4.15 to add additional property so long as such amendment occurs by written notice to Agent not less than 10 days before the date on which Borrower or any Subsidiary of Borrower acquires any such property after the Closing Date.

     4.16 Leases. Borrower and its Subsidiaries enjoy peaceful and undisturbed possession under all leases material to their business and to which they are parties or under which they are operating, and all of such material leases are valid and subsisting and no material default by Borrower or its Subsidiaries exists under any of them.

     4.17 Deposit Accounts and Securities Accounts. Set forth on Schedule 4.17 is a listing of all of the Loan Parties' Deposit Accounts and Securities Accounts, including, with respect to each bank or securities intermediary (a) the name and address of such Person, and (b) the account numbers of the Deposit Accounts or Securities Accounts maintained with such Person.

     4.18 Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or its Subsidiaries in writing to Agent or any Lender will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections represent, and as of the date on which any other Projections are delivered to Agent, such additional Projections represent Borrower's good faith estimate of its and its Subsidiaries future performance for the periods covered thereby based upon assumptions believed by Borrower to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies, many of which are beyond the control of Borrower and its Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

     4.19 Indebtedness. Set forth on Schedule 4.19 is a true and complete list of all Indebtedness of Borrower and its Subsidiaries (other than Indebtedness permitted by Section 6.1 (other than clause (b) thereof)) outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness and the principal terms thereof.

5. AFFIRMATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower shall and shall cause each of its Subsidiaries to do all of the following:


     5.1 Accounting System. Maintain a system of accounting that enables Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent.

     5.2 Collateral Reporting. Provide Agent (and if so requested by Agent, with copies for each Lender) with each of the reports set forth on Schedule 5.2 at the times specified therein.

     5.3 Financial Statements, Reports, Certificates. Deliver to Agent, with sufficient copies for each Lender, each of the financial statements, reports, or other items set forth on Schedule 5.3 at the times specified therein. In addition, Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower.

     5.4 Guarantor Reports. Cause each Guarantor to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Agent, but only to the extent such Guarantor's financial statements are not consolidated with Borrower's financial statements.

     5.5 Inspection. Permit Agent, each Lender, and each of their duly authorized representatives or agents to visit any of its properties and inspect any of its assets or books and records, to examine and make copies of its books and records, and to discuss its affairs, finances, and accounts with, and to be advised as to the same by, its officers and employees at such reasonable times and intervals as Agent or any such Lender may designate and, so long as no Default or Event of Default exists, with reasonable prior notice to Borrower.

     5.6 Maintenance of Properties. Maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear, tear, and casualty excepted (and except where the failure to do so could not be expected to result in a Material Adverse Change), and comply at all times with the provisions of all material leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

     5.7 Taxes. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower, its Subsidiaries, or any of their respective assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower will and will cause its Subsidiaries to make timely payment or deposit of all tax payments and withholding taxes required of it and them by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that Borrower and its Subsidiaries have made such payments or deposits.

     5.8 Insurance.

     (a) At Borrower's expense, maintain insurance respecting its and its Subsidiaries' assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. Borrower shall deliver copies of all such policies (other than the policies respecting the Headquarters and the Aircraft) to Agent with an endorsement naming Agent as the sole loss payee (under a satisfactory lender's loss payable endorsement) or additional insured, as appropriate. Each policy of insurance (other than the policies respecting the Headquarters and the Aircraft) or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

     (b) Borrower shall give Agent prompt notice of any loss exceeding $500,000 covered by such policies of insurance (other than the policies respecting the Headquarters and the Aircraft). So long as no Event of Default has occurred and is continuing, Borrower shall have the exclusive right to adjust any losses payable under any such insurance policies which are less than $1,000,000. Following the occurrence and during the continuation of an Event of Default, or in the case of any losses payable under such insurance exceeding $1,000,000, Agent shall have the exclusive right to adjust any losses payable under any such insurance policies, without, except in the case of gross negligence or willful misconduct by Agent, any liability to Borrower whatsoever in respect of such adjustments.

     5.9 Location of Inventory and Equipment. Keep Borrower's and its Subsidiaries' Inventory and Equipment (other than vehicles and Equipment out for repair) only at the locations identified on Schedule 4.5 and their chief executive offices only at the locations identified on Schedule 4.7(b); provided, however, that Borrower may amend Schedule 4.5 or Schedule 4.7 so long as such amendment occurs by written notice to Agent not less than 30 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated, so long as such new location is within the continental United States.

     5.10 Compliance with Laws. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

     5.11 Leases. Pay when due all rents and other amounts payable under any material leases to which Borrower or any of its Subsidiaries is a party or by which Borrower's or any such Subsidiaries' properties and assets are bound, unless such payments are the subject of a Permitted Protest.

     5.12 Existence. At all times preserve and keep in full force and effect Borrower's and its Subsidiaries, valid existence and good standing and, except as could not reasonably be expected to result in a Material Adverse Change, any rights, franchises, permits, licenses, accreditations, authorizations, or other approvals material to their businesses.

     5.13 Environmental. (a) Keep any property either owned or operated by Borrower or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material in any reportable quantity from or onto property owned or operated by Borrower or its Subsidiaries and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt thereof, provide Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or its Subsidiaries, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or its Subsidiaries, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

     5.14 Disclosure Updates. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, notify Agent if any written information, exhibit, or report furnished to the Lender Group contained, at the time it was furnished, any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The foregoing to the contrary notwithstanding, any notification pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue statement of a material fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

     5.15 Control Agreements. Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso contained in Section 6.12) all of the Loan Parties' Securities Accounts, Deposit Accounts, electronic chattel paper, investment property, and letter-of-credit rights.

     5.16 Formation of Subsidiaries. At the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Closing Date, in each case which is not a Regulated Subsidiary, Borrower or such Guarantor shall (a) cause such new Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement, together with such other security documents (including mortgages with respect to any Real Property of such new Subsidiary), as well as appropriate financing statements (and with respect to all property subject to a mortgage, fixture filings), all in form and substance satisfactory to Agent (including being sufficient to grant Agent a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Agent a pledge agreement and appropriate certificates and powers or financing statements, hypothecating all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Agent, and (c) provide to Agent all other documentation, including one or more opinions of counsel satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above (including policies of title insurance or other documentation with respect to all property subject to a mortgage). Any document, agreement, or instrument executed or issued pursuant to this Section 5.16 shall be a Loan Document.

     5.17 Further Assurances. At any time upon the request of Agent, Borrower shall execute or deliver to Agent, and shall cause the other Loan Parties to execute or deliver to Agent, any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, mortgages, deeds of trust, opinions of counsel, and all other documents (collectively, the "Additional Documents") that Agent may request in form and substance reasonably satisfactory to Agent, to create, perfect, and continue perfected or to better perfect the Agent's Liens in all of the properties and assets of the Loan Parties (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), to create and perfect Liens in favor of Agent in any Real Property acquired by the Loan Parties after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Agent to execute any such Additional Documents in any Loan Party's name, as applicable, and authorizes Agent to file such executed Additional Documents in any appropriate filing office.

     5.18 Canadian Subsidiary. At any time upon the request of Agent, Borrower shall cause the Canadian Subsidiary to execute or deliver to Agent within 20 days of Agent's request (i) a guaranty, which guaranty shall be in form and substance reasonably satisfactory to Agent (including being governed by the laws of the jurisdiction of organization of the Canadian Subsidiary), and (ii) a security agreement, which security agreement shall be in form and substance reasonably satisfactory to Agent (including being governed by the laws of the jurisdiction of organization of the Canadian Subsidiary), and (iii) all other documentation, including one or more opinions of counsel reasonably satisfactory to Agent, that is, in the opinion of Agent, appropriate with respect to the execution and delivery of such guaranty and security agreement.

     5.19 Surplus Requirements. Cause the Regulated Subsidiaries to comply with any surplus requirement applicable to them under applicable law or regulation.


     5.20 Regulation U Compliance. By action of its board of directors either before or as soon as practicable after any purchases of shares of Borrower's Stock, cause any and all such shares to be cancelled and retired to the status of authorized but unissued Stock of Borrower.


6. NEGATIVE COVENANTS.

Borrower covenants and agrees that, until termination of all of the Commitments and payment in full of the Obligations, Borrower will not and will not permit any of its Subsidiaries to do any of the following:


     6.1 Indebtedness. Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

     (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit,

     (b)   Indebtedness   set  forth  on  Schedule  4.19  and  any   Refinancing
Indebtedness in respect of such Indebtedness,

     (c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness,

     (d) endorsement of instruments or other payment items for deposit, and

     (e) Indebtedness composing Permitted Investments.

     6.2 Liens. Create, incur, assume, or suffer to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens.

     6.3 Restrictions on Fundamental Changes.

     (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock; provided that (i) Borrower may effect a reverse split or a reverse/forward split of its common Stock, and (ii) (A) any Loan Party may merge with and into any other Loan Party so long (v) no Default or Event of Default shall have occurred or be continuing either before or after giving effect to such merger, (w) no other provision of this Agreement would be violated thereby, (x) Borrower gives Agent at least 15 days prior written notice of such merger, (y) the Lender Group's rights in all or any portion of the Collateral, including without limitation, the existence, perfection, and priority of any Lien thereon, are not adversely affected by such merger, and (z) in the case of a merger involving the Borrower, the Borrower is the continuing or surviving Person, and (B) any Subsidiary of a Loan Party that is not a Loan Party may merge with and into any other Subsidiary of a Loan Party that is not a Loan Party so long (x) no Default or Event of Default shall have occurred or be continuing either before or after giving effect to such merger, (y) the regulated status, if any, of the continuing or surviving Person is not adversely affected by such merger, and (z) in the case of a merger involving a Top Tier Regulated Subsidiary, the Top Tier Regulated Subsidiary is the continuing or surviving Person.

     (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or

     (c) Suspend or go out of a substantial portion of its or their business; provided that the Loan Parties may suspend or go out of a portion of their business so long as the revenues from such business for the 12 month period ending on the last day of the most recent fiscal quarter (together with the revenues from any other business suspended, terminated, or discontinued since the Closing Date for the 12 month period ending on the last day of the fiscal quarter immediately preceding such suspension, termination, or discontinuation) represent less than 5% of Borrower's consolidated revenues for such 12 month period.

     6.4 Disposal of Assets. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of (or enter into an agreement to convey, sell, lease, license, assign, transfer, or otherwise dispose of) any of Borrower's or its Subsidiaries assets.

     6.5 Change Name. Change any Loan Party's name, organizational identification number, state of organization or organizational identity; provided, however, that any Loan Party may change its name upon at least 30 days prior written notice to Agent of such change and so long as, at the time of such written notification, such Loan Party provides any financing statements necessary to perfect and continue perfected the Agent's Liens.

     6.6 Nature of Business. Make any change in the nature of its or their business as described in Schedule 6.6 or acquire any properties or assets that are not reasonably related to the conduct of such business activities.

     6.7 Prepayments and Amendments. Except in connection with Refinancing Indebtedness permitted by Section 6.1,

     (a) optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries, other than the Obligations in accordance with this Agreement,

     (b) make any payment on account of Indebtedness that has been contractually subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

     (c) directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Section 6.1(b).

     6.8 Change of Control. Cause, permit, or suffer, directly or indirectly, any Change of Control.


     6.9 Consignments. Consign any of its or their Inventory or sell any of its or their Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     6.10 Distributions. Make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided that so long as (a) no Default or Event of Default exists at the time of such purchase or payment or would result therefrom, and (b) the sum of Excess Availability plus Qualified Cash is greater than or equal to $10,000,000 both before and after giving effect to such purchase or payment, Borrower may purchase its Stock or pay dividends on its common Stock, in each case (i) using the proceeds of the Term Loan in an aggregate amount not to exceed $58,758,466.40, or (ii) during the fiscal quarter immediately following either (A) a fiscal quarter for which an Excess Cash Flow Certificate is delivered, or (B) a fiscal year for which an Excess Cash Flow Certificate is delivered (the "Prior Fiscal Period"), using cash from operations in an amount not to exceed the amount of the Excess Cash Flow Surplus for the Prior Fiscal Period; provided further that, with respect to any such purchase by Borrower of its Stock (x) Borrower and its agents and representatives comply with all laws, rules, regulations and requirements applicable thereto, including, without limitation, all federal and state securities laws and all rules and regulations promulgated thereunder, the corporate laws of the State of Oklahoma and all requirements of all regulatory agencies and authorities having jurisdiction over the Borrower and it agents and representatives, including the New York Stock Exchange and the National Association of Securities Dealers, (y) such purchase does not and will not trigger any right of first refusal, preemptive right or similar right of any Person or result in the Borrower or any of its Affiliates having any liability thereunder, and (z) such purchase does not and will not violate or result in any breach of any charter document of Borrower or result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any right of termination, amendment, acceleration, suspension, revocation or cancellation of, any material note, bond, mortgage or indenture, contract, agreement, lease, license, permit or other material instrument or arrangement to which Borrower or any of its Affiliates is a party or by which any of them is bound.

     6.11 Accounting Methods. Modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or its Subsidiaries' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding Borrower's and its Subsidiaries' financial condition.

     6.12 Investments. Except for Permitted Investments, directly or indirectly, make or acquire any Investment or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and the other Loan Parties shall not have Permitted Investments in Deposit Accounts or Securities Accounts in an aggregate amount in excess of $250,000 at any one time unless Borrower or the other Loan Party, as applicable, and the applicable securities intermediary or bank have entered into Control Agreements governing such Permitted Investments in order to perfect (and further establish) the Agent's Liens in such Permitted Investments to the extent that they exceed $250,000 in the aggregate. Subject to the foregoing proviso, Borrower shall not and shall not permit the other Loan Parties to establish or maintain any Deposit Account or Securities Account unless Agent shall have received a Control Agreement in respect of such Deposit Account or Securities Account.

     6.13 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:

     (a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Agent if they involve one or more payments by Borrower or its Subsidiaries in excess of $100,000 for any single transaction or series of transactions, and (iii) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate; provided that anything to the contrary in the foregoing notwithstanding, (A) Borrower's Subsidiaries may pay management fees to Borrower consistent with past practices so long as the payment of such management fees has been, to the extent required, approved by any applicable Governmental Authority, and (B) Borrower and its Subsidiaries may enter into or permit to exist any transaction between Borrower, on the one hand, and any of Borrower's Subsidiaries, on the other hand, if such transaction is otherwise expressly permitted by the Loan Documents;

     (b) the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, employees, officers, or directors of Borrower or its Subsidiaries in the ordinary course of business.

     6.14 Use of Proceeds. Use the proceeds of the Advances and the Term Loan for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses owing to Existing Lenders under the Existing Loan Agreements, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     6.15 Inventory and Equipment with Bailees. Store the Inventory or Equipment of Borrower or its Subsidiaries at any time now or hereafter with a bailee, warehouseman, or similar party.

     6.16 Financial Covenants.

     (a)  Minimum  EBITDA.  Fail  to  achieve  EBITDA,   measured  on  a  fiscal
quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

----------------------------------------------- ----------------------------------------------------------------------
|              Applicable Amount               |                            Applicable Period                        |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                 $60,000,000                  |                         For the 9 month period                      |
|                                              |                        ending September 30, 2006                    |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
                 $80,000,000                   |                    For each 12 month period ending                  |
                                               |           on the last day of each fiscal quarter thereafter         |
----------------------------------------------- ----------------------------------------------------------------------

     (b) Minimum Subset EBITDA. Fail to achieve Subset EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|             Applicable Amount                |                           Applicable Period                         |
|                                              |                                                                     |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                 $55,000,000                  |                        For the 9 month period                       |
|                                              |                      ending September 30, 2006                      |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                 $75,000,000                  |                     For each 12 month period ending                 |
|                                              |            on the last day of each fiscal quarter thereafter        |
----------------------------------------------- ----------------------------------------------------------------------

     (c) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|               Applicable Ratio               |                            Applicable Period                        |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                   1.1:1.0                    |                         For the 9 month period                      |
|                                              |                        ending September 30, 2006                    |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                   1.1:1.0                    |                     For each 12 month period ending                 |
|                                              |            on the last day of each fiscal quarter thereafter        |
----------------------------------------------- ----------------------------------------------------------------------

     (d) Minimum Number of Members. Fail to have at least 1,300,000 Members as of the last day of any fiscal month.


     (e) Leverage Ratio. Have a Leverage Ratio, measured on a fiscal quarter-end basis, more than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|               Applicable Ratio               |                             Applicable Date                         |
----------------------------------------------- ----------------------------------------------------------------------
|                                              |                                                                     |
|                   1.5:1.0                    |                         For the 12 month period                     |
|                                              |  ending September 30, 2006 and for each 12 month period ending      |
|                                              |         on the last day of each fiscal quarter thereafter           |
----------------------------------------------- ----------------------------------------------------------------------

     (f) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of $10,000,000.

7. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:


     7.1 If Borrower fails to pay when due and payable, or when declared due and payable, (a) all or any portion of the Obligations consisting of interest, fees, or charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts (other than any portion thereof constituting principal) constituting Obligations (including any portion thereof that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and such failure continues for a period of 3 Business Days, or (b) all or any portion of the principal of the Obligations;

     7.2 If Borrower or any of its Subsidiaries:

     (a) fails to perform or observe any covenant or other agreement contained in any of Sections 2.7, 5.4, 5.5, 5.8, 5.12, 5.14, 5.16, 5.17 and 6.1 through
6.16 of this Agreement or Section 6 of the Security Agreement;

     (b) fails to perform or observe any covenant or other agreement contained in any of Sections 5.2 and 5.3 of this Agreement and such failure continues for a period of 5 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Agent;

     (c) fails to perform or observe any covenant or other agreement contained in any of Sections 5.6, 5.7, 5.9, 5.10, 5.11 and 5.15 of this Agreement and such failure continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Agent; or

     (d) fails to perform or observe any covenant or other agreement contained in this Agreement, or in any of the other Loan Documents, in each case, other than any such covenant or agreement that is the subject of another provision of this Section 7 (in which event such other provision of this Section 7 shall govern), and such failure continues for a period of 20 days after the earlier of
(i) the date on which such failure shall first become known to any officer of Borrower or (ii) written notice thereof is given to Borrower by Agent;

     7.3 If any material portion of Borrower's or any of its Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by Borrower or the applicable Subsidiary;

     7.4 If an Insolvency Proceeding is commenced by Borrower or any of its Subsidiaries;

     7.5 If an Insolvency Proceeding is commenced against Borrower or any of its Subsidiaries and any of the following events occur: (a) Borrower or such Subsidiary consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any of its Subsidiaries, or (e) an order for relief shall have been issued or entered therein;

     7.6 If Borrower or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     7.7 (a) If one or more judgments, orders, or awards (other than the Booth Verdict) involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against Borrower or any of its Subsidiaries or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or the applicable Subsidiary; or (b) if the Booth Verdict shall be entered or filed against Borrower or Harland C. Stonecipher as a final, appealable judgment, and the same is not released, discharged, bonded against, or stayed pending appeal before 30 days after such entry or file date;

     7.8 If there is a default in one or more agreements to which Borrower or any of its Subsidiaries is a party with one or more third Persons relative to Borrower's or any of its Subsidiaries' Indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third
Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or the applicable Subsidiary's obligations thereunder;

     7.9 If any warranty, representation, statement, or Record made herein or in any other Loan Document or delivered to Agent or any Lender in connection with this Agreement or any other Loan Document proves to be untrue in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

     7.10 If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, or any such Guarantor becomes the subject of an Insolvency Proceeding;

     7.11 If the Security Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby, except as a result of a disposition of the applicable Collateral in a transaction permitted under this Agreement;

     7.12 Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower or its Subsidiaries, or a proceeding shall be commenced by Borrower or its Subsidiaries, or by any Governmental Authority having jurisdiction over Borrower or its Subsidiaries, seeking to establish the invalidity or unenforceability thereof, or Borrower or its Subsidiaries shall deny that Borrower or its Subsidiaries has any liability or obligation purported to be created under any Loan Document; or

     7.13 Harland C. Stonecipher shall ever cease to hold the title of Chairman and Chief Executive Officer or comparable title or position of Borrower for a period of 120 consecutive days, unless replaced prior to that date with a person approved by the Agent (which approval shall not be unreasonably withheld or delayed).


8. THE LENDER GROUP'S RIGHTS AND REMEDIES.

     8.1 Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group):

     (a) Declare all or any portion of the Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

     (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and the Lender Group;

     (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations; and

     (d) The Lender Group shall have all other rights and remedies available at law or in equity or pursuant to any other Loan Document.

     The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 7.4 or Section 7.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Borrower.

     8.2 Remedies Cumulative. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

9. TAXES AND EXPENSES.

If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves against the Maximum Revolver Amount as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 5.8 hereof, obtain and maintain insurance policies of the type described in Section 5.8 and take any action with respect to such policies as Agent deems prudent. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.


10. WAIVERS; INDEMNIFICATION.

     10.1 Demand; Protest; etc. Borrower waives demand, protest, notice of protest, notice of default (except as otherwise required to be given hereunder) or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Borrower may in any way be liable.

     10.2 The Lender Group's Liability for Collateral. Borrower hereby agrees that: (a) so long as Agent complies with its obligations, if any, under the Code, the Lender Group shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     10.3 Indemnification. Borrower shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons, and each Participant (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, costs, penalties, and damages, and all reasonable fees and disbursements of attorneys, experts, or consultants and all other costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration (including any restructuring or workout with respect hereto) of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby or the monitoring of Borrower's and its Subsidiaries' compliance with the terms of the Loan Documents, (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto, and (c) in connection with or arising out of any presence or release of Hazardous Materials at, on, under, to or from any assets or properties owned, leased or operated by Borrower or any of its Subsidiaries or any Environmental Actions, Environmental Liabilities and Costs or Remedial Actions related in any way to any such assets or properties of Borrower or any of its Subsidiaries (each and all of the foregoing, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section 10.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

11. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by Borrower or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Borrower or Agent, as the case may be, at its address set forth below:



       If to Borrower:             PRE-PAID LEGAL SERVICES, INC.
                                   One Pre-Paid Way
                                   Ada, OK  74821
                                   Attention:  Steve Williamson, Chief Financial
                                   Officer
                                   Fax No.:  580-436-7410

       with copies to:             CROWE & DUNLEVY
                                   1800 Mid-America Tower
                                   20 N. Broadway
                                   Oklahoma City, OK
                                   Attention:  Michael M. Stewart, Esq.
                                   Fax No.:  405-272-5238

       If to Agent:                WELLS FARGO FOOTHILL, INC.
                                   2450 Colorado Avenue Suite 3000 West
                                   Santa Monica, California  90404
                                   Attention:  Business Finance Division Manager
                                   Fax No.:  310-453-7413

       with copies to:             PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                   515 South Flower Street
                                   Los Angeles, CA  90071
                                   Attention: John Francis Hilson, Esq.
                                   Fax No.:  213-996-3300

Agent and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 11, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.


12. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 12(b).

     (c) BORROWER AND EACH MEMBER OF THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND EACH MEMBER OF THE LENDER
GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

     13.1 Assignments and Participations.

     (a) Any Lender may assign and delegate to one or more assignees (each an "Assignee") that are Eligible Transferees all or any portion of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by the Agent) of $5,000,000 (except such minimum amount shall not apply to (x) an assignment or delegation by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new Lenders, each of whom is an Affiliate of each other or a fund or account managed by any such new Lender or an Affiliate of such new Lender to the extent that the aggregate amount to be assigned to all such new Lenders is at least $5,000,000); provided, however, that Borrower and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Borrower and Agent an Assignment and Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with Section 13.1(b), and (iii) unless waived by the Agent, the assigning Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $3,500. Anything contained herein to the contrary notwithstanding, the payment of any fees shall not be required and the Assignee need not be an Eligible Transferee if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the assigning Lender.

     (b) From and after the date that Agent notifies the assigning Lender (with a copy to Borrower) that it has received an executed Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assigning Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 10.3 hereof) and be released from any future obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall effect a novation among Borrower, the assigning Lender, and the Assignee; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of this Agreement, including such assigning Lender's obligations under Section 15 and Section 16.7(a) of this Agreement.

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto,
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto, (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance,
(iv) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (v) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (vi) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) Immediately upon Agent's receipt of the required processing fee, if applicable, and delivery of notice to the assigning Lender pursuant to Section 13.1(b), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

     (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons (a "Participant") participating interests in all or any portion of its Obligations, its Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or substantially all of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums, and (v) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation, except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Borrower, the Collections of Borrower or its Subsidiaries, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves.

     (f) In connection with any such assignment or participation or proposed assignment or participation, a Lender may, subject to the provisions of Section 16.7, disclose all documents and information which it now or hereafter may have relating to Borrower and its Subsidiaries and their respective businesses.

     (g) Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss.203.24, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

     13.2 Successors. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release Borrower from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder to an Eligible Transferee pursuant to Section 13.1 hereof and, except as expressly required pursuant to Section 13.1 hereof, no consent or approval by Borrower is required in connection with any such assignment.

14. AMENDMENTS; WAIVERS.

     14.1 Amendments and Waivers. No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter), and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Borrower and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders directly affected thereby and Borrower, do any of the following:

     (a) increase or extend any Commitment of any Lender,

     (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

     (c) reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

     (d) change the Pro Rata Share that is required to take any action hereunder,

     (e) amend or modify this Section or any provision of this Agreement providing for consent or other action by all Lenders,

     (f) other than as permitted by Section 15.12, release Agent's Lien in and to any of the Collateral,

     (g) change the definition of "Required Lenders" or "Pro Rata Share",

     (h) contractually subordinate any of the Agent's Liens,

     (i) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower or any Guarantor from any obligation for the payment of money,

     (j) amend any of the provisions of Section 2.4(b)(i) or (ii),

     (k) change the definition of "Maximum Revolver Amount" or "Term Loan Amount", or change Section 2.1(b),

     (l) change the definition of "Bank Product Reserve",

     (m) amend any of the provisions of Section 2.3(d), or

     (n) amend any of the provisions of Section 15.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Lender, or Swing Lender, as applicable, affect the rights or duties of Agent, Issuing Lender, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Borrower, shall not require consent by or the agreement of Borrower.

14.2 Replacement of Holdout Lender.

     (a) If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and one or more Lenders (each, a "Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to any Holdout Lender, may permanently replace such Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and such Holdout Lender shall have no right to refuse to be replaced hereunder. Such notice to replace a Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

     (b) Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 13.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

     14.3 No Waivers; Cumulative Remedies. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrower of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15. AGENT; THE LENDER GROUP.

     15.1 Appointment and Authorization of Agent. Each Lender hereby designates and appoints WFF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to execute and deliver each of the other Loan Documents on its behalf and to take such other action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 15. The provisions of this Section 15 (other than the proviso to Section 15.11(a)) are solely for the benefit of Agent, and the Lenders, and Borrower and its Subsidiaries shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections of Borrower and its Subsidiaries as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management arrangements as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections of Borrower and its Subsidiaries, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Borrower, the Obligations, the Collateral, the Collections of Borrower and its Subsidiaries, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

     15.2 Delegation of Duties. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

     15.3 Liability of Agent. None of the Agent-Related Persons shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower or any Subsidiary or Affiliate of Borrower, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of Borrower or the books or records or properties of any of Borrower's Subsidiaries or Affiliates.

     15.4 Reliance by Agent. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telefacsimile or other electronic method of transmission, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the requisite Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

     15.5 Notice of Default or Event of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 15.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 8; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

     15.6 Credit Decision. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Borrower and its Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrower. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrower and any other Person party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Borrower and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

     15.7 Costs and Expenses; Indemnification. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, attorneys fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies, auctioneer fees and expenses, and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Borrower is obligated to reimburse Agent or Lenders for such expenses pursuant to this Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from the Collections of Borrower and its Subsidiaries received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by Borrower or its Subsidiaries, each Lender hereby agrees that it is and shall be obligated to pay to Agent such Lender's Pro Rata Share thereof. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder.
Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

     15.8 Agent in Individual Capacity. WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though WFF were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, WFF or its Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include WFF in its individual capacity.

     15.9 Successor Agent. Agent may resign as Agent upon 45 days notice to the Lenders (unless such notice is waived by the Required Lenders). If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

     15.10 Lender in Individual Capacity. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Borrower and its Subsidiaries and Affiliates and any other Person party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Borrower or its Affiliates and any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of Borrower or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them. With respect to the Swing Loans and Protective Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of Agent.

     15.11 Withholding Taxes.

     (a) All payments made by Borrower hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense. In addition, all such payments will be made free and clear of, and without deduction or withholding for, any present or future Taxes, and in the event any deduction or withholding of Taxes is required, Borrower shall comply with the penultimate sentence of this Section 15.11(a). "Taxes" shall mean, any taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein measured by or based on the net income or net profits of any Lender) and all interest, penalties or similar liabilities with respect thereto. If any Taxes are so levied or imposed, Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, any note, or Loan Document, including any amount paid pursuant to this Section 15.11(a) after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein; provided, however, that Borrower shall not be required to increase any such amounts if the increase in such amount payable results from Agent's or such Lender's own willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction). Borrower will furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by Borrower.

     (b) If a Lender claims an exemption from United States withholding tax, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent:

          (i) if such Lender claims an exemption from United States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the IRC), or (III) a controlled foreign corporation related to Borrower within the meaning of
     Section 864(d)(4) of the IRC, and (B) a properly completed and executed IRS Form W-8BEN, before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

          (ii) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower;

          (iii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower; or

          (iv) such other form or forms, including IRS Form W-9, as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

     Lender agrees promptly to notify Agent and Borrower of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

     (c) If a Lender claims an exemption from withholding tax in a jurisdiction other than the United States, Lender agrees with and in favor of Agent and Borrower, to deliver to Agent any such form or forms, as may be required under the laws of such jurisdiction as a condition to exemption from, or reduction of, foreign withholding or backup withholding tax before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or Borrower.

Lender  agrees   promptly  to  notify  Agent  and  Borrower  of  any  change  in circumstances which would modify or render invalid any claimed exemption or reduction.

     (d) If any Lender claims exemption from, or reduction of, withholding tax and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrower to such Lender, such Lender agrees to notify Agent and Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrower to such Lender. To the extent of such percentage amount, Agent and Borrower will treat such Lender's documentation provided pursuant to Sections 15.11(b) or 15.11(c) as no longer valid. With respect to such percentage amount, Lender may provide new documentation, pursuant to Sections 15.11 (b) or 15.11(c), if applicable.

     (e) If any Lender is entitled to a reduction in the applicable withholding tax, Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (b) or (c) of this Section 15.11 are not delivered to Agent, then Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

     (f) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender due to a failure on the part of the Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify and hold Agent harmless for all amounts paid, directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to Agent under this Section 15.11, together with all costs and expenses (including attorneys fees and expenses). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of Agent.

15.12 Collateral Matters.

     (a) The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Borrower certifies to Agent that the sale or disposition is permitted under Section 6.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which Borrower or its Subsidiaries owned no interest at the time the Agent's Lien was granted nor at any time thereafter, or (iv) constituting property leased to Borrower or its Subsidiaries under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or substantially all of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 15.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Borrower in respect of) all interests retained by Borrower, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

     (b) Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by Borrower or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

15.13 Restrictions on Actions by Lenders; Sharing of Payments.

     (a) Each of the Lenders agrees that it shall not, without the express written consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of Agent, set off against the Obligations, any amounts owing by such Lender to Borrower or any deposit accounts of Borrower now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

     (b) If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or
(ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

     15.14 Agency for Perfection. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 8 or
Article 9, as applicable, of the Code can be perfected only by possession or control. Should any Lender obtain possession or control of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver possession or control of such Collateral to Agent or in accordance with Agent's instructions.

     15.15 Payments by Agent to the Lenders. All payments to be made by Agent to the Lenders shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.

     15.16 Concerning the Collateral and Related Loan Documents. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

     15.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information. By becoming a party to this Agreement, each Lender:

     (a) is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

     (b) expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

     (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and will rely significantly upon Borrower's and its Subsidiaries' books and records, as well as on representations of Borrower's personnel,

     (d) agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 16.7, and

     (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by Borrower to Agent that has not been contemporaneously provided by Borrower to such Lender, and, upon receipt of such request, Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

     15.18 Several Obligations; No Liability. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 15.7, no member of the Lender Group shall have any liability for the acts of any other member of the Lender Group. No Lender shall be responsible to Borrower or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

     15.19 Bank Product Providers. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom Agent is acting; it being understood and agreed that the rights and benefits of such Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's right to share in payments and collections out of the Collateral as more fully set forth herein. In connection with any such distribution of payments and collections, Agent shall be entitled to assume no amounts are due to any Bank Product Provider unless such Bank
Product Provider has notified Agent in writing of the amount of any such liability owed to it prior to such distribution.

16. GENERAL PROVISIONS.

     16.1 Effectiveness. This Agreement shall be binding and deemed effective when executed by Borrower, Agent, and each Lender whose signature is provided for on the signature pages hereof.

     16.2 Section Headings. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

     16.3  Interpretation.   Neither  this  Agreement  nor  any  uncertainty  or
ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

     16.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     16.5 Counterparts; Electronic Execution. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same
Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

     16.6 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by Borrower or Guarantor or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (each, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Borrower or Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     16.7 Confidentiality.

     (a) Agent and Lenders each individually (and not jointly or jointly and severally) agree that material, non-public information regarding Borrower and its Subsidiaries, their operations, assets, and existing and contemplated business plans shall be treated by Agent and the Lenders in a confidential manner, and shall not be disclosed by Agent and the Lenders to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to any member of the Lender Group, (ii) to Subsidiaries and Affiliates of any member of the Lender Group (including the Bank Product Providers), provided that any such Subsidiary or Affiliate shall have agreed to receive such information hereunder subject to the terms of this
Section  16.7,  (iii) as may be required by  statute,  decision,  or judicial or administrative order, rule, or regulation, (iv) as may be agreed to in advance by Borrower or as requested or required by any Governmental Authority pursuant to any subpoena or other legal process, (v) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Agent or the Lenders), (vi) in connection with any assignment, participation or pledge of any Lender's interest under this Agreement, provided that any such assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement or the other Loan Documents. The provisions of this Section 16.7(a) shall survive for 2 years after the payment in full of the Obligations.

     (b) Anything in this Agreement to the contrary notwithstanding, Agent may provide information concerning the terms and conditions of this Agreement and the other Loan Documents to loan syndication and pricing reporting services.

     16.8 Lender Group Expenses. Borrower agrees to pay any and all Lender Group Expenses promptly after demand therefor by Agent and agrees that its obligations contained in this Section 16.8 shall survive payment or satisfaction in full of all other Obligations.

     16.9 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.






IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                   PRE-PAID LEGAL SERVICES, INC.
                                   an Oklahoma corporation


                                   By:  /s/ Harland C. Stonecipher
                                        ----------------------------------------
                                        CEO and Chairman of the Board

                                   WELLS FARGO FOOTHILL, INC.,
                                   a California corporation, as Agent and
                                   as a Lender

                                   By:  /s/  Jackie Hermie
                                        ----------------------------------------
                                        Vice President








                                TABLE OF CONTENTS






1.       DEFINITIONS AND CONSTRUCTION
         1.1      Definitions
         1.2      Accounting Terms
         1.3      Code
         1.4      Construction
         1.5      Schedules and Exhibits

2.       LOAN AND TERMS OF PAYMENT
         2.1      Revolver Advances
         2.2      Term Loan
         2.3      Borrowing Procedures and Settlements
         2.4      Payments
         2.5      Overadvances
         2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations
         2.7      Cash Management
         2.8      Crediting Payments; Clearance Charge
         2.9      Designated Account
         2.10     Maintenance of Loan Account; Statements of Obligations
         2.11     Fees
         2.12     Letters of Credit
         2.13     LIBOR Option
         2.14     Capital Requirements

3.       CONDITIONS; TERM OF AGREEMENT
         3.1      Conditions Precedent to the Initial Extension of Credit
         3.2      Conditions Precedent to all Extensions of Credit
         3.3      Term
         3.4      Effect of Termination
         3.5      Early Termination by Borrower

4.       REPRESENTATIONS AND WARRANTIES
         4.1      No Encumbrances
         4.2      [Intentionally Omitted]
         4.3      [Intentionally Omitted]
         4.4      Equipment
         4.5      Location of Inventory and Equipment
         4.6      Inventory Records
         4.7 Jurisdiction of Organization; Location of Chief Executive Office; Organizational Identification Number; Commercial Tort Claims
         4.8      Due Organization and Qualification; Subsidiaries
         4.9      Due Authorization; No Conflict
         4.10     Litigation
         4.11     No Material Adverse Change
         4.12     Fraudulent Transfer
         4.13     Employee Benefits
         4.14     Environmental Condition
         4.15     Intellectual Property
         4.16     Leases
         4.17     Deposit Accounts and Securities Accounts
         4.18     Complete Disclosure
         4.19     Indebtedness

5.       AFFIRMATIVE COVENANTS
         5.1      Accounting System
         5.2      Collateral Reporting
         5.3      Financial Statements, Reports, Certificates
         5.4      Guarantor Reports
         5.5      Inspection
         5.6      Maintenance of Properties
         5.7      Taxes
         5.8      Insurance
         5.9      Location of Inventory and Equipment
         5.10     Compliance with Laws
         5.11     Leases
         5.12     Existence
         5.13     Environmental
         5.14     Disclosure Updates
         5.15     Control Agreements
         5.16     Formation of Subsidiaries
         5.17     Further Assurances

6.       NEGATIVE COVENANTS
         6.1      Indebtednes
         6.2      Liens
         6.3      Restrictions on Fundamental Changes
         6.4      Disposal of Assets
         6.5      Change Name
         6.6      Nature of Business
         6.7      Prepayments and Amendment
         6.8      Change of Control
         6.9      Consignments
         6.10     Distributions
         6.11     Accounting Methods
         6.12     Investments
         6.13     Transactions with Affiliates
         6.14     Use of Proceeds
         6.15     Inventory and Equipment with Bailees
         6.16     Financial Covenants

7.       EVENTS OF DEFAULT

8.       THE LENDER GROUP'S RIGHTS AND REMEDIES
         8.1      Rights and Remedies
         8.2      Remedies Cumulative

9.       TAXES AND EXPENSES

10.      WAIVERS; INDEMNIFICATION
         10.1     Demand; Protest; etc
         10.2     The Lender Group's Liability for Collateral
         10.3     Indemnification.

11.      NOTICES

12.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

13.      ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS
         13.1     Assignments and Participations
         13.2     Successors

14.      AMENDMENTS; WAIVERS
         14.1     Amendments and Waivers
         14.2     Replacement of Holdout Lender
         14.3     No Waivers; Cumulative Remedies

15.      AGENT; THE LENDER GROUP
         15.1     Appointment and Authorization of Agent
         15.2     Delegation of Duties
         15.3     Liability of Agent
         15.4     Reliance by Agent
         15.5     Notice of Default or Event of Default
         15.6     Credit Decision
         15.7     Costs and Expenses; Indemnification
         15.8     Agent in Individual Capacity
         15.9     Successor Agent
         15.10    Lender in Individual Capacity
         15.11    Withholding Taxes
         15.12    Collateral Matters
         15.13    Restrictions on Actions by Lenders; Sharing of Payments
         15.14    Agency for Perfection
         15.15    Payments by Agent to the Lenders
         15.16    Concerning the Collateral and Related Loan Documents
         15.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information
         15.18    Several Obligations; No Liability
         15.19    Bank Product Providers

16.      GENERAL PROVISIONS
         16.1     Effectiveness
         16.2     Section Headings
         16.3     Interpretation
         16.4     Severability of Provisions
         16.5     Counterparts; Electronic Execution
         16.6     Revival and Reinstatement of Obligations
         16.7     Confidentiality
         16.8     Lender Group Expenses
         16.9     Integration









                             EXHIBITS AND SCHEDULES

Exhibit A-1                         Form of Assignment and Acceptance
Exhibit C-1                         Form of Compliance Certificate
Exhibit E-1                         Form of Excess Cash Flow Certificate
Exhibit L-1                         Form of LIBOR Notice

Schedule A-1                        Agent's Account
Schedule C-1                        Commitments
Schedule D-1                        Designated Account
Schedule P-1                        Permitted Holders
Schedule P-2                        Permitted Liens
Schedule P-3                        Investments
Schedule R-1                        Real Property Collateral
Schedule 1.1                        Definitions
Schedule 2.7(a)                     Cash Management Banks
Schedule 3.1                        Conditions Precedent
Schedule 4.5                        Locations of Inventory and Equipment
Schedule 4.7(a)                     States of Organization
Schedule 4.7(b)                     Chief Executive Offices
Schedule 4.7(c)                     Organizational Identification Numbers
Schedule 4.7(d)                     Commercial Tort Claims
Schedule 4.8(b)                     Capitalization of Borrower
Schedule 4.8(c)                     Capitalization of Borrower's Subsidiaries
Schedule 4.10                       Litigation
Schedule 4.14                       Environmental Matters
Schedule 4.15                       Intellectual Property
Schedule 4.17                       Deposit Accounts and Securities Accounts
Schedule 4.19                       Permitted Indebtedness
Schedule 5.2                        Collateral Reporting
Schedule 5.3                        Financial Statements, Reports, Certificates



                                  Schedule 1.1


As used in the Agreement, the following terms shall have the following definitions:


"Account" means an account (as that term is defined in the Code).


"Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.


"ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic fund transfers through the direct Federal Reserve Fedline system) provided by a Bank Product Provider for the account of Borrower or its Subsidiaries.


"Additional Documents" has the meaning specified therefor in Section 5.17.


"Advances" has the meaning specified therefor in Section 2.1(a).


"Affiliate" means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, for purposes of the definition of Eligible Accounts and
Section 6.13 of the Agreement: (a) any Person which owns directly or indirectly 10% or more of the Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person.


"Agent" has the meaning specified therefor in the preamble to the Agreement.


"Agent-Related Persons" means Agent, together with its Affiliates, officers, directors, employees, attorneys, and agents.


"Agent's Account" means the Deposit Account of Agent identified on Schedule A-1.


"Agent's Liens" means the Liens granted by Borrower or its Subsidiaries to Agent under the Loan Documents.


"Agreement" means the Credit Agreement to which this Schedule 1.1 is attached.


"Aircraft" means the "Aircraft" as defined in the Aircraft Loan Agreement as of the date hereof.


"Aircraft Loan Agreement" means that certain Loan Agreement, dated as of November 30, 2005, by and between Borrower and Bank of Oklahoma, N.A., as agent.

"Aircraft Loan Documents" means (a) the Aircraft Loan Agreement and (b) and the other "Loan Documents" as such term is defined in the Aircraft Loan Agreement.

"Assignee" has the meaning specified therefor in Section 13.1(a).


"Assignment and Acceptance" means an Assignment and Acceptance Agreement substantially in the form of Exhibit A-1.


"Authorized Person" means any officer or employee of Borrower.


"Availability" means, as of any date of determination, the amount that Borrower is entitled to borrow as Advances under Section 2.1 of the Agreement (after giving effect to all then outstanding Obligations (other than Bank Product Obligations) and all sublimits and reserves then applicable hereunder).


"Bank Product" means any financial accommodation extended to Borrower or its Subsidiaries by a Bank Product Provider (other than pursuant to the Agreement) including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.


"Bank Product Agreements" means those agreements entered into from time to time by Borrower or its Subsidiaries with a Bank Product Provider in connection with the obtaining of any of the Bank Products.


"Bank  Product  Obligations"  means  all  obligations,  liabilities,  contingent reimbursement obligations, fees, and expenses owing by Borrower or its Subsidiaries to any Bank Product Provider pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that Borrower or its Subsidiaries are obligated to reimburse to Agent or any member of the Lender Group as a result of Agent or such member of the Lender Group purchasing participations from, or executing indemnities or reimbursement obligations to, a Bank Product Provider with respect to the Bank Products provided by such Bank Product Provider to Borrower or its Subsidiaries.


"Bank Product Provider" means Wells Fargo or any of its Affiliates or any Lender.


"Bank Product Reserve" means, as of any date of determination, the lesser of (a) $2,500,000, and (b) the amount of reserves that Agent has established (based upon Wells Fargo's reasonable determination of the credit exposure of Borrower and its Subsidiaries in respect of Bank Products) in respect of Bank Products then provided by Wells Fargo or any of its Affiliates or outstanding and previously provided by Wells Fargo or any of its Affiliates.


"Bankruptcy Code" means title 11 of the United States Code, as in effect from time to time.


"Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate, to be the rate at which Dollar deposits (for delivery on the first day of the requested Interest Period) are offered to major banks in the London interbank market 2 Business Days prior to the commencement of the requested Interest Period, for a term and in an amount comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrower in accordance with the Agreement, which determination shall be conclusive in the absence of manifest error.


"Base Rate" means, the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate.


"Base Rate Loan" means the portion of the Advances or the Term Loan that bears interest at a rate determined by reference to the Base Rate.


"Base Rate Margin" means 1.50 percentage points.


"Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.


"Board of Directors" means the board of directors (or comparable managers) of Borrower or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).


"Booth Verdict" means the November 15, 2005 jury trial award for $9,900,000 in punitive damages against Borrower and Harland C. Stonecipher in the case entitled Barbara Booth v. Pre-Paid Legal Services, Inc., Civil Action No. 2002-214, which is pending in the Circuit Court for Holmes County, Mississippi.

"Borrower" has the meaning specified therefor in the preamble to the Agreement.


"Borrowing" means a borrowing hereunder consisting of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.


"Business Day" means any day that is not a Saturday, Sunday, or other day on which banks are authorized or required to close in the states of New York, California, or Illinois, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.


"Canadian   Subsidiary"   means  PPL  Legal  Care  of  Canada   Corporation,   a
Nova Scotia unlimited liability company.


"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.


"Capitalized Lease Obligation" means that portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.


"Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.


"Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's, (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) Deposit Accounts maintained with (i) any bank that satisfies the criteria described in clause (d) above, or (ii) any other bank organized under the laws of the United States or any state thereof so long as the amount maintained with any such other bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.


"Cash Management Account" has the meaning specified therefor in Section 2.7(a).


"Cash Management Bank" has the meaning specified therefor in Section 2.7(a).


"Change of Control" means that (a) Permitted Holders fail to own and control, directly or indirectly, 25%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, (b) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20%, or more, of the Stock of Borrower having the right to vote for the election of members of the Board of Directors, or (c) a majority of the members of the Board of Directors do not constitute Continuing Directors.


"Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder.


"Code" means the New York Uniform Commercial Code, as in effect from time to time.


"Collateral" means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by Borrower or its Subsidiaries in or upon which a Lien is granted under any of the Loan Documents.


"Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in Borrower's or its Subsidiaries' books and records, Equipment, or Inventory, in each case, in form and substance satisfactory to Agent.


"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds and tax refunds).


"Commitment" means, with respect to each Lender, its Revolver Commitment, its Term Loan Commitment, or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments, their Term Loan Commitments, or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.


"Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Borrower to Agent.


"Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Borrower on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Borrower and whose initial assumption of office resulted from such contest or the settlement thereof.


"Control   Agreement"  means  a  control   agreement,   in  form  and  substance
satisfactory to Agent, executed and delivered by Borrower or one of its Subsidiaries, Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).


"Copyright Security Agreement" has the meaning specified therefor in the Security Agreement.


"Daily Balance" means, as of any date of determination and with respect to any Obligation, the amount of such Obligation owed at the end of such day.


"Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.


"Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.


"Defaulting Lender Rate" means (a) for the first 3 days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).


"Deposit Account" means any deposit account (as that term is defined in the Code).


"Designated Account" means the Deposit Account of Borrower identified on Schedule D-1.


"Designated Account Bank" has the meaning specified therefor in Schedule D-1.


"Dollars" or "$" means United States dollars.


"EBITDA" means, with respect to any fiscal period, Borrower's consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.


"Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, financial institution, or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender, (e) so long as no Event of Default has occurred and is continuing, any other Person approved by Agent and Borrower (which approval of Borrower shall not be unreasonably withheld, delayed, or conditioned), and (f) during the continuation of an Event of Default, any other Person approved by Agent.


"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental
Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower, its Subsidiaries, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, its Subsidiaries, or any of their predecessors in interest.


"Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, in each case, to the extent binding on Borrower or its Subsidiaries, relating to the environment, the effect of the environment on employee health, or Hazardous Materials, in each case as amended from time to time.


"Environmental Liabilities" means all liabilities, monetary obligations, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.


"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities.


"Equipment" means equipment (as that term is defined in the Code).


"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.


"ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower or its Subsidiaries under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower or any of its Subsidiaries is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower or any of its Subsidiaries and whose employees are aggregated with the employees of Borrower or its Subsidiaries under IRC Section 414(o).


"Event of Default" has the meaning specified therefor in Section 7.


"Excess Availability" means, as of any date of determination, the amount equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower and its Subsidiaries aged in excess of historical levels with respect thereto and all book overdrafts of Borrower and its Subsidiaries in excess of historical practices with respect thereto, in each case as determined by Agent in its Permitted Discretion.


"Excess Cash Flow" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP (a) EBITDA for such fiscal period, minus (b) the sum of (i) the cash portion of Interest Expense paid during such fiscal period, (ii) the cash portion of income taxes paid during such period, (iii) all scheduled principal payments made in respect of the Term Loan (excluding any voluntary payments of the Term Loan made pursuant to Section 2.4(c)(i) during such period), Indebtedness permitted under
Section 6.1(b), or Capitalized Lease Obligations permitted hereunder during such period, and (iv) the cash portion of Capital Expenditures (net of (y) any proceeds reinvested in accordance with the proviso to Section 2.4(c)(ii) of the Agreement, and (z) any proceeds of related financings with respect to such expenditures) made during such period.


"Excess Cash Flow Certificate" means a certificate substantially in the form of Exhibit E-1 delivered by the chief financial officer of Borrower to Agent.


"Excess Cash Flow Surplus" means, (a) with respect to any of the first 3 fiscal quarters of any fiscal year, the amount of Excess Cash Flow of Borrower and its Subsidiaries for such fiscal quarter that is not required to be used to prepay the Obligations in accordance with Section 2.4(c)(v)(A), and (b) with respect to any fiscal year, an amount equal to the result of (i) Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year as demonstrated by Borrower's annual audited financial statements minus (ii) Excess Cash Flow of Borrower and its Subsidiaries for the first three fiscal quarters of such fiscal year as demonstrated by Borrower's quarterly financial statements for such fiscal quarters minus (iii) the amount of Excess Cash Flow of Borrower and its Subsidiaries for such fiscal year that is required to be used to prepay the Obligations in accordance with Section 2.4(c)(v)(B).


"Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.


"Existing Agent" means Bank of Oklahoma, N.A., as agent under the Loan Agreement, dated as of September 19, 2003, among Borrower, Bank of Oklahoma, N.A., Comerica Bank, and First United Bank & Trust.


"Existing Lenders" means each "Bank" as such term is defined in the Existing Loan Agreements.


"Existing Loan Agreements" means the Loan Agreement, dated as of June 6, 2006, between Borrower and Bank of Oklahoma, N.A. and the Loan Agreement, dated as of September 19, 2003, among Borrower, Bank of Oklahoma, N.A., Comerica Bank, and First United Bank & Trust.


"Extraordinary Receipts" means any cash received by Borrower or any of its Subsidiaries not in the ordinary course of business in excess of $250,000, including (a) foreign, United States, state or local tax refunds, (b) pension plan reversions, (c) proceeds of insurance (including key man life insurance and business interruption insurance, but excluding any casualty insurance), (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (e) indemnity payments, and (f) any purchase price adjustment received in connection with any purchase agreement.


"Fee Letter" means that certain fee letter between Borrower and Agent, in form and substance satisfactory to Agent.


"Fixed Charges" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued during such period, (b) principal payments in respect of Indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period.


"Fixed Charge Coverage Ratio" means, with respect to Borrower for any period, the ratio of (a) EBITDA for such period minus the sum of (i) income taxes paid (to the extent not already incurred in a prior period) or incurred during such period, (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, (iii) dividends paid by Borrower on its common Stock during such period in accordance with Section 6.10 (but excluding dividends paid with identifiable proceeds of the Term Loan), and (iv) purchases made by Borrower of its Stock during such period in accordance with
Section 6.10 (but excluding purchases made with identifiable proceeds of the Term Loan) to (b) Fixed Charges for such period.


"Funded Indebtedness" means all secured Indebtedness for borrowed money or letters of credit of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, but without duplication, with respect to Borrower and its Subsidiaries, the Advances, the Term Loan, the Indebtedness outstanding under the Real Estate Loan Agreement, the Indebtedness outstanding under the Aircraft Loan Agreement, and the amount of their Capitalized Lease Obligations.


"Funding Date" means the date on which a Borrowing occurs.


"Funding Losses" has the meaning specified therefor in Section 2.13(b)(ii).


"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.


"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.


"Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, board, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.


"Guarantors" means each Subsidiary of Borrower other than (a) the Regulated Subsidiaries and (b) unless Agent has requested that Borrower or one of the Loan Parties take the actions described in Section 5.18, the Canadian Subsidiary, and "Guarantor" means any one of them.


"Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Agent, for the benefit of the Lender Group and the Bank Product Providers, in form and substance satisfactory to Agent.


"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.


"Headquarters" means the "Mortgaged Premises" as defined in the Construction Mortgage with Power of Sale and Security Agreement, dated as of June 11, 2002, between Borrower and Bank of Oklahoma, N.A.


"Hedge Agreement" means any and all agreements or documents now existing or hereafter entered into by Borrower or any of its Subsidiaries that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging Borrower's or any of its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices.


"Holdout Lender" has the meaning specified therefor in Section 14.2(a).


"Indebtedness" means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations as a lessee under Capital Leases, (d) all obligations or liabilities of others secured by a Lien on any asset of a Person or its Subsidiaries, irrespective of whether such obligation or liability is assumed, (e) all obligations to pay the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and repayable in accordance with customary trade practices), (f) all obligations owing under Hedge Agreements, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (f) above.


"Indemnified Liabilities" has the meaning specified therefor in Section 10.3.


"Indemnified Person" has the meaning specified therefor in Section 10.3.


"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.


"Intercompany Subordination Agreement" means a subordination agreement executed and delivered by the Loan Parties and Agent, the form and substance of which is satisfactory to Agent.


"Interest Expense" means, for any period, the aggregate of the interest expense of Borrower for such period, determined on a consolidated basis in accordance with GAAP.


"Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan (or the continuation of a LIBOR Rate Loan or the conversion of a Base Rate Loan to a LIBOR Rate Loan) and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.


"Inventory" means inventory (as that term is defined in the Code).


"Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers, employees, or independent contractors of such Person made in the ordinary course of business, and (b) bona fide Accounts arising in the ordinary course of business consistent with past practice), purchases or other acquisitions of Indebtedness, Stock, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.


"IRC" means the Internal Revenue Code of 1986, as in effect from time to time.


"Issuing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent, agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.12.


"L/C" has the meaning specified therefor in Section 2.12(a).


"L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.


"L/C Undertaking" has the meaning specified therefor in Section 2.12(a).


"Lender" and "Lenders" have the respective meanings set forth in the preamble to the Agreement, and shall include any other Person made a party to the Agreement in accordance with the provisions of Section 13.1.


"Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Lender) and Agent.


"Lender Group Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower or its Subsidiaries under any of the Loan Documents that are paid, advanced, or incurred by the Lender Group, (b) fees or charges paid or incurred by Agent in connection with the Lender Group's transactions with Borrower or its Subsidiaries, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or, if applicable, the department of motor vehicles), filing, recording, publication, appraisal (including periodic collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter), and real estate title policies and endorsements, (c) costs and expenses incurred by Agent in the disbursement of funds to Borrower or other members of the Lender Group (by wire transfer or otherwise), (d) charges paid or incurred by Agent resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the
Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Agent related to any inspections or audits to the extent of the fees and charges (and up to the amount of any limitation) contained in the Agreement or the Fee Letter, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender Group's relationship with Borrower or any its Subsidiaries, (h) Agent's and each Lender's reasonable costs and expenses (including attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, syndicating (including rating the Term Loan), or amending the Loan Documents, and (i) Agent's and each Lender's reasonable costs and expenses (including attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or its Subsidiaries or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.


"Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, officers, directors, employees, attorneys, and agents.


"Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.


"Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit.


"Leverage Ratio" means, as of any date of determination (a) the amount of Borrower's Funded Indebtedness as of such date, divided by (b) Borrower's EBITDA for the 12 month period ended as of such date.


"LIBOR Deadline" has the meaning specified therefor in Section 2.13(b)(i).


"LIBOR Notice" means a written notice in the form of Exhibit L-1.


"LIBOR Option" has the meaning specified therefor in Section 2.13(a).


"LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Agent (rounded upwards or downwards to the nearest 1/100%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.


"LIBOR Rate Loan" means each portion of an Advance or the Term Loan that bears interest at a rate determined by reference to the LIBOR Rate.


"LIBOR Rate Margin" means 2.50 percentage points.


"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.


"Loan Account" has the meaning specified therefor in Section 2.10.


"Loan Documents" means the Agreement, the Bank Product Agreements, the Mortgage, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, applications for Letters of Credit, the Patent Security Agreement, the Security Agreement, the Trademark Security Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party, and the Lender Group in connection with the Agreement.


"Loan Party" means Borrower or any Guarantor.


"Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.


"Maturity Date" has the meaning specified therefor in Section 3.4.


"Maximum Revolver Amount" means $5,000,000.


"Member" means a Person enrolled in one of Borrower's or its Subsidiaries' pre-paid legal expense plans.


"Moody's" has the meaning specified therefor in the definition of Cash Equivalents.


"Mortgage Policy" has the meaning specified therefor in Schedule 3.1(v).


"Mortgage" means the Mortgage, Assignment of Rents and Leases, and Security Agreement executed and delivered by Borrower in favor of Agent, in form and substance satisfactory to Agent, which encumbers the Real Property Collateral.


"Net Cash Proceeds" means:


          (a) with respect to any sale or disposition by Borrower or any of its Subsidiaries of property or assets, the amount of cash proceeds received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of Borrower or its Subsidiaries, in connection therewith after deducting therefrom only (i) the amount of any Indebtedness secured by any Permitted Lien on any asset (other than (A) Indebtedness owing to Agent or any Lender under the Agreement or the other Loan Documents and (B) Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such sale or disposition, (ii) reasonable fees, commissions, and expenses related thereto and required to be paid by Borrower or such Subsidiary in connection with such sale or disposition and (iii) taxes paid or payable to any taxing authorities by Borrower or such Subsidiary in connection with such sale or disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Borrower or any of its Subsidiaries, and are properly attributable to such transaction; and


          (b) with respect to the issuance or incurrence of any Indebtedness by Borrower or any of its Subsidiaries, or the issuance by Borrower or any of its Subsidiaries of any shares of its Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Borrower or such Subsidiary in connection with such issuance or incurrence, after deducting therefrom only (i) reasonable fees, commissions, and expenses related thereto and required to be paid by Borrower or such Subsidiary in connection with such issuance or incurrence, (ii) taxes paid or payable to any taxing authorities by Borrower or such Subsidiary in connection with such issuance or incurrence, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of Borrower or any of its Subsidiaries, and are properly attributable to such transaction.


"Obligations" means (a) all loans (including the Term Loan), Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and
(b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.


"Originating Lender" has the meaning specified therefor in Section 13.1(e).


"Overadvance" has the meaning specified therefor in Section 2.5.


"Patent Security Agreement" has the meaning specified therefor in the Security Agreement.


"Participant" has the meaning specified therefor in Section 13.1(e).


"Permitted Discretion" means a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.


"Permitted Dispositions" means (a) sales or other dispositions of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of business,
(b) sales of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents in a manner that is not prohibited by the terms of the Agreement or the other Loan Documents, and (d) the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of business.


"Permitted Holder" means the Person identified on Schedule P-1.


"Permitted Investments" means (a) Investments in cash and Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments received in settlement of amounts due to Borrower or any of its Subsidiaries effected in the ordinary course of business or owing to Borrower or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of Borrower or its Subsidiaries, (e) Investments set forth on Schedule P-3, (f) Investments by (i) any Loan Party in any other Loan Party, (ii) any non-Loan Party in any other non-Loan Party, (iii) Borrower in any Regulated Subsidiary (A) to the extent necessary for such Regulated Subsidiary to meet the minimum capital or reserve requirements applicable to it under applicable law or regulation, or (B) in the ordinary course of business and consistent with past practices, and (iv) any Regulated Subsidiary in Borrower in the ordinary course of business and consistent with past practices, and (g) Investments by the Regulated Subsidiaries in investment securities that are recognized as admitted assets by the applicable Governmental Authorities with jurisdiction over such Regulated Subsidiaries.


"Permitted Liens" means (a) Liens held by Agent to secure the Obligations, (b) Liens for unpaid taxes, assessments, or other governmental charges or levies that either (i) are not yet delinquent, or (ii) do not have priority over the Agent's Liens and the underlying taxes, assessments, or charges or levies are the subject of Permitted Protests, (c) judgment Liens that do not constitute an Event of Default under Section 7.7 of the Agreement, (d) Liens set forth on Schedule P-2, provided that any such Lien only secures the Indebtedness that it secures on the Closing Date and any Refinancing Indebtedness in respect thereof,
(e) the interests of lessors under operating leases, (f) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as (i) such Lien attaches only to the asset purchased or acquired and the proceeds thereof, and (ii) such Lien only secures the Indebtedness that was incurred to acquire the asset purchased or acquired or any Refinancing Indebtedness in respect thereof, (g) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (h) Liens on amounts deposited in connection with obtaining worker's compensation or other unemployment insurance, (i) Liens on amounts deposited in connection with the making or entering into of bids, tenders, or leases in the ordinary course of business and not in connection with the borrowing of money, (j) Liens on amounts deposited as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of business, (k) with respect to any Real Property, easements, rights of way, title defects, and zoning restrictions that do not materially interfere with or impair the use or operation thereof, (l) deposits and pledges of cash required for any Regulated Subsidiary to conduct business in any jurisdiction, and (m) deposits and pledges of cash in an aggregate amount not to exceed $250,000 required for any Loan Party to conduct business in any jurisdiction.


"Permitted Protest" means the right of Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on Borrower's or its Subsidiaries' books and records in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by Borrower or its Subsidiary, as applicable, in good faith, and (c) Agent is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.


"Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $2,300,000.


"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.


"Projections" means Borrower's forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a basis consistent with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.


"Pro Rata Share" means, as of any date of determination:


          (a)with respect to a Lender's obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's
     Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,


          (b)with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender's Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the aggregate outstanding principal amount of such Lender's Advances by (z) the aggregate outstanding principal amount of all Advances,


          (c)with respect to a Lender's obligation to make the Term Loan and right to receive payments of interest, fees, and principal with respect thereto, (i) prior to the making of the Term Loan, the percentage obtained by dividing (y) such Lender's Term Loan Commitment, by (z) the aggregate amount of all Lenders' Term Loan Commitments, and (ii) from and after the making of the Term Loan, the percentage obtained by dividing (y) the principal amount of such Lender's portion of the Term Loan by (z) the principal amount of the Term Loan, and


          (d)with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7), the percentage obtained by dividing (i) such Lender's Revolver Commitment plus the outstanding principal amount of such Lender's portion of the Term Loan, by (ii) the aggregate amount of Revolver Commitments of all Lenders plus the outstanding principal amount of the Term Loan; provided, however, that in the event the Revolver Commitments have been terminated or reduced to zero, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) the outstanding principal amount of such Lender's Advances plus such Lender's ratable portion of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of such Lender's portion of the Term Loan, by (B) the outstanding principal amount of all Advances plus the aggregate amount of the Risk Participation Liability with respect to outstanding Letters of Credit plus the outstanding principal amount of the Term Loan.


"Protective Advances" has the meaning specified therefor in Section 2.3(d)(i).


"Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.


"Qualified Cash" means, as of any date of determination, the amount of unrestricted cash and Cash Equivalents of Borrower and its Subsidiaries that is in Deposit Accounts or in Securities Accounts, or any combination thereof, and which such Deposit Account or Securities Account is the subject of a Control Agreement and is maintained by a branch office of the bank or securities intermediary located within the United States.


"Real Estate Loan Agreement" means that certain Loan Agreement, dated as of June 11, 2002, by and between Borrower and Bank of Oklahoma, N.A., as amended by that certain First Amendment to Loan Agreement, dated as of June __, 2006, by and between Borrower and Bank of Oklahoma, N.A.

"Real Estate Loan Documents" means (a) the Real Estate Loan Agreement and (b) and the other "Loan Documents" as such term is defined in the Real Estate Loan Agreement.


"Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower or its Subsidiaries and the improvements thereto.


"Real Property Collateral" means the Real Property identified on Schedule R-1.


"Record" means information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.


"Refinancing Indebtedness" means refinancings, renewals, or extensions of Indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the Indebtedness so refinanced, renewed, or extended, (b) such refinancings, renewals, or extensions do not result in an increase in the interest rate with respect to the Indebtedness so refinanced, renewed, or extended, (c) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (d) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness, and
(e) the Indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended.


"Regulated Subsidiaries" means Pre-Paid Legal Casualty, Inc., an Oklahoma corporation, Legal Service Plans of Virginia, Inc., a Virginia corporation, Pre-Paid Legal Services of Florida, Inc., a Florida corporation, Pre-Paid Legal Services of Tennessee, Inc., a Tennessee corporation, National Pre-Paid Legal
Services of Mississippi, Inc., a Georgia corporation, and any other regulated Subsidiary of a Loan Party formed or acquired after the Closing Date, and "Regulated Subsidiary" means any one of them.


"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials authorized by Environmental Laws.


"Replacement Lender" has the meaning specified therefor in Section 14.2(a).


"Report" has the meaning specified therefor in Section 15.17.


"Required Availability" means that the sum of (a) Excess Availability, plus (b) Qualified Cash exceeds $5,000,000.


"Required Lenders" means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) exceed 50%.


"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.


"Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.


"Revolver Usage" means, as of any date of determination, the sum of (a) the amount of outstanding Advances, plus (b) the amount of the Letter of Credit Usage.


"Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.


"SEC" means the United States Securities and Exchange Commission and any successor thereto.


"Securities Account" means a securities account (as that term is defined in the Code).


"Security  Agreement"  means  a  security  agreement,   in  form  and  substance
satisfactory to Agent, executed and delivered by Borrower and Guarantors to Agent.


"Settlement" has the meaning specified therefor in Section 2.3(e)(i).


"Settlement Date" has the meaning specified therefor in Section 2.3(e)(i).


"Solvent" means, with respect to any Person on a particular date, that, at fair valuation, the sum of such Person's assets is greater than all of such Person's debts.


"S&P" has the meaning specified therefor in the definition of Cash Equivalents.


"Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).


"Subset EBITDA" means, for any fiscal period, net earnings (or loss) of the Loan Parties and the Top Tier Regulated Subsidiaries, minus extraordinary gains of such Persons, plus interest expense, income taxes, and depreciation and amortization of such Persons for such period, in each case, determined in accordance with GAAP.


"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.


"Swing Lender" means WFF or any other Lender that, at the request of Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender under Section 2.3(b).


"Swing Loan" has the meaning specified therefor in Section 2.3(b).


"Taxes" has the meaning specified therefor in Section 15.11(a).


"Term Loan" has the meaning specified therefor in Section 2.2.


"Term Loan Amount" means $75,000,000.


"Term Loan Commitment" means, with respect to each Lender, its Term Loan Commitment, and, with respect to all Lenders, their Term Loan Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.


"Top Tier Regulated Subsidiaries" means Pre-Paid Legal Casualty, Inc., an Oklahoma corporation, Legal Service Plans of Virginia, Inc., a Virginia corporation, and Pre-Paid Legal Services of Florida, Inc., a Florida corporation, and "Top Tier Regulated Subsidiary" means any one of them.


"Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C-1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1.


"Trademark Security Agreement" has the meaning specified therefor in the Security Agreement.


"TTM EBITDA" means, as of any date of determination, EBITDA of Borrower determined on a consolidated basis in accordance with GAAP, for the 12 month period most recently ended.


"Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.


"Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.


United States" means the United States of America.


"Voidable Transfer" has the meaning specified therefor in Section 16.6.


"Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.


"WFF" means Wells Fargo Foothill, Inc., a California corporation.



                                  Schedule 3.1

     The obligation of each Lender to make its initial extension of credit provided for in the Agreement is subject to the fulfillment, to the satisfaction of each Lender (the making of such initial extension of credit by any Lender being conclusively deemed to be its satisfaction or waiver of the following), of each of the following conditions precedent:

     (a) the Closing Date shall occur on or before June 26, 2006;

     (b) Agent shall have received a letter duly executed by Borrower and each Guarantor authorizing Agent to file appropriate financing statements in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the security interests to be created by the Loan Documents;

     (c) Agent shall have received evidence that appropriate financing statements have been duly filed in such office or offices as may be necessary or, in the opinion of Agent, desirable to perfect the Agent's Liens in and to the Collateral, and Agent shall have received searches reflecting the filing of all such financing statements;

     (d) Agent shall have received each of the following documents, in form and substance satisfactory to Agent, duly executed, and each such document shall be in full force and effect:

          (i) the Control Agreements,

          (ii) the Security Agreement,

          (iii) a disbursement letter executed and delivered by Borrower to Agent regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Agent,

          (iv) the Fee Letter,

          (v) the Guaranty,

          (vi) the Intercompany Subordination Agreement,

          (vii) the Mortgage,

          (viii) the Trademark Security Agreement,

          (ix) the Copyright Security Agreement,

          (x) a letter, in form and substance satisfactory to Agent, from Existing Agent and Existing Lenders to Agent respecting the amount necessary to repay in full all of the obligations of Borrower and its Subsidiaries owing to Existing Lenders under the Existing Loan Agreements and obtain a release of all of the Liens existing in favor of Existing Agent or Existing Lenders in and to the assets of Borrower and its Subsidiaries (other than the Headquarters and the Aircraft), together with termination statements and other documentation evidencing the termination by Existing Agent and Existing Lenders of their Liens in and to the properties and assets of Borrower and its Subsidiaries (other than the Headquarters and the Aircraft), and

          (xi) [list additional documents required];

     (e) Agent shall have received a certificate  from the Secretary of Borrower
(i) attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party, (ii) authorizing specific officers of Borrower to execute the same, and (iii) attesting to the incumbency and signatures of such specific officers of Borrower;

     (f) Agent shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of Borrower;

     (g) Agent shall have received a certificate of status with respect to Borrower, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

     (h) Agent shall have received certificates of status with respect to Borrower, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified  or  licensed  would  constitute  a  Material  Adverse  Change,  which certificates shall indicate that Borrower is in good standing in such jurisdictions;

     (i) Agent shall have received a certificate from the Secretary of each Guarantor (i) attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party, (ii) authorizing specific officers of such Guarantor to execute the same and (iii) attesting to the incumbency and signatures of such specific officers of Guarantor;

     (j) Agent shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the Closing Date, certified by the Secretary of such Guarantor;

     (k) Agent shall have received a certificate of status with respect to each Guarantor, dated within 10 days of the Closing Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

     (l) Agent shall have received certificates of status with respect to each Guarantor, each dated within 30 days of the Closing Date, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

     (m) Agent shall have received  certificates of insurance as are required by
Section 5.8, the form and substance of which shall be satisfactory to Agent;

     (n) Borrower shall have the Required Availability after giving effect to the initial extensions of credit hereunder and the payment of all fees and expenses required to be paid by Borrower on the Closing Date under this Agreement or the other Loan Documents;

     (o) Agent shall have received an opinion of Borrower's counsel in form and substance satisfactory to Agent;

     (p) Agent shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's and its Subsidiaries books and records and verification of Borrower's representations and warranties to Lender Group, the results of which shall be satisfactory to Agent, and (ii) a quality of earnings examination;

     (q) Agent shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Agent in its sole discretion;

     (r) Agent shall have received a certificate from the Secretary of Borrower certifying as to (i) the amount of the surplus requirement for each Regulated Subsidiary as of March 31, 2006, and (ii) the amount of the surplus that each such Regulated Subsidiary has as of March 31, 2006;

     (s) Agent shall have received a set of Projections of Borrower for the 3 year period following the Closing Date (on a year by year basis, and for the 1 year period following the Closing Date, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Agent;

     (t) Borrower shall have paid all Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement;

     (u) [Intentionally Omitted];

     (v) [Intentionally Omitted];

     (w) Agent shall have received a mortgagee title insurance policies for the Real Property Collateral issued by a title insurance company satisfactory to Agent (the "Mortgage Policy") in amounts satisfactory to Agent assuring Agent that the Mortgage on such Real Property Collateral is valid and enforceable first priority mortgage Lien on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policy otherwise shall be in form and substance satisfactory to Agent;

     (x) Agent shall have received copies of each of the Real Estate Loan Documents and the Aircraft Loan Documents, together with a certificate of the Secretary of Borrower certifying each such document as being a true, correct, and complete copy thereof;

     (y) Borrower and each of its Subsidiaries shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower or its Subsidiaries of the Loan Documents or with the consummation of the transactions contemplated thereby; and

     (z)  all  other   documents  and  legal  matters  in  connection  with  the
transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Agent.




                                  Schedule 5.2

     Provide Agent (and if so requested by Agent, with sufficient copies for each Lender) with each of the documents set forth below at the following times in form satisfactory to Agent:

--------------------------------------------------------------------------------
|Monthly (not later than |(a) a detailed report regarding Borrower and its | |the 10th day of each |Subsidiaries' cash and Cash Equivalents including an |
|month                   |indication of which amounts constitute Qualified     |
|                        |Cash,                                                |
|                        |                                                     |
|                        |(b) a summary roll-forward, in a format reasonably   |
|                        |acceptable to Agent, of Borrower's and its           |
|                        |Subsidiaries' Members.                               |
-------------------------------------------------------------------------------|
|Upon request by Agent   |(b) such other reports as to the Collateral or the   |
|                        |financial condition of Borrower and its Subsidiaries,|
|                        |as Agent may reasonably request.                     |
--------------------------------------------------------------------------------




                                  Schedule 5.3

     Deliver to Agent, with sufficient copies for each Lender, each of the financial statements, reports, or other items set forth set forth below at the following times in form satisfactory to Agent:

--------------------------------------------------------------------------------
|                        |                                                     |
|as soon as available,   |(a) an unaudited consolidated and consolidating      |
|but in any event        |balance sheet, income statement, and statement of    |
|within 45 days of the   |cash flow covering the Borrower's and its            |
|end of the first 3      |Subsidiaries' operations during period.              |
|fiscal quarters during  |                                                     |
|each of Borrower's      |(b) a Compliance Certificate, and                    |
|fiscal years            |                                                     |
|                        |(c) an Excess Cash Flow Certificate.                 |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|as soon as available,   |(d) consolidated and consolidating financial         |
|but in any event        |statements of Borrower and its Subsidiaries for each |
|within 75 days after |such fiscal year, audited by independent certified | |the end of each of |public accountants reasonably acceptable to Agent and| |Borrower's fiscal years |certified, without any qualifications (including any |
|                        |(A) "going concern" or like qualification or         |
|                        |exception, (B) qualification or exception as to the  |
|                        |scope of such audit, or (C) qualification which      |
|                        |relates to the treatment or classification of any    |
|                        |item and which, as a condition to the removal of such|
|                        |qualification, would require an adjustment to such   |
|                        |item, the effect of which would be to cause any      |
|                        |noncompliance with the provisions of Section 6.16    |
|                        |of the Agreement), by such accountants to have been  |
|                        |prepared in accordance with GAAP (such audited       |
|                        |financial statements to include a balance sheet,     |
|                        |income statement, and statement of cash flow and,    |
|                        |if prepared, such accountants' letter to management),|
|                        |                                                     |
|                        |(e) a Compliance Certificate, and                    |
|                        |                                                     |
|                        |(f) an Excess Cash Flow Certificate.                 |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|as soon as available,   |(g) copies of Borrower's Projections, in form and    |
|but in any event        |substance (including as to scope and underlying      |
|within 30 days prior |assumptions) satisfactory to Agent, in its Permitted | |to the start of each of |Discretion, for the forthcoming 3 years, year by |
|Borrower's fiscal       |year, and for the forthcoming fiscal year, month by  |
|years,                  |month, certified by the chief financial officer of   |
|                        |Borrower as being such officer's good faith years,   |
|                        |estimate of the financial performance of Borrower    |
|                        |during the period covered thereby.                   |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|if and when filed by    |(h) Form 10-Q quarterly reports, Form 10-K annual    |
|Borrower,               |reports,  and Form 8-K current reports,              |
|                        |                                                     |
|                        |(i) any other filings made by Borrower with the      |
|                        |SEC, and                                             |
|                        |                                                     |
|                        |(j) any other information that is provided by        |
|                        |Borrower to its shareholders generally.              |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|promptly, but in any    |(k) notice of such event or condition and a          |
|event within 5 days     |statement of the curative action that Borrower       |
|                        |proposes to take with respect thereto.               |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|promptly after the      |(l) notice of all actions, suits, or proceedings     |
|commencement thereof,   |brought by or against Borrower or any of its         |
|but in any event within |Subsidiaries before any Governmental Authority which |
|5 days after the        |reasonably could be expected to result in a Material |
|service of process with |Adverse Change.                                      |
|with respect thereto on |                                                     |
|Borrower or any of its  |                                                     |
|Subsidiaries,           |                                                     |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|promptly after the      |(m) notice of any termination or cancellation of any |
|termination or          | material contract which is filed as an exhibit to   |
|cancellation thereof,   |Borrower's reports under the Exchange Act.           |
|but in any event        |                                                     |
|within 5 days of        |                                                     |
|termination or          |                                                     |
|cancellation,           |                                                     |
|                        |                                                     |
--------------------------------------------------------------------------------
|                        |                                                     |
|upon the request of     |(n) any other information reasonably requested       |
|Agent,                  |relating to the financial condition of Borrower or   |
|                        |its Subsidiaries.                                    |
|                        |                                                     |
--------------------------------------------------------------------------------








                               SECURITY AGREEMENT


     This SECURITY AGREEMENT (this "Agreement") is made this 23rd day of June, 2006, among Grantors listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing the form of Supplement attached hereto as Annex 1 (collectively, jointly and severally, "Grantors" and each individually "Grantor"), and WELLS FARGO FOOTHILL, INC., in its capacity as administrative agent for the Lender Group and the Bank Product Provider (together with its successors, "Agent").



                              W I T N E S S E T H:
WHEREAS, pursuant to that certain Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, including all schedules thereto, the "Credit Agreement") among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation, as borrower ("Borrower"), the lenders party thereto as "Lenders" ("Lenders"), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof, and


WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group and the Bank Product Provider in connection with the transactions contemplated by this Agreement, and


WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrower as provided for in the Credit Agreement, Grantors have agreed to grant a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, (a) all of the present and future obligations of Grantors arising from this Agreement, the Credit Agreement, or the other Loan Documents, including under any Guaranty, (b) all Bank Product Obligations, and (c) all Obligations of Borrower, including, in the case of each of clauses (a), (b) and
(c), reasonable attorneys fees and expenses and any interest, fees or expenses that accrue after the filing of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any Insolvency Proceeding (clauses (a), (b), and (c) being hereinafter referred to as the "Secured Obligations"), and


NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


     1. Defined Terms. All capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided, however, that to the extent that the Code is used to define any term herein and such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

          (a) "Account" means an account (as that term is defined in the Code).

          (b) "Account Debtor" means any Person who is obligated on an Account, chattel paper, or a general intangible.

          (c) "Agent's Lien" has the meaning specified therefor in the Credit Agreement.

          (d) "Bank Product Obligations" has the meaning specified therefor in the Credit Agreement.

          (e) "Bank Product Provider" has the meaning specified therefor in the Credit Agreement.

          (f) "Books" means books and records (including each Grantor's Records indicating, summarizing, or evidencing such Grantor's assets (including the Collateral) or liabilities, each Grantor's Records relating to such Grantor's business operations or financial condition, and each Grantor's goods or General Intangibles related to such information).

          (g) "Borrower" has the meaning specified therfor in the recitals to this Agreement.

          (h) "Cash Equivalents" has the meaning specified therefor in the Credit Agreement.

          (i) "Chattel Paper" means chattel paper (as that term is defined in the Code) and includes tangible chattel paper and electronic chattel paper.

          (j) "Code" means the New York Uniform Commercial Code, as in effect from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Agent's Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

          (k) "Collateral" has the meaning specified therefor in Section 2.

          (l) "Commercial Tort Claims" means commercial tort claims (as that term is defined in the Code), and includes those commercial tort claims listed on Schedule 1 attached hereto ("Commercial Tort Claims").

          (m) "Copyrights" means copyrights and copyright registrations, including the copyright registrations and recordings thereof and all applications in connection therewith listed on Schedule 2 attached hereto and made a part hereof, and (i) all reissues, continuations, extensions or renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor's business symbolized by the foregoing and connected therewith, and (v) all of each Grantor's rights corresponding thereto throughout the world.

          (n) "Copyright Security Agreement" means each Copyright Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit A attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Copyrights.

          (o) "Credit Agreement" has the meaning specified therefor in the recitals to this Agreement.

          (p) "Deposit Account" means any deposit account (as that term is defined in the Code).

          (q) "Equipment" means equipment (as that term is defined in the Code).

          (r) "Event of Default" has the meaning specified therefor in Section 7 of the Credit Agreement.

          (s) "General Intangibles" means general intangibles (as that term is defined in the Code) and, in any event, including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark, Patent, or Copyright), Patents, Trademarks, Copyrights, URLs and domain names, industrial designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Intellectual Property Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, uncertificated securities, and any other personal property other than commercial tort claims, money, Accounts, Chattel Paper, Deposit Accounts, goods, Investment Related Property, Negotiable Collateral, and oil, gas, or other minerals before extraction.

          (t) "Grantor" and "Grantors" has the meaning specified therefor in the recitals to this Agreement.

          (u) "Guaranty" has the meaning specified therefor in the Credit Agreement.

          (v) "Insolvency Proceeding" has the meaning specified therefor in the Credit Agreement.

          (w) "Intellectual Property" means any and all Intellectual Property Licenses, Patents, Copyrights, Trademarks, the goodwill associated with such Trademarks, trade secrets and customer lists.

          (x) "Intellectual Property Licenses" means rights under or interest in any patent, trademark, copyright or other intellectual property, including software license agreements with any other party, whether the applicable Grantor is a licensee or licensor under any such license agreement (but excluding any off-the-shelf software license agreement), including the license agreements listed on Schedule 3 attached hereto and made a part hereof, and the right to use the foregoing in connection with the enforcement of the Lender Group's rights under the Loan Documents, including the right to prepare for sale and sell any and all Inventory and Equipment now or hereafter owned by any Grantor and now or hereafter covered by such licenses.

          (y) "Inventory" means inventory (as that term is defined in the Code).

          (z) "Investment Related Property" means (i) investment property (as that term is defined in the Code), and (ii) all of the following regardless of whether classified as investment property under the Code: all Pledged Interests, Pledged Operating Agreements, and Pledged Partnership Agreements.

          (aa) "Lender Group" has the meaning specified therefor in the Credit Agreement.

          (bb) "Loan Document" has the meaning specified therefor in the Credit Agreement.

          (cc) "Negotiable Collateral" means letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents (as that term is defined in the Code).

          (dd) "Obligations" has the meaning specified therefor in the Credit Agreement.

          (ee) "Patents" means patents and patent applications, including the patents and patent applications listed on Schedule 4 attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, and (iv) all of each Grantor's rights corresponding thereto throughout the world.

          (ff) "Patent Security Agreement" means each Patent Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit B attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Patents.

          (gg) "Permitted Liens" has the meaning specified therefor in the Credit Agreement.

          (hh) "Person" has the meaning specified therefor in the Credit Agreement.

          (ii) "Pledged Companies" means, each Person listed on Schedule 5 hereto as a "Pledged Company", together with each other Person, all or a portion of whose Stock, is acquired or otherwise owned by a Grantor after the Closing Date.

          (jj) "Pledged Interests" means all of each Grantor's right, title and interest in and to all of the Stock now or hereafter owned by such Grantor, regardless of class or designation, including, in each of the Pledged Companies, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, including any certificates representing the Stock, the right to request after the occurrence and during the continuation of an Event of Default that such Stock be registered in the name of Agent or any of its nominees, the right to receive any certificates representing any of the Stock and the right to require that such certificates be delivered to Agent together with undated powers or assignments of investment securities with respect thereto, duly endorsed in blank by such Grantor, all warrants, options, share appreciation rights and other rights, contractual or otherwise, in respect thereof and of all dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

          (kk) "Pledged Interests Addendum" means a Pledged Interests Addendum substantially in the form of Exhibit C to this Agreement.

          (ll) "Pledged Operating Agreements" means all of each Grantor's rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

          (mm) "Pledged Partnership Agreements" means all of each Grantor's rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

          (nn) "Proceeds" has the meaning specified therefor in Section 2.

          (oo) "Real Property" means any estates or interests in real property now owned or hereafter acquired by any Grantor and the improvements thereto.

          (pp) "Records" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

          (qq) "Security Interest" has the meaning specified therefor in Section 2.

          (rr) "Secured Obligations" has the meaning specified in the recitals to this Agreement.

          (ss) "Securities Account" means a securities account (as that term is defined in the Code).

          (tt)  "Stock"  has  the  meaning  specified  therefor  in  the  Credit
     Agreement

          (uu) "Supporting Obligations" means Supporting Obligations (as such term is defined in the Code), and includes letters of credit and guaranties issued in support of Accounts, Chattel Paper, documents, General Intangibles, instruments, or Investment Related Property.

          (vv) "Trademarks" means trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 6 attached hereto and made a part hereof, and (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii) the right to sue for past, present and future infringements and dilutions thereof, (iv) the goodwill of each Grantor's business symbolized by the foregoing and connected therewith, and (v) all of each Grantor's rights corresponding thereto throughout the world.

          (ww) "Trademark Security Agreement" means each Trademark Security Agreement among Grantors, or any of them, and Agent, for the benefit of the Lender Group and the Bank Product Provider, in substantially the form of Exhibit D attached hereto, pursuant to which Grantors have granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in all their respective Trademarks.

          (xx) "URL" means "uniform resource locator," an internet web address.

     2. Grant of Security. Each Grantor hereby unconditionally grants, assigns and pledges to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing security interest (hereinafter referred to as the "Security Interest") in all personal property of such Grantor whether now owned or hereafter acquired or arising and wherever located, including such Grantor's right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (the "Collateral"):

          (a) all of such Grantor's Accounts;

          (b) all of such Grantor's Books;

          (c) all of such Grantor's Chattel Paper;

          (d)  all of  such  Grantor's  interest  with  respect  to any  Deposit
     Account;

          (e) all of such Grantor's Equipment and fixtures;

          (f) All of such Grantor's General Intangibles;

          (g) all of such Grantor's Inventory;

          (h) all of such Grantor's Investment Related Property;

          (i) all of such Grantor's Negotiable Collateral;

          (j) all of such Grantor's rights in respect of Supporting Obligations;

          (k) all of such Grantor's interest with respect to any Commercial Tort Claims;

          (l) all of such Grantor's money, Cash Equivalents, or other assets of each such Grantor that now or hereafter come into the possession, custody, or control of Agent or any other member of the Lender Group;

          (m) all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims covering or relating to any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, General Intangibles, Inventory, Investment Related Property, Negotiable Collateral, Supporting Obligations, money, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, the proceeds of any award in condemnation with respect to any of the property of Grantors, any rebates or refunds, whether for taxes or otherwise, and all proceeds of any such proceeds, or any portion thereof or interest therein, and the proceeds thereof, and all proceeds of any loss of, damage to, or destruction of the above, whether insured or not insured, and, to the extent not otherwise included, any indemnity, warranty, or guaranty payable by reason of loss or damage to, or otherwise with respect to any of the foregoing Collateral (the "Proceeds"). Without limiting the generality of the foregoing, the term "Proceeds" includes whatever is receivable or received when Investment Related Property or proceeds are sold, exchanged, collected, or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guaranty payable to any Grantor or Agent from time to time with respect to any of the Investment Related Property.

          Anything contained in this Agreement to the contrary notwithstanding, the term "Collateral" shall not include (i) the Real Property (as defined in the Real Estate Loan Agreement), (ii) the Aircraft (as defined in the Credit Agreement), and (iii) any goods (and any accessions, fixtures, and attachments thereto) that are purchased or acquired with proceeds of, and subject to a Lien in favor of the provider of, Permitted Purchase Money Indebtedness to the extent that (A) the contract for such Permitted Purchase Money Indebtedness expressly prohibits the grant of a security interest or Lien (other than the security interest or Lien securing such Permitted Purchase Money Indebtedness) on such goods (and any accessions, fixtures, and attachments thereto) and (B) such prohibition has not been waived or the consent of the provider of such Permitted Purchase Money Indebtedness has not been obtained; provided, that the foregoing exclusion
     (1) shall not apply when such prohibition is no longer in effect, and (2) shall not limit, impair, or otherwise affect the Agent's continuing security interests in and Liens upon any rights or interests of any Grantor in or to any proceeds, substitutions, or replacements of such goods (and any accessions, fixtures, and attachments thereto), to the extent not covered, or to the extent permitted if covered, by the Lien securing such Permitted Purchase Money Indebtedness.

     3. Security for Obligations. This Agreement and the Security Interest created hereby secures the payment and performance of all the Secured
Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, but for the fact that they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. Grantors Remain Liable. Anything herein to the contrary notwithstanding,
(a) each of the Grantors shall remain liable under the contracts and agreements included in the Collateral, including the Pledged Operating Agreements and the Pledged Partnership Agreements, to perform all of the duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Agent or any other member of the Lender Group of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under such contracts and agreements included in the Collateral, and
(c) none of the members of the Lender Group shall have any obligation or liability under such contracts and agreements included in the Collateral by reason of this Agreement, nor shall any of the members of the Lender Group be obligated to perform any of the obligations or duties of any Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Credit Agreement, or other Loan Documents, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting the ordinary course of their respective businesses, subject to and upon the terms hereof and of the Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, it is the intention of the parties hereto that record and beneficial ownership of the Pledged Interests, including all voting, consensual, and dividend rights, shall remain in the applicable Grantor until the occurrence of an Event of Default and until Agent shall notify the applicable Grantor of Agent's exercise of voting, consensual, or dividend rights with respect to the Pledged Interests pursuant to Section 15 hereof.

     5. Representations and Warranties. Each Grantor hereby represents and warrants as follows:

          (a) The exact legal name of each of the Grantors is set forth on the signature pages of this Agreement or a written notice provided to Agent pursuant to Section 6.5 of the Credit Agreement.

          (b) Schedule 7 attached hereto sets forth all Real Property owned by Grantors as of the Closing Date.

          (c) As of the Closing Date, no Grantor has any interest in, or title to, any Copyrights, Intellectual Property Licenses, Patents, or Trademarks except as set forth on Schedules 2, 3, 4 and 6, respectively, attached hereto. This Agreement is effective to create a valid and continuing Lien on such Copyrights, Intellectual Property Licenses, Patents and Trademarks and, upon filing of the Copyright Security Agreement with the United States Copyright Office and filing of the Patent Security Agreement and the Trademark Security Agreement with the United State Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed on Schedule 8 hereto, all action necessary or desirable to protect and perfect the Security Interest in and to on each Grantor's Patents, Trademarks, or Copyrights has been taken and such perfected Security Interests are enforceable as such as against any and all creditors of and purchasers from any Grantor. No Grantor has any interest in any Copyright that is necessary in connection with the operation of such Grantor's business, except for those Copyrights identified on Schedule 2 attached hereto which have been registered with the United States Copyright Office.

          (d) This Agreement creates a valid security interest in the Collateral of each of Grantors, to the extent a security interest therein can be created under the Code, securing the payment of the Secured Obligations. Except to the extent a security interest in the Collateral cannot be perfected by the filing of a financing statement under the Code, all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken or will have been taken upon the filing of financing statements listing each applicable Grantor, as a debtor, and Agent, as secured party, in the jurisdictions listed next to such Grantor's name on Schedule 8 attached hereto. Upon the making of such filings, Agent shall have a first priority perfected security interest in the Collateral of each Grantor to the extent such security interest can be perfected by the filing of a financing statement. All action by any Grantor necessary to protect and perfect such security interest on each item of Collateral has been duly taken.

          (e) (i) Except for the Security Interest created hereby, each Grantor is and will at all times be the sole holder of record and the legal and beneficial owner, free and clear of all Liens other than Permitted Liens, of the Pledged Interests indicated on Schedule 5 as being owned by such Grantor and, when acquired by such Grantor, any Pledged Interests acquired after the Closing Date; (ii) all of the Pledged Interests are duly authorized, validly issued, fully paid and nonassessable and the Pledged Interests constitute or will constitute the percentage of the issued and outstanding Stock of the Pledged Companies of such Grantor identified on
     Schedule 5 hereto as supplemented or modified by any Pledged Interests Addendum or any Supplement to this Agreement; (iii) such Grantor has the right and requisite authority to pledge, the Investment Related Property pledged by such Grantor to Agent as provided herein; (iv) all actions necessary or desirable to perfect, establish the first priority of, or otherwise protect, Agent's Liens in the Investment Related Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B) upon the taking of possession by Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor; (C) upon the filing of financing statements in the applicable jurisdiction set forth on Schedule 8 attached hereto for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates, and (D) with respect to any Securities Accounts, upon the delivery of Control Agreements with respect thereto; and (v) each Grantor has delivered to and deposited with Agent (or, with respect to any Pledged Interests created or obtained after the Closing Date, will deliver and deposit in accordance with Sections 6(a) and 8 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, and undated powers endorsed in blank with respect to such certificates. None of the Pledged Interests owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

          (f) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required (i) for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement or for the execution, delivery, or performance of this Agreement by such Grantor, or
     (ii) for the exercise by Agent of the voting or other rights provided for in this Agreement with respect to the Investment Related Property or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with such disposition of Investment Related Property by laws affecting the offering and sale of securities generally.

     6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Agent and the Lender Group that from and after the date of this Agreement and until the date of termination of this Agreement in accordance with Section 23 hereof:

          (a) Possession of Collateral. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Investment Related Property, or Chattel Paper, and if and to the extent that perfection or priority of Agent's Security Interest is dependent on or enhanced by possession, the applicable Grantor, immediately upon the request of Agent and in accordance with Section 8 hereof, shall execute such other documents and instruments as shall be requested by Agent or, if applicable, endorse and deliver physical possession of such Negotiable
     Collateral, Investment Related Property, or Chattel Paper to Agent, together with such undated powers endorsed in blank as shall be requested by Agent; provided that Grantors shall have no obligation to comply with the foregoing with respect to the Living Word Missionary Baptist Church bonds with a nominal value of $57,500 in the aggregate held by Borrower as of the Closing Date.

          (b) Chattel Paper.

               (i) Each Grantor shall take all steps reasonably necessary to grant Agent control of all electronic Chattel Paper in accordance with the Code and all "transferable records" as that term is defined in
          Section 16 of the Uniform Electronic Transaction Act and Section 201 of the federal Electronic Signatures in Global and National Commerce Act as in effect in any relevant jurisdiction;

               (ii) If any Grantor retains possession of any Chattel Paper or instruments (which retention of possession shall be subject to the extent permitted hereby and by the Credit Agreement), promptly upon the request of Agent, such Chattel Paper and instruments shall be marked with the following legend: "This writing and the obligations evidenced or secured hereby are subject to the Security Interest of Wells Fargo Foothill, Inc., as Agent for the benefit of the Lender Group and the Bank Product Provider";

     (c) Control Agreements.

               (i) To the extent required by the Credit Agreement, each Grantor shall obtain an authenticated Control Agreement, from each bank holding a Deposit Account for such Grantor;

               (ii) To the extent required by the Credit Agreement, each Grantor shall obtain authenticated Control Agreements, from each issuer of uncertificated securities, securities intermediary, or commodities intermediary issuing or holding any financial assets or commodities to or for any Grantor;

          (d) Letter of Credit Rights. Each Grantor that is or becomes the beneficiary of a letter of credit shall promptly (and in any event within 2 Business Days after becoming a beneficiary), notify Agent thereof and, upon the request by Agent, enter into a tri-party agreement with Agent and the issuer or confirmation bank with respect to letter-of-credit rights (as that term is defined in the Code) assigning such letter-of-credit rights to Agent and directing all payments thereunder to Agent's Account, all in form and substance satisfactory to Agent;

          (e) Commercial Tort Claims. Each Grantor shall promptly (and in any event within 2 Business Days of receipt thereof), notify Agent in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party and, upon request of Agent, promptly amend Schedule 1 to this Agreement, authorize the filing of additional financing statements or amendments to existing financing statements and do such other acts or things deemed necessary or desirable by Agent to give Agent a first priority, perfected security interest in any such Commercial Tort Claim;

          (f) Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, Grantors shall promptly (and in any event within 2 Business Days of the creation thereof) notify Agent thereof in writing and execute any instruments or take any steps reasonably required by Agent in order that all moneys due or to become due under such contract or contracts shall be assigned to Agent, for the benefit of the Lender Group and the Bank Product Provider, and notice thereof given under the Assignment of Claims Act or other applicable law;

          (g) Intellectual Property.

               (i) Upon request of Agent, in order to facilitate filings with the United States Patent and Trademark Office and the United States Copyright Office, each Grantor shall execute and deliver to Agent one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements to evidence Agent's Lien on such
          Grantor's Patents, Trademarks, or Copyrights, and the General Intangibles of such Grantor relating thereto or represented thereby;

               (ii) Each Grantor shall have the duty, to the extent necessary or economically  desirable in the operation of such  Grantor's  business,
          (A) to promptly sue for infringement, misappropriation, or dilution and to recover any and all damages for such infringement, misappropriation, or dilution, (B) to prosecute diligently any trademark application or service mark application that is part of the Trademarks pending as of the date hereof or hereafter until the termination of this Agreement, (C) to prosecute diligently any patent application that is part of the Patents pending as of the date hereof or hereafter until the termination of this Agreement, and (D) to take all reasonable and necessary action to preserve and maintain all of such Grantor's Trademarks, Patents, Copyrights, Intellectual Property Licenses, and its rights therein, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings. Each Grantor shall promptly file an application with the United States Copyright Office for any Copyright that has not been registered with the United States Copyright Office if such Copyright is necessary in connection with the operation of such Grantor's business. Any expenses incurred in connection with the foregoing shall be borne by the appropriate Grantor. Each Grantor further agrees not to abandon any Trademark, Patent, Copyright, or Intellectual Property License that is necessary or economically desirable in the operation of such Grantor's business without the prior written consent of Agent;

               (iii) Grantors acknowledge and agree that the Lender Group shall have no duties with respect to the Trademarks, Patents, Copyrights, or Intellectual Property Licenses. Without limiting the generality of this Section 6(g), Grantors acknowledge and agree that no member of the Lender Group shall be under any obligation to take any steps necessary to preserve rights in the Trademarks, Patents, Copyrights, or Intellectual Property Licenses against any other Person, but any member of the Lender Group may do so at its option from and after the occurrence and during the continuance of an Event of Default, and all expenses incurred in connection therewith (including reasonable fees and expenses of attorneys and other professionals) shall be for the sole account of Borrower and shall be chargeable to the Loan Account;

               (iv) In no event shall any Grantor, either itself or through any agent, employee, licensee, or designee, file an application for the registration of any Patent, Trademark, or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving Agent prior written notice thereof. Promptly upon any such filing, each Grantor shall comply with Section 6(g)(i) hereof;

          (h) Investment Related Property.

               (i) If any Grantor shall receive or become entitled to receive any Pledged Interests after the Closing Date, it shall promptly (and in any event within 2 Business Days of receipt thereof) deliver to Agent a duly executed Pledged Interests Addendum identifying such Pledged Interests;

               (ii) Upon the occurrence and during the continuance of a Default or Event of Default, all sums of money and property paid or distributed in respect of the Investment Related Property which are received by any Grantor shall be held by the Grantors in trust for the benefit of Agent segregated from such Grantor's other property, and such Grantor shall deliver it forthwith to Agent's in the exact form received;

               (iii) Each Grantor shall promptly deliver to Agent a copy of each notice or other communication received by it in respect of any Pledged Interests;

               (iv) No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Interests, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or permit to exist any restriction with respect to any Pledged Interests other than pursuant to the Loan Documents;

               (v) Each Grantor agrees that it will cooperate with Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Security Interest on the Investment Related Property or any sale or transfer thereof;

               (vi) As to all limited liability company or partnership interests, issued under any Pledged Operating Agreement or Pledged Partnership Agreement, each Grantor hereby represents, warrants and covenants that the Pledged Interests issued pursuant to such agreement
          (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account. In addition, none of the Pledged Operating Agreements, the Pledged Partnership Agreements, or any other agreements governing any of the Pledged Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction;

          (i) Real Property; Fixtures. Each Grantor covenants and agrees that upon the acquisition of any fee interest in Real Property (other than the Headquarters) it will promptly (and in any event within 2 Business Days of acquisition) notify Agent of the acquisition of such Real Property and will grant to Agent, for the benefit of the Lender Group and the Bank Product Provider, a first priority Mortgage on each fee interest in Real Property now or hereafter owned by such Grantor and shall deliver such other documentation and opinions, in form and substance satisfactory to Agent, in connection with the grant of such Mortgage as Agent shall request in its Permitted Discretion, including title insurance policies, financing statements, fixture filings and environmental audits and such Grantor shall pay all recording costs, intangible taxes and other fees and costs (including reasonable attorneys fees and expenses) incurred in connection therewith. Each Grantor acknowledges and agrees that, to the extent permitted by applicable law, all of the Collateral shall remain personal property regardless of the manner of its attachment or affixation to real property.

          (j) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except expressly permitted by the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any of Grantors, except for Permitted Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Agent's consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Loan Documents; and

          (k) Other Actions as to Any and All Collateral. Each Grantor shall promptly (and in any event within 2 Business Days of acquiring or obtaining such Collateral) notify Agent in writing upon (i) acquiring or otherwise obtaining any Collateral after the date hereof consisting of Trademarks, Patents, Copyrights, Intellectual Property Licenses, Investment Related Property, Chattel Paper (electronic, tangible or otherwise), documents (as defined in Article 9 of the Code), promissory notes (as defined in the Code, or instruments (as defined in the Code) or (ii) any amount payable under or in connection with any of the Collateral being or becoming evidenced after the date hereof by any Chattel Paper, documents, promissory notes, or instruments and, in each such case upon the request of Agent and in accordance with Section 8 hereof, promptly execute such other documents, or if applicable, deliver such Chattel Paper, other documents or certificates evidencing any Investment Related Property in accordance with
     Section 6 hereof and do such other acts or things deemed necessary or desirable by Agent to protect Agent's Security Interest therein; and

          (l) Motor Vehicles. Upon request of Agent, with respect to all motor vehicles owned by any Grantor, Grantor shall deliver to Agent, a certificate of title for all such motor vehicles and shall cause those title certificates to be filed (with the Agent's Lien noted thereon) in the appropriate state motor vehicle filing office; provided that Grantors shall have no obligation to comply with this Section 6(l) until the aggregate fair market value of all motor vehicles owned by Grantors exceeds $200,000.

     7. Relation to Other Security Documents. The provisions of this Agreement shall be read and construed with the other Loan Documents referred to below in the manner so indicated.

          (a) Credit Agreement. In the event of any conflict between any provision in this Agreement and a provision in the Credit Agreement, such provision of the Credit Agreement shall control.

          (b) Patent, Trademark, Copyright Security Agreements. The provisions of the Copyright Security Agreements, Trademark Security Agreements, and Patent Security Agreements are supplemental to the provisions of this Agreement, and nothing contained in the Copyright Security Agreements, Trademark Security Agreements, or the Patent Security Agreements shall limit any of the rights or remedies of Agent hereunder.

     8. Further Assurances.

          (a) Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Agent may reasonably request, in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

          (b) Each Grantor authorizes the filing by Agent financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Agent such other instruments or notices, as may be necessary or as Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby.

          (c) Each Grantor authorizes Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments (i) describing the Collateral as "all personal property of debtor" or "all assets of debtor" or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

          (d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Agent, subject to such Grantor's rights under
     Section 9-509(d)(2) of the Code.

     9. Agent's Right to Perform Contracts. Upon the occurrence and during the continuance of an Event of Default, Agent (or its designee) may proceed to perform any and all of the obligations of any Grantor contained in any contract, lease, or other agreement and exercise any and all rights of any Grantor therein contained as fully as such Grantor itself could.

     10. Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Credit Agreement, to take any action and to execute any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including:

          (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection with the Accounts or any other Collateral of such Grantor;

          (b) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of Agent;

          (c) to receive, indorse, and collect any drafts or other instruments, documents, Negotiable Collateral or Chattel Paper;

          (d) to file any claims or take any action or institute any proceedings which Agent may deem necessary or desirable for the collection of any of the Collateral of such Grantor or otherwise to enforce the rights of Agent with respect to any of the Collateral;

          (e) to repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any Person obligated to such Grantor in respect of any Account of such Grantor;

          (f) to use any labels, Patents, Trademarks, trade names, URLs, domain names, industrial designs, Copyrights, advertising matter or other industrial or intellectual property rights, in advertising for sale and selling Inventory and other Collateral and to collect any amounts due under Accounts, contracts or Negotiable Collateral of such Grantor; and

          (g) Agent on behalf of the Lender Group shall have the right, but shall not be obligated, to bring suit in its own name to enforce the Trademarks, Patents, Copyrights and Intellectual Property Licenses and, if Agent shall commence any such suit, the appropriate Grantor shall, at the request of Agent, do any and all lawful acts and execute any and all proper documents reasonably required by Agent in aid of such enforcement.

          To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.


     11. Agent May Perform. If any of Grantors fails to perform any agreement contained herein, Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors.

     12. Agent's Duties. The powers conferred on Agent hereunder are solely to protect Agent's interest in the Collateral, for the benefit of the Lender Group and the Bank Product Provider, and shall not impose any duty upon Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Agent accords its own property.

     13. Collection of Accounts, General Intangibles and Negotiable Collateral. At any time upon the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of any Grantor that the Accounts, General Intangibles, Chattel Paper or Negotiable Collateral have been assigned to Agent, for the benefit of the Lender Group and the Bank Product Provider, or that Agent has a security interest therein, and (b) collect the Accounts, General Intangibles and Negotiable Collateral directly, and any collection costs and expenses shall constitute part of such Grantor's Secured Obligations under the Loan Documents.

     14. Disposition of Pledged Interests by Agent. None of the Pledged Interests existing as of the date of this Agreement are, and none of the Pledged Interests hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. Each Grantor understands that in connection with such disposition, Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Interests than if the Pledged Interests were registered and qualified pursuant to federal and state securities laws and sold on the open market. Each Grantor, therefore, agrees that: (a) if Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Interests or any portion thereof to be sold at a private sale, Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Interest or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that Agent has handled the disposition in a commercially reasonable manner.

     15. Voting Rights.

          (a) Upon the occurrence and during the continuation of an Event of Default, (i) Agent may, at its option, and with 2 Business Days prior notice to any Grantor, and in addition to all rights and remedies available to Agent under any other agreement, at law, in equity, or otherwise, exercise all voting rights, and all other ownership or consensual rights in respect of the Pledged Interests owned by such Grantor, but under no circumstances is Agent obligated by the terms of this Agreement to exercise such rights, and (ii) if Agent duly exercises its right to vote any of such Pledged Interests, each Grantor hereby appoints Agent, such Grantor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote such Pledged Interests in any manner Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders, partners or members, as the case may be. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

          (b) For so long as any Grantor shall have the right to vote the Pledged Interests owned by it, such Grantor covenants and agrees that it will not, without the prior written consent of Agent, vote or take any consensual action with respect to such Pledged Interests which would materially adversely affect the rights of Agent and the other members of the Lender Group or the value of the Pledged Interests.

     16. Remedies. Upon the occurrence and during the continuance of an Event of
Default:

          (a) Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Loan Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, in any such event, Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any of Grantors or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may take immediate possession of all or any portion of the Collateral and (i) require Grantors to, and each Grantor hereby agrees that it will at its own expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at one or more locations where such Grantor regularly maintains Inventory, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Agent's offices or elsewhere, for cash, on credit, and upon such other terms as Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least 10 days notice to any of Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notice shall constitute a reasonable "authenticated notification of disposition" within the meaning of Section 9-611 of the Code. Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Agent is hereby granted a license or other right to use, without liability for royalties or any other charge, each Grantor's labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks and advertising matter, URLs, domain names, industrial designs, other industrial or intellectual property or any property of a similar nature, whether owned by any of Grantors or with respect to which any of Grantors have rights under license, sublicense, or other agreements, as it pertains to the Collateral, in preparing for sale, advertising for sale and selling any Collateral, and each Grantor's rights under all licenses and all franchise agreements shall inure to the benefit of Agent.

          (c) Any cash held by Agent as Collateral and all cash proceeds received by Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations in the order set forth in the Credit Agreement. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full, each Grantor shall remain jointly and severally liable for any such deficiency.

          (d) Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing Agent shall have the right to an immediate writ of possession without notice of a hearing. Agent shall have the right to the appointment of a receiver for the properties and assets of each of Grantors, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantors may have thereto or the right to have a bond or other security posted by Agent.

     17.Pledged Companies that are Regulated Subsidiaries. Anything to the contrary contained herein notwithstanding, with respect to any Pledged Company that is a Regulated Subsidiary, all rights, remedies, and powers provided in this Agreement are subject to any mandatory provision of applicable law that relates to the acquisition and control of such Pledged Company. Each Grantor agrees that, upon the occurrence of and during the continuance of an Event of Default and at Agent's request, it will, and will cause each of its Subsidiaries to, promptly cooperate with Agent's efforts to comply with such mandatory provisions of applicable law.


     18. Remedies Cumulative. Each right, power, and remedy of Agent as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Agent, of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Agent of any or all such other rights, powers, or remedies.

     19. Marshaling. Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent's rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

     20. Indemnity and Expenses.

          (a) Each Grantor agrees to indemnify Agent and the other members of the Lender Group from and against all claims, lawsuits and liabilities (including reasonable attorneys fees) growing out of or resulting from this Agreement (including enforcement of this Agreement) or any other Loan Document to which such Grantor is a party, except claims, losses or liabilities resulting from the gross negligence or willful misconduct of the party seeking indemnification as determined by a final non-appealable order of a court of competent jurisdiction. This provision shall survive the termination of this Agreement and the Credit Agreement and the repayment of the Secured Obligations.

          (b) Grantors, jointly and severally, shall, upon demand, pay to Agent (or Agent, may charge to the Loan Account) all the Lender Group Expenses which Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or, upon an Event of Default, the sale of, collection from, or other realization upon, any of the Collateral in accordance with this Agreement and the other Loan Documents, (iii) the exercise or enforcement of any of the rights of Agent hereunder or (iv) the failure by any of Grantors to perform or observe any of the provisions hereof.

     21. Merger, Amendments; Etc. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any of Grantors herefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Agent and each of Grantors to which such amendment applies.

     22. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Agent at its address specified in the Credit Agreement, and to any of the Grantors at their respective addresses specified in the Credit Agreement or Guaranty, as applicable, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party.

     23. Continuing Security Interest: Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Obligations have been paid in full in cash in accordance with the provisions of the Credit Agreement and the Commitments have expired or have been terminated, (b) be binding upon each of Grantors, and their respective successors and assigns, and (c) inure to the benefit of, and be enforceable by, Agent, and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any the Lender may, in accordance with the provisions of the Credit Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such the Lender herein or otherwise. Upon payment in full in cash of the Obligations in accordance with the provisions of the Credit Agreement and the expiration or termination of the Commitments, the Security Interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. At such time, Agent will authorize the filing of appropriate termination statements to terminate such Security Interests. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Credit Agreement, any other Loan Document, or any other instrument or document executed and delivered by any Grantor to Agent nor any additional Advances or other loans made by any the Lender to Borrower, nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Agent, nor any other act of the Lender Group or the Bank Product Provider, or any of them, shall release any of Grantors from any obligation, except a release or discharge executed in writing by Agent in accordance with the provisions of the Credit Agreement. Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Agent and then only to the extent therein set forth. A waiver by Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Agent would otherwise have had on any other occasion.

     24. Governing Law.

          (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. AGENT AND EACH GRANTOR WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 24(b).

          (c) AGENT AND EACH GRANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. AGENT AND EACH GRANTOR REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     25. New Subsidiaries. Pursuant to Section 5.16 of the Credit Agreement, any new direct or indirect Subsidiary (whether by acquisition or creation) of Grantor is required to enter into this Agreement by executing and delivering in favor of Agent a supplement to this Agreement in the form of Annex 1 attached hereto. Upon the execution and delivery of Annex 1 by such new Subsidiary, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

     26. Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Agent" shall be a reference to Agent, for the benefit of the Lender Group and the Bank Product Provider.

     27. Miscellaneous.

          (a) This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

          (b)  Any   provision  of  this   Agreement   which  is  prohibited  or
     unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

          (c) Headings used in this Agreement are for convenience only and shall not beused in connection with the interpretation of any provision hereof.

          (d) The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

          (e) Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.






     IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.

GRANTORS:                          PRE-PAID LEGAL SERVICES, INC.,
                                   an Oklahoma corporation
                                   By: /s/ Steve Williamson
                                      ------------------------------------------
                                   Name:  Steve Williamson
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------


                                   AMERICAN LEGAL SERVICES, INC.,
                                   an Oklahoma corporation
                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   ADA TRAVEL SERVICE, INC.,
                                   an Oklahoma corporation
                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   PRE-PAID LEGAL ACCESS, INC.,
                                   an Oklahoma corporation
                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   PRE-PAID CANADIAN HOLDINGS, L.L.C.,
                                   an Oklahoma limited liability company
                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   PPL AGENCY, INC.,
                                   an Oklahoma corporation
                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


AGENT:                             WELLS FARGO FOOTHILL, INC., as Agent
                                   By:  /s/ Jackie Hermie
                                      ------------------------------------------
                                   Name:  Jackie Hermie
                                        ----------------------------------------
                                   Title: Vice President
                                         ---------------------------------------







Exhibit 10.2 Security Agreement




                         ANNEX 1 TO SECURITY AGREEMENT
                               FORM OF SUPPLEMENT

Supplement No. ____ (this "Supplement") dated as of _______________, 20__, to the Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") by each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each individually "Grantor") and WELLS FARGO FOOTHILL, INC. in its capacity as Agent for the Lender Group and the Bank Product Provider (together with the successors, "Agent").


                              W I T N E S S E T H:
                              - - - - - - - - - - -


WHEREAS, pursuant to that certain Credit Agreement dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the
"Credit Agreement") among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation, as borrower ("Borrower"), the lenders party thereto as "Lenders" ("Lenders"), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and


WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement or the Credit Agreement; and


WHEREAS, Grantors have entered into the Security Agreement in order to induce the Lender Group to make certain financial accommodations to Borrower; and


WHEREAS, pursuant to Section 5.16 of the Credit Agreement, new direct or indirect Subsidiaries of Borrower, must execute and deliver certain Loan Documents, including the Security Agreement, and the execution of the Security Agreement by the undersigned new Grantor or Grantors (collectively, the "New Grantors") may be accomplished by the execution of this Supplement in favor of Agent, for the benefit of the Lender Group and the Bank Product Provider;


NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:


     1. In  accordance  with  Section  24 of the  Security  Agreement,  each New
Grantor, by its signature below, becomes a "Grantor" under the Security Agreement with the same force and effect as if originally named therein as a "Grantor" and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a "Grantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Grantor" thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Secured Obligations, does hereby grant, assign, and pledge to Agent, for the benefit of the Lender Group and the Bank Product Provider, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Secured Obligations, including, any interest thereon, plus reasonable attorneys' fees and expenses if the Secured Obligations represented by the Security Agreement are collected by law, through an attorney-at-law, or under advice therefrom.
Schedule 1, "Commercial Tort Claims", Schedule 2, "Copyrights", Schedule 3, "Intellectual Property Licenses", Schedule 4, "Patents", Schedule 5, "Pledged Companies", Schedule 6, "Trademarks", Schedule 7, "Owned Real Property," and
Schedule 8, "List of Uniform Commercial Code Filing Jurisdictions", and attached hereto supplement Schedule 1, Schedule 2, Schedule 3, Schedule 4, Schedule 5,
Schedule 6, Schedule 7, and Schedule 8 respectively, to the Security Agreement and shall be deemed a part thereof for all purposes of the Security Agreement. Each reference to a "Grantor" in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is incorporated herein by reference.

     2. Each New Grantor represents and warrants to Agent, the Lender Group and the Bank Product Provider that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     3. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

     4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

     5. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, each New Grantor and Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.






NEW GRANTORS:                            [Name of New Grantor]


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

                                          [Name of New Grantor]


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

AGENT:                             WELLS FARGO FOOTHILL, INC.

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                    EXHIBIT A
                          COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this "Copyright Security Agreement") is made this ___ day of ___________, 20__, among Grantors listed on the signature pages hereof ( collectively, jointly and severally, "Grantors" and each individually "Grantor"), and WELLS FARGO FOOTHILL, INC., in its capacity as Agent for the Lender Group and the Bank Product Provider (together with its successors, the "Agent").


                              W I T N E S S E T H:
                               - - - - - - - - - -

WHEREAS, pursuant to that certain Credit Agreement dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the
"Credit Agreement") among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation, as borrower ("Borrower"), the lenders party thereto as "Lenders" ("Lenders"), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and


WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrower as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Provider, that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");


WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Provider, this Copyright Security Agreement;


NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantors hereby agree as follows:


     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

     2. GRANT OF SECURITY INTEREST IN COPYRIGHT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Copyright Collateral"):

          (a) all of such Grantor's Copyrights and Copyright Intellectual Property Licenses to which it is a party including those referred to on
     Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and

          (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Copyright or any Copyright licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Copyright Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. Grantors shall give Agent prompt notice in writing of any additional United States copyright registrations or applications therefor after the date hereof. Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any future United States registered copyrights or applications therefor of Grantors. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend
Schedule I shall in any way affect, invalidate or detract from Agent's continuing security interest in all Collateral, whether or not listed on
Schedule I.

     6. COUNTERPARTS. This Copyright Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Copyright Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     7. CONSTRUCTION. Unless the context of this Copyright Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Copyright Security Agreement or any other Loan Document refer to this Copyright Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Copyright Security Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Copyright Security Agreement unless otherwise specified. Any reference in this Copyright Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product
Obligations  that,  at such time,  are allowed by the  applicable  Bank  Product
Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.



     IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                   --------------------------------------------

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------





                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   ACCEPTED AND ACKNOWLEDGED BY:

                                   WELLS FARGO FOOTHILL, INC., as Agent


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   SCHEDULE I
                                       TO
                          COPYRIGHT SECURITY AGREEMENT

                             COPYRIGHT REGISTRATIONS

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|        Grantor         |         Country      |       Copyright       |   Registration No.   |  Registration Date  |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
|                        |                      |                       |                      |                     |
|                        |                      |                       |                      |                     |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                               Copyright Licenses


                                   EXHIBIT B
                            PATENT SECURITY AGREEMENT

     This PATENT SECURITY AGREEMENT (this "Patent Security Agreement") is made this ___ day of ___________, 20__, among the Grantors listed on the signature pages hereof (collectively, jointly and severally, "Grantors" and each individually "Grantor"), and WELLS FARGO FOOTHILL, INC., in its capacity as administrative agent for the Lender Group and the Bank Product Provider (together with its successors, "Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, pursuant to that certain Credit Agreement dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation, as borrower ("Borrower"), the lenders party thereto as "Lenders" ("Lenders"), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and

     WHEREAS, the members of Lender Group are willing to make the financial accommodations to Borrower as provided for in the Credit Agreement, but only upon the condition, among others, that the Grantors shall have executed and delivered to Agent, for the benefit of the Lender Group and the Bank Product Provider, that certain Security Agreement of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");

     WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of the Lender Group and the Bank Product Provider, this Patent Security Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

     2. GRANT OF SECURITY INTEREST IN PATENT COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Patent Collateral"):

          (a) all of its Patents and Patent Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all reissues, continuations or extensions of the foregoing; and

          (c) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future infringement or dilution of any Patent or any Patent licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Patent Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Patent Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Patent Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new patentable inventions or become entitled to the benefit of any patent application or patent for any reissue, division, or continuation, of any patent, the provisions of this Patent Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new patent rights. Without limiting Grantors' obligations under this
Section 5, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new patent rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Patent Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent's continuing security interest in all Collateral, whether or not listed on Schedule I.

     6. COUNTERPARTS. This Patent Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Patent Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     7. CONSTRUCTION. Unless the context of this Patent Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Patent Security Agreement or any other Loan Document refer to this Patent Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Patent Security Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Patent Security Agreement unless otherwise specified. Any reference in this Patent Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product
Obligations  that,  at such time,  are allowed by the  applicable  Bank  Product
Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     IN WITNESS WHEREOF, each Grantor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                   --------------------------------------------

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------





                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


                                   ACCEPTED AND ACKNOWLEDGED BY:

                                   WELLS FARGO FOOTHILL, INC., as Agent

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------





                                EXHIBIT C

                           PLEDGED INTERESTS ADDENDUM

This Pledged Interests Addendum, dated as of _________ ___, 20___, is delivered pursuant to Section 6 of the Security Agreement referred to below. The undersigned hereby agrees that this Pledged Interests Addendum may be attached to that certain Security Agreement, dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), made by the undersigned, together with the other Grantors named therein, to Wells Fargo Foothill, Inc., as Agent. Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement. The undersigned hereby agrees that the additional interests listed on this Pledged Interests Addendum as set forth below shall be and become part of the Pledged Interests pledged by the undersigned to the Agent in the Security Agreement and any pledged company set forth on this Pledged Interests Addendum as set forth below shall be and become a "Pledged Company" under the Security Agreement, each with the same force and effect as if originally named therein. The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Security Agreement of the undersigned are true and correct as to the Pledged Interests listed herein on and as of the date hereof. [-------------------]

                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



-------------------------------- ------------------------------ ------------------ ---------------- ----------------- --------------
|                               |                              |                  |                |                 |             |
|                               |                              |    Number of     |   Class of     | Percentage of   | Certificate |
|        Name of Pledgor        |   Name of Pledged Company    |   Shares/Units   |   Interests    |  Class Owned    |     Nos.    |
-------------------------------- ------------------------------ ------------------ ---------------- ----------------- --------------
|                               |                              |                  |                |                 |             |
|                               |                              |                  |                |                 |             |
-------------------------------- ------------------------------ ------------------ ---------------- ----------------- --------------
|                               |                              |                  |                |                 |             |
|                               |                              |                  |                |                 |             |
-------------------------------- ------------------------------ ------------------ ---------------- ----------------- --------------





                                    EXHIBIT D

                          TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this "Trademark Security Agreement") is made this ___ day of ___________, 20__, among Grantors listed on the signature pages hereof (collectively, jointly and severally, "Grantors" and each individually "Grantor"), and WELLS FARGO FOOTHILL, INC., in its capacity as Agent for the Lender Group and the Bank Product Provider (together with its successors, "Agent").


                              W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement dated as of June 23, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the
"Credit Agreement") among PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation, as borrower ("Borrower"), the lenders party thereto as "Lenders" ("Lenders"), and Agent, the Lender Group is willing to make certain financial accommodations available to Borrower from time to time pursuant to the terms and conditions thereof; and


WHEREAS, the members of the Lender Group are willing to make the financial accommodations to Borrower as provided for in the Credit Agreement, but only upon the condition, among others, that Grantors shall have executed and delivered to Agent, for the benefit of Lender Group and the Bank Product Provider, that certain Security Agreement dated of even date herewith (including all annexes, exhibits or schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement");


WHEREAS, pursuant to the Security Agreement, Grantors are required to execute and deliver to Agent, for the benefit of Lender Group and the Bank Product Provider, this Trademark Security Agreement;


NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:


     1. DEFINED TERMS. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement or the Credit Agreement.

     2. GRANT OF SECURITY INTEREST IN TRADEMARK COLLATERAL. Each Grantor hereby grants to Agent, for the benefit of the Lender Group and the Bank Product Provider, a continuing first priority security interest in all of such Grantor's right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the "Trademark Collateral"):

          (a) all of its Trademarks and Trademark Intellectual Property Licenses to which it is a party including those referred to on Schedule I hereto;

          (b) all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and other General Intangibles with respect to the foregoing;

          (c) all reissues, continuations or extensions of the foregoing;

          (d) all goodwill of the business connected with the use of, and symbolized by, each Trademark and each Trademark Intellectual Property License; and

          (e) all products and proceeds of the foregoing, including any claim by such Grantor against third parties for past, present or future (i) infringement or dilution of any Trademark or any Trademark licensed under any Intellectual Property License or (ii) injury to the goodwill associated with any Trademark or any Trademark licensed under any Intellectual Property License.

     3. SECURITY FOR OBLIGATIONS. This Trademark Security Agreement and the Security Interest created hereby secures the payment and performance of all the Secured Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Trademark Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by Grantors, or any of them, to Agent, the Lender Group, the Bank Product Provider or any of them, whether or not they are unenforceable or not allowable due to the existence of an Insolvency Proceeding involving any Grantor.

     4. SECURITY AGREEMENT. The security interests granted pursuant to this Trademark Security Agreement are granted in conjunction with the security interests granted to Agent, for the benefit of the Lender Group and the Bank Product Provider, pursuant to the Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

     5. AUTHORIZATION TO SUPPLEMENT. If any Grantor shall obtain rights to any new trademarks, the provisions of this Trademark Security Agreement shall automatically apply thereto. Grantors shall give prompt notice in writing to Agent with respect to any such new trademarks or renewal or extension of any trademark registration. Without limiting Grantors' obligations under this
Section 5, Grantors hereby authorize Agent unilaterally to modify this Agreement by amending Schedule I to include any such new trademark rights of Grantors. Notwithstanding the foregoing, no failure to so modify this Trademark Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from Agent's continuing security interest in all Collateral, whether or not listed on Schedule I.

     6. COUNTERPARTS. This Trademark Security Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Trademark Security Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by e-mail transmission shall be deemed an original signature hereto.

     7. CONSTRUCTION. Unless the context of this Trademark Security Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Trademark Security Agreement or any other Loan Document refer to this Trademark Security Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Trademark Security Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Trademark Security Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein or in any other Loan Document to the satisfaction or repayment in full of the Obligations shall mean the repayment in full in cash (or cash collateralization in accordance with the terms hereof) of all Obligations other than unasserted contingent indemnification Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and that are not required by the provisions of the Credit Agreement to be repaid or cash collateralized. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.



     N WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.


                                   --------------------------------------------



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------







                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------



                                   ACCEPTED AND ACKNOWLEDGED BY:

                                   WELLS FARGO FOOTHILL, INC., as Agent



                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------






                                   SCHEDULE I
                                       to
                          TRADEMARK SECURITY AGREEMENT

                      Trademark Registrations/Applications

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|                        |                      |                       |   Application/       |                     |
|       Grantor          |       Country        |          Mark         |  Registration No.    |     App/Reg Date    |
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------
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------------------------- ---------------------- ----------------------- ---------------------- ----------------------


                                   Trade Names

                             Common Law Trademarks

                         Trademarks Not Currently In Use

                               Trademark Licenses








Exhibit 10.3 Guaranty Agreement



                          GENERAL CONTINUING GUARANTY




This GENERAL CONTINUING GUARANTY (this "Guaranty"), dated as of June 23, 2006, is executed and delivered by Persons listed on the signature pages hereof and those additional entities that hereafter become parties hereto by executing a joinder hereto (each, a "Guarantor", and individually and collectively, jointly and severally, the "Guarantors"), in favor of WELLS FARGO FOOTHILL, INC., a California corporation, as arranger and administrative agent for the below defined Lenders and the Bank Product Provider (in such capacity, together with its successors and assigns, if any, in such capacity, "Agent"), in light of the following:


WHEREAS, Pre-Paid Legal Services, Inc., an Oklahoma corporation ("Borrower"), the below defined Lenders, and Agent have entered into that certain Credit Agreement dated as of June 23, 2006 (as amended, restated, modified, renewed or extended from time to time, the "Credit Agreement");


WHEREAS, each Guarantor is a subsidiary of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by the Lender Group; and


WHEREAS, in order to induce the Lender Group to extend and continue to extend the financial accommodations to Borrower pursuant to the Credit Agreement, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lender Group and the Bank Product Provider to Borrower, each Guarantor has agreed to guarantee the Guarantied Obligations.


NOW, THEREFORE, in consideration of the foregoing, each Guarantor hereby agrees as follows:


     1. Definitions and Construction.

          (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Guaranty, shall have the following meanings:

          "Agent" has the meaning set forth in the preamble to this Guaranty.

          "Borrower" has the meaning set forth in the preamble to this Guaranty.

          "Credit Agreement" has the meaning set forth in the recitals to this Guaranty.

          "Guarantied Obligations" means (a) the due and punctual payment of the principal of, and interest (including any interest that, but for the commencement of an Insolvency Proceeding, would have accrued) on, any and all premium on, and any and all fees, costs, indemnities, and expenses incurred in connection with, the Indebtedness owed by Borrower to any member of the Lender Group or any Bank Product Provider pursuant to the terms of the Credit Agreement or any other Loan Document and (b) the due and punctual payment of all other present or future Indebtedness owing by Borrower to any member of the Lender Group or any Bank Product Provider pursuant to the Loan Documents.

          "Guarantor" and "Guarantors" have the respective meanings set forth in the preamble to this Guaranty.

          "Guaranty" has the meaning set forth in the preamble to this Guaranty.

          "Indebtedness" means any and all obligations (including the Obligations), indebtedness, or liabilities of any kind or character arising directly or indirectly out of or in connection with the Credit Agreement or any other Loan Document, including all such obligations, indebtedness, or liabilities, whether for principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), premium, reimbursement obligations, fees, costs, expenses (including attorneys' fees), or indemnity obligations, whether heretofore, now, or hereafter made, incurred, or created, whether voluntarily or involuntarily made, incurred, or created, whether secured or unsecured (and if secured, regardless of the nature or extent of the security), whether absolute or contingent, liquidated or unliquidated, or determined or indeterminate, whether individual or joint liability, and, to the maximum extent permitted by applicable law, whether recovery is or hereafter becomes unenforceable for any reason whatsoever (other than as a result of the running of any statute of limitations), including any act or failure to act by any member of the Lender Group or any Bank Product Provider.

          "Lenders" means, individually and collectively, each of the lenders identified on the signature pages to the Credit Agreement, and shall include any other Person made a party to the Credit Agreement in accordance with the provisions of Section 13.1 thereof (together with their respective successors and assigns).

          "Lender Group" means, individually and collectively, each of the Lenders and Agent.

          "Voidable Transfer" has the meaning set forth in Section 9 of this Guaranty.

          (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms "includes" and "including" are not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). To the maximum extent permitted by applicable law, neither this Guaranty nor any uncertainty or ambiguity herein shall be construed against the Lender Group or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto. Any reference herein to the satisfaction or payment in full of the Guarantied Obligations shall mean the payment in full in cash (or cash collateralization in accordance with the terms of the Credit Agreement) of all Guarantied Obligations other than contingent indemnification Guarantied Obligations and other than any Bank Product Obligations that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding and are not required to be repaid or cash collateralized pursuant to the provisions of the Credit Agreement and the full and final termination of all commitments to extent any financial accommodations under the Credit Agreement and any other Loan Document. Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

     2. Guarantied Obligations. Each Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group and the Bank Product Providers, as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of such Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement and under each of the other Loan Documents.

     3. Continuing Guaranty. To the maximum extent permitted by applicable law, this Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future
Indebtedness incurred in accordance with the Loan Documents. If such a revocation is effective notwithstanding the foregoing waiver, to the maximum extent permitted by applicable law, each Guarantor acknowledges and agrees that
(a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Agent or the Lenders in existence on the date of such revocation, (d) no payment by any Guarantor, Borrower, or from any other source, prior to the date of such revocation shall reduce the maximum obligation of any Guarantor hereunder to an amount less than the full outstanding amount of the Guarantied Obligations (except for the full and final payment of the Guarantied Obligations after the termination of the Commitments), and (e) any payment by Borrower or from any source other than a Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

     4. Performance Under this Guaranty. In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the due date thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Credit Agreement or any other Loan Document, each Guarantor immediately shall cause, as applicable, such payment to be made or such obligation to be performed, kept, observed, or fulfilled.

     5. Primary Obligations. This Guaranty is a primary and original obligation of each Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect without respect to future changes in financial or other conditions of Borrower. Each Guarantor hereby agrees that it is directly, jointly and severally with each other Guarantor and any other guarantor of the Guarantied Obligations, liable to Agent, for the benefit of the Lender Group and the Bank Product Providers, that the obligations of such Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against such Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action. Each Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group or any Bank Product Provider of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group or any Bank Product Provider. Each Guarantor hereby agrees that any release which may be given by Agent to Borrower or any other guarantor shall not release any Guarantor. Each Guarantor consents and agrees that no member of the Lender Group nor any Bank Product Provider shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of any Guarantor, or against or in payment of any or all of the Guarantied Obligations.

     6. Waivers.

          (a) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations pursuant to the Loan Documents; (iii) notice of the amount of the Guarantied Obligations, subject, however, to such Guarantor's right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time;
     (iv) notice of any adverse change in the financial condition of Borrower or of any other fact that might increase such Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents; (vi) notice of any Default or Event of Default under the Credit Agreement; and (vii) all other notices (except if such notice is specifically required to be given to such Guarantor under this Guaranty or any other Loan Documents to which such Guarantor is a party) and demands to which such Guarantor might otherwise be entitled.

          (b) To the fullest extent permitted by applicable law, each Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group or any Bank Product Provider, to institute suit against Borrower or to exhaust any rights and remedies which any member of the Lender Group or any Bank Product Provider, has or may have against Borrower. In this regard, each Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent, the Lender Group, or the Bank Product Providers, as
     applicable, by such Guarantor. To the fullest extent permitted by applicable law, each Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been performed and paid in cash, to the extent of any such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

          (c) To the fullest extent permitted by applicable law, each Guarantor hereby waives: (i) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; and (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider.

          (d) Each Guarantor hereby waives (i) any right of subrogation such Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) any right to proceed against Borrower or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) any right to proceed or to seek recourse against or with respect to any property or asset of Borrower.

          (e) To the maximum extent permitted by applicable law, if any of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty at any time are secured by a mortgage or deed of trust upon real property, any member of the Lender Group or any Bank Product Provider may elect, in its sole discretion, upon a default with respect to the
     Guarantied Obligations or the obligations of any Guarantor under this Guaranty, to foreclose such mortgage or deed of trust judicially or nonjudicially in any manner permitted by law, before or after enforcing this Guaranty, without diminishing or affecting the liability of any Guarantor hereunder. Each Guarantor understands that (a) by virtue of the operation of antideficiency law applicable to nonjudicial foreclosures, an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on such a mortgage or deed of trust probably would have the effect of impairing or destroying rights of subrogation, reimbursement, contribution, or indemnity of any Guarantor against Borrower or other guarantors or sureties, and (b) absent the waiver given by each Guarantor herein, such an election would estop the Lender Group and the Bank Product Providers from enforcing this Guaranty against Guarantors. To the maximum extent permitted by applicable law, understanding the foregoing, and understanding that each Guarantor hereby is relinquishing a defense to the enforceability of this Guaranty, such Guarantor hereby waives any right to assert against any member of the Lender Group or any Bank Product Provider any defense to the enforcement of this Guaranty, whether denominated "estoppel" or otherwise, based on or arising from an election by any member of the Lender Group or any Bank Product Provider to nonjudicially foreclose on any such mortgage or deed of trust. Each Guarantor understands that the effect of the foregoing waiver may be that such Guarantor may have liability hereunder for amounts with respect to which such Guarantor may be left without rights of subrogation, reimbursement, contribution, or indemnity against Borrower or other guarantors or sureties.

          (f) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, each Guarantor, to the maximum extent permitted by applicable law, waives all rights and defenses that such Guarantor may have if all or part of the Guarantied Obligations are secured by real property. This means, among other things:

               (i) Any member of the Lender Group or any Bank Product Provider may collect from such Guarantor without first foreclosing on any real or personal property collateral that may be pledged by any Guarantor, Borrower, or any other guarantor.

               (ii) If any member of the Lender Group or any Bank Product Provider forecloses on any real property collateral that may be pledged by any Guarantor, Borrower or any other guarantor:

               (1) The amount of the Guarantied Obligations or any obligations of Guarantors in respect thereof may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.

               (2) Agent may collect from such Guarantor even if any member of the Lender Group or any Bank Product Provider, by foreclosing on the real property collateral, has destroyed any right Guarantors may have to collect from Borrower or any other guarantor.

     This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have if all or part of the Guarantied Obligations are secured by real property.

          (g) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A
     NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTORS' RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW.

          (h) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, to the maximum extent permitted by applicable law, each Guarantor hereby agrees as follows:

               (i) Agent's right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of any of the Loan Documents. Each Guarantor agrees that Agent's rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or Borrower later ceases to be liable.

               (ii) Each Guarantor agrees that Agent's rights under the Loan Documents will remain enforceable even if the amount secured by the Loan Documents is larger in amount and more burdensome than that for which Borrower is responsible. The enforceability of this Guaranty against each Guarantor shall continue until all sums due under the Loan Documents have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower's obligations under the Loan Documents, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower's obligations under any other Loan Document, any pledgor of collateral for any person's obligations to Agent or any other person in connection with the Loan Documents.

               (iii) Each Guarantor waives the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower's obligations under any Loan Document, any other pledgor of collateral for any person's obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for such Guarantor's benefit, and, to the maximum extent permitted by applicable law, agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower's obligations under the Loan Documents, any pledgor of collateral for any person's obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

          (i) To the maximum extent permitted by law, each Guarantor agrees that any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Guarantor's liability hereunder. Notwithstanding anything to the contrary contained in this Guaranty, it is understood and agreed that such Guarantor is not waiving, as a defense to any suit to enforce this Guaranty, the running of any applicable statute of limitations.

          (j) The provisions in Sections 6(e), 6(f), 6(h)(ii) and 8 are included in this Guaranty solely out of an abundance of caution and shall not be construed to mean that any of the provisions of California law described therein are in any way applicable to this Guaranty.

     7. Releases. To the maximum extent permitted by applicable law, each Guarantor consents and agrees that, without notice to or by any Guarantor and without affecting or impairing the obligations of any Guarantor hereunder, any member of the Lender Group or any Bank Product Provider may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement or any other Loan Document or may grant other indulgences to Borrower in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Credit Agreement or any other Loan Document, or may, by action or inaction, release or substitute any other guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

     8. No Election. The Lender Group and the Bank Product Providers shall have the right to seek recourse against each Guarantor to the fullest extent provided for herein and no election by any member of the Lender Group or any Bank Product Provider to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Lender Group's or any Bank Product Provider's right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group or the Bank Product Providers, has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, to the maximum extent permitted by applicable law, no action or proceeding by the Lender Group or the Bank Product Providers under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of any Guarantor under this Guaranty except to the extent that the Lender Group and the Bank Product Providers finally and unconditionally shall have realized payment in full of the Guarantied Obligations by such action or proceeding.

     9. Revival and Reinstatement. If the incurrence or payment of the Guarantied Obligations or the obligations of any Guarantor under this Guaranty by any Guarantor or the transfer by any Guarantor to Agent of any property of any Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, to the maximum extent permitted by applicable law, the liability of Guarantors automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     10. Financial Condition of Borrower. Each Guarantor represents and warrants to the Lender Group and the Bank Product Providers that it is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations. Each Guarantor further represents and warrants to the Lender Group and the Bank Product Providers that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document. Each Guarantor hereby covenants that it will continue to keep itself informed of Borrower's financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

     11. Payments; Application. All payments to be made hereunder by any Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

     12. Attorneys Fees and Costs. Each Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other costs and expenses which may be incurred by Agent or the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), irrespective of whether suit is brought.

     13. Notices. All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance Section 11 of the Credit Agreement. All notices and other communications hereunder to any Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with Section 11 of the Credit Agreement.

     14. Cumulative Remedies. No remedy under this Guaranty, under the Credit Agreement, or any other Loan Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, or any other Loan Document, and those provided by law. No delay or omission by the Lender Group or Agent on behalf thereof to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Lender Group or Agent on behalf thereof to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

     15. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

     16. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantors and the Lender Group pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by each Guarantor and Agent, on behalf of the Lender Group. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

     17. Successors and Assigns. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group and the Bank Product Providers; provided, however, no Guarantor shall assign this Guaranty or delegate any of its duties hereunder without Agent's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by the Lender Group or the Bank Product Providers, the rights and benefits herein conferred upon the Lender Group and the Bank Product Providers shall automatically extend to and be vested in such assignee or other transferee.

     18. No Third Party Beneficiary. This Guaranty is solely for the benefit of each member of the Lender Group, each Bank Product Provider, and each of their successors and assigns and may not be relied on by any other Person.

     19. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

     EACH GUARANTOR, EACH MEMBER OF THE LENDER GROUP AND THE BANK PRODUCT PROVIDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH GUARANTOR AND EACH MEMBER OF THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     20. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

     21. Agreement to be Bound. Each Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement. Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, each Guarantor hereby: (a) makes to the Lender Group each of the representations and warranties set forth in the Credit Agreement applicable to such Guarantor fully as though such Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and
(b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that Borrower agrees and covenants to cause its Subsidiaries and/or any Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that Borrower agrees and covenants to cause its Subsidiaries and/or any Guarantor not to do, in each case, fully as though such Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.


     IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.


                                   AMERICAN LEGAL SERVICES, INC.,
                                   an Oklahoma corporation

                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   ADA TRAVEL SERVICE, INC.,
                                   an Oklahoma corporation

                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------
                                      -----------------------------------------


                                   PRE-PAID LEGAL ACCESS, INC.,
                                   an Oklahoma corporation

                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------
                                      -----------------------------------------


                                   PRE-PAID CANADIAN HOLDINGS, L.L.C.,
                                   an Oklahoma limited liability company

                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------


                                   PPL AGENCY, INC.,
                                   an Oklahoma corporation

                                   By: /s/ Kathleen S. Pinson
                                      ------------------------------------------
                                   Name:  Kathleen S. Pinson
                                        ----------------------------------------
                                   Title: Secretary
                                         ---------------------------------------



Exhibit 10.4  Mortgage, Assignment of Rents and Leases and Security Agreement



MORTGAGE, ASSIGNMENT OF
RENTS AND LEASES, AND SECURITY AGREEMENT
(Oklahoma)

THIS MORTGAGE, ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (this "Mortgage") is dated as of June 23, 2006, by and from PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation ("Mortgagor"), whose address is One-Pre-Paid Way, Ada, Oklahoma 74821, to WELLS FARGO FOOTHILL, INC., a California corporation, in its capacity as administrative agent (the "Agent") for the "Lenders" pursuant to the Credit Agreement (as defined below), having an address at 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (Agent, together with its successors and assigns, is referred to herein as "Mortgagee").


                                    RECITALS:


WHEREAS, Mortgagor is the fee owner of the real property and improvements described in Exhibit A attached hereto.


WHEREAS, Mortgagor, Agent and the Lenders (as defined in the Credit Agreement) have entered into that certain Credit Agreement dated as of June 23, 2006 (as amended, supplemented or otherwise modified heretofore or hereinafter from time to time, the "Credit Agreement"), which Credit Agreement provides for a revolving loan, a term loan and other extensions of credit in the principal amount as specified in said Credit Agreement. Agent and the Lenders are unwilling to enter into the Credit Agreement and make available to Mortgagor the credit facilities provided therein unless Mortgagor, among other things, secures the obligations of Mortgagor under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) by delivering this Mortgage.


WHEREAS, Mortgagor is receiving a good and valuable benefit, the sufficiency and receipt of which is hereby acknowledged, from Agent and Lenders entering into the Credit Agreement with Mortgagor.


                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.1 Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

          (a) "Event of Default": shall have the meaning ascribed to such term in Article 4 hereof.

          (b) "Indebtedness": All obligations of Mortgagor to Mortgagee arising under or in connection with the Credit Agreement or any Bank Product Agreements, including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Credit Agreement and the other Loan Documents, with such indebtedness maturing on the Maturity Date (as defined in the Credit Agreement), including principal, interest and other amounts which may now or hereafter be advanced as Advances or under the Term Loan,
     (2) the full and prompt performance of any and all repayment, fee, and reimbursement obligations with respect to any Letters of Credit, (3) fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with the Credit Agreement or any other Loan Document, (4) any and all future advances made pursuant to the terms of the Credit Agreement, and (5) all other payment Obligations. The Credit Agreement provides for a revolving credit facility that permits Mortgagor to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Mortgagee, all upon satisfaction of certain conditions stated in the Credit Agreement, and this Mortgage secures, among other things, all Advances and re-advances under the revolving credit feature of the Credit Agreement.

          (c) "Obligations": All of the agreements, covenants, conditions, warranties, representations and other obligations of Mortgagor and Mortgagor under the Credit Agreement and the other Loan Documents, including, but not limited to, the "Obligations", as defined under the Credit Agreement, but specifically excluding "Bank Product Obligations", as defined under the Credit Agreement.

          (d) "Mortgaged Property": All of Mortgagor's interest in (1) the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Mortgagor (the "Land"), (2) all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the "Improvements"; the Land and Improvements are collectively referred to herein as the "Premises"), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the "Fixtures"), (4) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Mortgaged Property, whether made before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the "Leases"), (5) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property or any part thereof, whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (the "Rents"), (6) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the "Property Agreements"), (7) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (8) all property tax refunds, utility refunds and rebates, earned or received at any time (the "Tax Refunds"), (9) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the "Proceeds"), (10) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the "Insurance"), (11) all of Mortgagor's right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the "Condemnation Awards"), (12) all of Mortgagor's rights to appear and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagor in the Mortgaged Property, and (13) all rights, powers, privileges, options and other benefits of Mortgagor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Indebtedness and the Obligations), and to do all other things which Mortgagor or any lessor is or may become entitled to do under the Leases. As used in this Mortgage, the term "Mortgaged Property" shall mean all or, where the context permits or requires, any portion of the above or any interest therein. THE TERM "MORTGAGED PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH MORTGAGEE HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

          (e) "Permitted Liens": shall have the meaning ascribed to such term in the Credit Agreement.

          (f) "UCC": The Uniform Commercial Code of the state in which the Land is located or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than the state in which the Land is located, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

                                   ARTICLE 2
                                      GRANT

     Section 2.1 Grant. For and in consideration of good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Mortgagor herein set forth, to secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Mortgagee the Mortgaged
Property,  subject,  however,  to the Permitted  Liens,  TO HAVE AND TO HOLD the
Mortgaged Property and all parts, rights and appurtenances thereof, to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

     TO HAVE AND TO HOLD, the Mortgaged Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Mortgagee, its successors and assigns, forever. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Mortgagor hereby agrees and acknowledges that the Indebtedness secured by this Mortgage includes a revolving loan and is intended to secure future advances; accordingly, this Mortgage shall not be canceled by the full and complete repayment of the Indebtedness, so long as the Credit Agreement and the Commitments thereunder remain in force and effect.

                                   ARTICLE 3
                    WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:


     Section 3.1 Title to Mortgaged Property and Lien of this Instrument. Mortgagor (i) has a good and indefeasible title to the Mortgaged Property, in fee simple, (to the extent that the Mortgaged Property constitutes real property), free and clear of any liens, claims or interests, except the Permitted Liens and (ii) has full power and lawful authority to encumber the Mortgaged Property in the manner and form set forth in this Mortgage. This Mortgage creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject only to Permitted Liens.

     Section 3.2 First Lien Status. Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage. If any lien or security interest other than the Permitted Liens is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (a) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Mortgagee).

     Section 3.3 Payment and Performance. Mortgagor shall pay the Obligations when due under the Loan Documents and shall perform or cause Mortgagor to perform the Obligations in full when they are required to be performed.

     Section 3.4 Replacement of Fixtures. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is obsolete and is replaced by an article of equal or better suitability and value, owned by Mortgagor subject to the liens and security interests of this Mortgage and the other Loan Documents, and free and clear of any other lien or security interest except such as may be permitted under the Credit Agreement or first approved in writing by Mortgagee.

     Section 3.5 Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may require. Provided that no Event of Default exists, all such testing and investigation shall be conducted at reasonable times and upon reasonable prior notice to Mortgagor. Mortgagee shall restore the Mortgaged Property to the condition it was in immediately prior to such testing and investigation.

     Section 3.6 Other Covenants. All of the covenants in the Credit Agreement are incorporated herein by reference and, together with covenants in this
Article 3, shall, to the extent applicable, be covenants running with the land.

     Section 3.7 Condemnation Awards and Insurance Proceeds.

          (a) Condemnation Awards. Mortgagor, immediately upon obtaining knowledge of the institution of any proceedings for the condemnation of the Premises or any portion thereof, will notify Mortgagee of the pendency of such proceedings. Except as set forth in the Credit Agreement, Mortgagee may participate in any such proceedings and Mortgagor from time to time will deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, subject to the terms of the Credit Agreement. Mortgagor hereby waives all rights to such awards and compensation described in the foregoing sentence. Mortgagor, upon request by Mortgagee, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Mortgagee free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

          (b) Insurance Proceeds. Mortgagor assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. Except as set forth in the Credit Agreement, Mortgagor authorizes Mortgagee to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly, as more specifically described in the Credit Agreement. In the event that the issuer of such insurance policy fails to disburse directly or solely to the Mortgagee but disburses instead either solely to Mortgagor or to Mortgagor and Mortgagee, jointly, Mortgagor shall immediately endorse and transfer such proceeds to Mortgagee. Upon Mortgagor's failure to do so, Mortgagee may execute such endorsements or transfers from and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee as Mortgagor's agent and attorney-in-fact so to do.

     Section 3.8 Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Mortgagee is made a party or in which it becomes necessary for Mortgagee to defend or uphold the lien of this Mortgage, including any extensions, renewals, amendments or modifications thereof, Mortgagor shall, on demand, reimburse Mortgagee for all expenses (including, without limitation, reasonable attorneys' fees and reasonable appellate attorneys' fees) incurred by Mortgagee in any such action or proceeding and all such expenses shall be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage or to recover or collect the Indebtedness, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

     Section 3.9 TRANSFER OF THE SECURED PROPERTY. EXCEPT AS EXPRESSLY PERMITTED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT, MORTGAGOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE MORTGAGED PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF MORTGAGEE. THE CONSENT BY MORTGAGEE TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE MORTGAGED PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF MORTGAGEE, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO MORTGAGOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH MORTGAGOR SHALL NOT HAVE CONSENTED.

     Section 3.10 SECURITY DEPOSITS. To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Mortgagee, all security deposits of tenants of the Mortgaged Property shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within twenty (20) days after request by Mortgagee, Mortgagor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Mortgagee, as requested thereby, certified by Mortgagor.

                                   ARTICLE 4
                                    DEFAULT

     Section 4.1 Events of Default. The occurrence of any of the following events shall constitute an event of default under this Mortgage (each an "Event of Default"):

          (a) an "Event of Default" (as such term is defined in the Credit Agreement) shall have occurred;

          (b) Mortgagor's breach of any of the covenants set forth in this Mortgage and failure of Mortgagor to cure such breach within fifteen (15) days after the earlier of (i) the date on which such breach shall first become known to any officer of Mortgagor or (ii) written notice thereof is given to Mortgagor by Mortgagee; or

          (c) if any misstatement or misrepresentation exists now or hereafter in any warranty or representation set forth in Article 3 hereof and failure of Mortgagor to cure such misstatement or misrepresentation within fifteen
     (15) days after the earlier of (i) the date on which such misstatement or misrepresentation shall first become known to any officer of Mortgagor or
     (ii) written notice thereof is given to Mortgagor by Mortgagee.

                                   ARTICLE 5
                             DEFAULT AND FORECLOSURE

     Section 5.1 Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

          (a) To the extent permitted under the Credit Agreement, declare the Indebtedness to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

          (b) Notify all tenants of the Premises and all others obligated on leases of any part of the Premises that all rents and other sums owing on leases have been assigned to Mortgagee and are to be paid directly to Mortgagee, and to enforce payment of all obligations owing on leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Mortgagee has taken possession of the Premises, and to exercise whatever rights and remedies Mortgagee may have under any assignment of rents and leases.

          (c) As and to the extent permitted by law, enter the Mortgaged Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat;
     (ii) complete any construction on the Premises in such manner and form as Mortgagee deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Mortgagor with respect to the Premises, whether in the name of Mortgagor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Mortgagee's rights under any assignment of rents and leases securing the Indebtedness; and
     (iv) pursuant to the provisions of the Credit Agreement, apply the receipts from the Premises to the payment of the Indebtedness, after deducting therefrom all expenses (including attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees.

          (d) Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7 hereof.

          (e) Require Mortgagor to assemble any collateral under the UCC and make it available to Mortgagee, at Mortgagor's sole risk and expense, at a place or places to be designated by Mortgagee, in its sole discretion.

          (f) Institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Mortgagee may determine. Except as otherwise required by applicable law, with respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the Lenders may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement and valuation of the Mortgaged Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) the entire Indebtedness, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Mortgagor, a defense to any proceedings instituted by Mortgagee to collect the sums secured hereby.

          (g) With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Indebtedness then due and payable (if Mortgagee shall have elected not to declare the entire Indebtedness to be immediately due and owing), subject to the continuing lien of this Mortgage for the balance of the Indebtedness not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (3) to the extent permitted by applicable law, recover judgment on the Credit Agreement either before, during or after any proceedings for the enforcement of this Mortgage.

          (h) Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of
     Section 5.7 hereof.

          (i) Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

     Section 5.2 Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

     Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Loan Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

     Section 5.4 Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Mortgaged Property. For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

     Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of any election by Mortgagee to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

     Section 5.6 Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan
Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee, shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee, thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

     Section 5.7 Application of Proceeds. The proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

          (a) to the payment of the costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee's and receiver's fees and expenses, including the repayment of the amounts evidenced by any receiver's certificates, (2) court costs, (3) attorneys' and accountants' fees and expenses, and (4) costs of advertisement;

          (b) to the payment of the Indebtedness and performance of the Obligations in such manner and order of preference as set forth in the Credit Agreement; and

          (c) the balance, if any, to the payment of the Persons legally entitled thereto.

     Section 5.8 Occupancy After Foreclosure. Except as otherwise required by applicable law, any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(e) or Section 5.1(f) hereof will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

     Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

          (a) If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 5.9, or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.

          (b) Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses and all costs and expenses related to legal work, research and litigation) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

     Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under
Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

     Section 5.11 WAIVER OF MORTGAGOR'S RIGHTS. BY EXECUTION OF THIS MORTGAGE, MORTGAGOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF MORTGAGEE TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH MORTGAGOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL
HEARING PRIOR TO THE EXERCISE BY MORTGAGEE OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO MORTGAGEE; (C) ACKNOWLEDGES THAT MORTGAGOR HAS READ THIS MORTGAGE AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO MORTGAGOR AND MORTGAGOR HAS CONSULTED WITH LEGAL COUNSEL OF MORTGAGOR'S CHOICE PRIOR TO EXECUTING THIS MORTGAGE; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF MORTGAGOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY MORTGAGOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

                                   ARTICLE 6
                         ASSIGNMENT OF RENTS AND LEASES

     Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Credit Agreement, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

     Section 6.2 Perfection Upon Recordation. Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage, Mortgagee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee's interest in the Rents shall be deemed to be fully perfected, "choate" and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the "Bankruptcy Code"), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

     Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a "security agreement" for purposes of
Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

     Section 6.4 No Merger of Estates. So long as part of the Indebtedness and the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

                                   ARTICLE 7
                               SECURITY AGREEMENT

     Section 7.1 Security Interest. This Mortgage constitutes a "security agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Mortgagor grants to Mortgagee a first and prior security interest in the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least five (5) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. THE TERM "MORTGAGED PROPERTY" IS INTENDED TO EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH MORTGAGEE HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS.

     Section 7.2 Financing Statements. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor's chief executive office is in the State of StateplaceOklahoma.

     Section 7.3 Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the address of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

                                   ARTICLE 8
                                  MISCELLANEOUS

     Section 8.1 Notices. Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 11 of the Credit Agreement.

     Section 8.2 Covenants Running with the Land. All covenants, agreements and undertakings of Mortgagor contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property. All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

     Section 8.3 Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the Mortgaged Property, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder, however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Notwithstanding the foregoing, Mortgagee shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder.

     Section 8.4 Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

     Section 8.5 No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

     Section 8.6 Credit Agreement. If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

     Section  8.7  Release  or  Reconveyance.   Upon  payment  in  full  of  the
Indebtedness and performance in full of the Indebtedness, Mortgagee, at Mortgagor's expense, shall release the liens and security interests created by this Mortgage. Mortgagee shall also release Mortgagee's lien and security interest created by this Mortgage upon the satisfaction of the release conditions contained in Section 3.5 or elsewhere in the Credit Agreement.

     Section 8.8 Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

     Section 8.9 Applicable Law. The provisions of this Mortgage regarding the creation, perfection and enforcement of the liens and security interests herein granted shall be governed by and construed under the laws of the state in which the Mortgaged Property is located. All other provisions of this Mortgage shall be governed by the laws of the State of New York, without regard to conflicts of law principles.

     Section 8.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

     Section 8.11 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagor and Mortgagee and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

     Section 8.12 Mortgagee as Agent; Successor Agents.

          (a) Agent has been appointed to act as Agent hereunder by the Lender Group. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the "Agency Documents") and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

          (b) Mortgagee shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Mortgage. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Mortgage. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Mortgage. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Mortgagee under this Mortgage, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Mortgage and the Mortgaged Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Mortgage. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Mortgage and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was the Agent hereunder.

          (c) Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the "Mortgagee" shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Mortgagee in its capacity as Agent pursuant to the Credit Agreement for the benefit of the Lender Group and for the benefit of the issuer or supplier of the Bank Product Obligations (as defined in the Credit Agreement), all as more fully set forth in the Credit Agreement.

                                   ARTICLE 9
                              LOCAL LAW PROVISIONS

     Section 9.1 Conflicts. In the event of a conflict between the terms of this
Article 9 and any provision of this Mortgage or any other Loan Document, the terms of this Article 9 will control with respect to the Mortgaged Property.

     Section  9.2  Power  of  Sale  Disclosure.   The  following  disclosure  is
incorporated as part of this Mortgage:

     A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS MORTGAGE.

     Section 9.3 Mortgage Amount. The maximum amount of Indebtedness secured by this Mortgage is limited to $1,000,000.00.

     Section 9.4 Mortgage Maturity. This Agreement shall become effective upon the execution and delivery hereof by Mortgagor, Agent and the Lender Group and shall continue in full force and effect until the Indebtedness has been paid and satisfied in full. The Maturity Date of the Obligations is June 23, 2011.

     Section 9.5 Foreclosure. On the occurrence of an Event of Default, the Mortgagee may: (i) declare the principal of the Indebtedness, all interest accrued thereon and all other sums hereby secured, without deduction and without notice, to be immediately due, and the Mortgagee will be entitled to foreclose the liens created by this Mortgage by judicial proceedings; or (ii) after any notice to the Mortgagor required by the Oklahoma Power of Sale Mortgage Foreclosure Act, declare the principal of the Indebtedness, all interest accrued thereon and all other sums hereby secured, without deduction, to be immediately due, and the Mortgagee will be entitled to foreclose the liens created by this Mortgage by power of sale pursuant to the provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act. The Mortgagor hereby confers on the Mortgagee and grants to Mortgagee the power to sell the Mortgaged Property. On the occurrence of an Event of Default, the Mortgagee will be entitled to exercise all further and additional remedies as might now or hereafter be accorded to the Mortgagee at law or in equity. Whether the Mortgagee elects to foreclose the liens created by this Mortgage by judicial proceedings or by power of sale, the Mortgagee will, immediately on the occurrence of an Event of Default, be entitled to the possession of the Mortgaged Property and the rents and profits thereof and, in any action or proceeding to foreclose this Mortgage (whether by judicial proceedings or by exercise of the power of sale, will be entitled to have a receiver appointed to take possession of the Mortgaged Property without notice (which notice the Mortgagor hereby expressly waives) and without the obligation of the Mortgagee to demonstrate cause for such appointment of a receiver, notwithstanding anything contained in this Mortgage, and the other Loan Documents or any law heretofore or hereafter enacted.

     Section 9.6 Appraisement. Appraisement of the Mortgaged Property is hereby expressly waived, or not, at the option of the Mortgagee, with such option to be exercised at the time judgment is entered in any judicial proceeding foreclosing the lien granted by this Mortgage or at any time prior thereto.



IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.


                                   MORTGAGOR:
                                   PRE-PAID LEGAL SERVICES, INC.,
                                   an Oklahoma corporation


                                   By: /s/ Steve Williamson
                                      ------------------------------------------
                                   Name:  Steve Williamson
                                        ----------------------------------------
                                   Its:   Chief Financial Officer
                                       -----------------------------------------














STATE OF Oklahoma              )
        -----------------------
                 )  ss.
COUNTY OF  Pontotoc            )
         ----------------------


     This instrument was acknowledged before me this 21 day of June, 2006, by Kathleen S. Pinson, as Secretary of Pre-Paid Legal Services, Inc., an Oklahoma corporation.


         WITNESS my hand and official seal.

          Lolita Frederick
         ----------------------------------
         Notary Public
         Print or Type Name:

My Commission No. 0006721
                  -------
My Commission Expires: May 29, 2008
                       ------------

(SEAL)





                                    EXHIBIT A




                                  See Attached.




PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Paul, Hastings, Janofsky & Walker LLP
515 South Flower Street, 25th Floor
Los Angeles, California 90071
Attention:  John Hilson, Esq.



                        MORTGAGE, ASSIGNMENT OF RENTS AND
                         LEASES, AND SECURITY AGREEMENT

                                   by and from


                         PRE-PAID LEGAL SERVICES, INC.,
                                   "Mortgagor"


                                       to


                           WELLS FARGO FOOTHILL, INC.,
              in its capacity as administrative agent, "Mortgagee"

                            Dated as of June 23, 2006


                                    Location:                 1520 Plato Road
                                    Municipality:             Duncan
                                    County:                   Stephens
                                    State:                    Oklahoma





Mortgage tax affidavit is unnecessary since there is only one property.




Exhibit 10.5  First Amendment to Loan Agreement




                        FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made effective as of the 23 day of June, 2006, by and between PRE-PAID LEGAL SERVICES, INC., an Oklahoma corporation (the "Borrower") and BANK OF OKLAHOMA, N.A., a national banking association ("Bank").


                              W I T N E S S E T H:


     WHEREAS, on June 11, 2002, Borrower and Bank agreed to an extension of credit in the principal amount of Thirty Million and No/100 Dollars ($30,000,000.00) from the Bank to the Borrower consisting of: (i) a $10,000,000 term loan for the primary purpose of purchasing Borrower's shares of stock in the open market, as evidenced by promissory note in a like amount; and (ii) a $20,000,000 term loan for the purpose of financing construction costs attendant to Borrower's new corporate headquarters in Ada, Oklahoma (the "Loan"), as evidenced by a promissory note in a like amount (the "Note"), all as described in that certain Loan Agreement dated as of such date (the "Agreement").


     WHEREAS, the $10,000,000.00 term loan for the stock acquisition has since be repaid and the Bank has no commitment to make Advances thereunder;


     WHEREAS, the Borrower's obligations pursuant to the Agreement and Note described therein are secured by certain collateral as described in the Agreement;


     WHEREAS, the collateral securing the indebtedness evidenced by or described in the Agreement and the Note consisting of the real estate and other property described in the Mortgage shall continue to secure the indebtedness described in the Agreement, as hereby amended;


     WHEREAS, all capitalized terms not otherwise defined herein shall have those meanings assigned to such terms in the Agreement; and


     WHEREAS, Borrower and Bank desire to amend the Agreement for the first time in order to, among other things not specifically set forth in this recital, extend the maturity date, modify the financial covenants, and such other changes as are more specifically set forth herein.


NOW, THEREFORE, in consideration of the foregoing and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE 1

                          CHANGES TO THE LOAN AGREEMENT

     Borrower and Bank have agreed to modify, supplement and amend certain portions and/or terms of the Agreement. The Agreement is hereby amended as follows:


     1.1 The  definitions of the terms "Debt Coverage Ratio" set forth as Secton
1.08 of the Agreement, "Funded Debt" set forth at Section 1.11 of the Agreement, and "Security Agreement" set forth at Section 1.36 of the Agreement are hereby deleted from the Agreement, Defined Terms, in their entirety and the phrase "Intentionally Deleted" is substituted in their place.

     1.2 The definitions of the terms "Loan", "Loan Documents, "Material Adverse Affect" and "Real Estate Note Maturity Date" set forth at Sections 1.17, 1.18,
1.19 and 1.32 of the Agreement are hereby amended and restated in its entirety as follows:

          1.17 Loan. The term "Loan" shall mean the Real Estate Loan which is evidenced by the Note, and is evidenced and secured by the Loan Documents.


          1.18 Loan Documents. The term "Loan Documents" shall collectively mean this Agreement, the Note, Mortgage, all financing statements and all other security documents and instruments executed and delivered in connection with the Loan described herein which secure the obligations of the Borrower to the Bank and any renewals, amendments, supplements or modifications thereof or thereto.


          1.19 "Material Adverse Affect" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole, (b) a material impairment of Borrower's and its Subsidiaries ability to perform their obligations under the Loan Documents to which they are parties or of the Bank's ability to enforce the Indebtedness or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Bank's Liens with respect to the Collateral as a result of an action or failure to act on the part of Borrower or its Subsidiaries.


          1.32 Real Estate Note Maturity Date. The term "Real Estate Note Maturity Date" shall mean August 31, 2011.


     1.3 The following definitions for the terms "Capital Expenditures", "EBITDA", "Fixed Charges", "Fixed Charge Coverage Ratio", "Funded Indebtedness", "Interest Expense", "Leverage Ratio", "Loan Party", "Member", "Regulated Subsidiaries", "Regulated Subsidiaries EBITDA", "Top Tier Regulated Subsidiaries" "Wells Fargo Loan", "Wells Fargo Credit Agreement", Permitted Purchase Money Indebtedness", "Refinancing Indebtedness" and "Purchase Money Indebtedness" shall be added to Article 1 of the Agreement, CERTAIN DEFINITIONS, as Sections 1.43, 1.44, 1.45, 1.46, 1.47, 1.48, 1.49, 1.50, 1.51, 1.52, 1.53,
1.54, and 1.55, 1.56, 1.57, 1.58 and 1.59, respectively:

          1.43 "Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, whether such expenditures are paid in cash or financed.


          1.44 "EBITDA" means, with respect to any fiscal period, Borrower's consolidated net earnings (or loss), minus extraordinary gains, plus interest expense, income taxes, and depreciation and amortization for such period, in each case, determined on a consolidated basis in accordance with GAAP.


          1.45 "Fixed Charges" means, with respect to any fiscal period and with respect to Borrower determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of (a) Interest Expense accrued during such period, (b) principal payments in respect of indebtedness that are required to be paid during such period, and (c) all federal, state, and local income taxes accrued during such period.


          1.46 "Fixed Charge Coverage Ratio" means, with respect to Borrower for any period, the ratio of (a) EBITDA for such period minus the sum of (i) income taxes paid (to the extent not already incurred in a prior period) or incurred during such period, (ii) Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, and
     (iii) dividends paid by Borrower on its common Stock during such period in accordance with Section 6.10 of the Wells Fargo Credit Agreement (but excluding dividends paid with identifiable proceeds of loans made pursuant to the Wells Fargo Credit Agreement), and (iv) purchases made by Borrower of its Stock during such period in accordance with Section 6.10 of the Wells Fargo Credit Agreement (but excluding purchases made with identifiable proceeds of loans made pursuant to the Wells Fargo Credit Agreement) to (b) Fixed Charges for such period.


          1.47 "Funded Indebtedness" means all secured indebtedness for borrowed money or letters of credit of such Person, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after the date of calculation, and any such indebtedness maturing within one year from such date which is renewable or extendable at the option of such Person to a date more than one year from such date, including, in any event, but without duplication, with respect to Borrower and its Subsidiaries, this Agreement, the advances and loans made under the Wells Fargo Loan, the indebtedness outstanding under the aircraft loan agreement between Borrower and Bank, and the amount of their capitalized lease obligations.


          1.48 "Interest Expense" means, for any period, the aggregate of the interest expense of Borrower for such period, determined on a consolidated basis in accordance with GAAP.


          1.49 "Leverage Ratio" means, as of any date of determination (a) the amount of Borrower's Funded Indebtedness as of such date, divided by (b) Borrower's EBITDA for the 12 month period ended as of such date.


          1.50 "Loan Party" means the Borrower and any Subsidiary of the Borrower which is not a Regulated Subsidiary that has executed a guaranty of the Borrower's obligations pursuant to the Wells Fargo Credit Agreement.


          1.51 "Member" means a Person enrolled in one of Borrower's or its Subsidiaries' pre-paid legal expense plans.


          1.52 "Regulated Subsidiaries" means Pre-Paid Legal Casualty, Inc., an Oklahoma corporation, Legal Service Plans of Virginia, Inc., a Virginia corporation, Pre-Paid Legal Services of Florida, Inc., a Florida corporation, Pre-Paid Legal Services of Tennessee, Inc., a Tennessee corporation, National Pre-Paid Legal Services of Mississippi, Inc., a Georgia corporation, and any other regulated Subsidiary of a Loan Party formed or acquired after the Closing Date, and "Regulated Subsidiary" means any one of them.



          1.53 "Subset EBITDA" means, for any fiscal period, net earnings (or loss) of the Loan Parties and the Top Tier Regulated Subsidiaries, minus extraordinary gains of such Persons, plus interest expense, income taxes, and depreciation and amortization of such Persons for such period, in each case, determined in accordance with GAAP.


          1.54 "Top Tier Regulated Subsidiaries" means Pre-Paid Legal Casualty, Inc., an Oklahoma corporation, Legal Service Plans of Virginia, Inc., a Virginia corporation, and Pre-Paid Legal Services of Florida, Inc., a Florida corporation.


          1.55 "Wells Fargo Loan" means those certain loan transactions arising under the Wells Fargo Credit Agreement and the other Loan Documents (as defined in the Wells fargo Credit Agreement).


          1.56 "Wells Fargo Credit Agreement" means that certain Credit Agreement dated June 23, 2006 among Borrower, the lenders described therein, and Wells Fargo Foothill, Inc., a California corporation, as the arranger and administrative agent for such lenders.


          1.57 "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness in an aggregate principal amount outstanding at any one time not in excess of $2,300,000.


          1.58 "Refinancing Indebtedness" means refinancings, renewals, or extensions of indebtedness so long as: (a) such refinancings, renewals, or extensions do not result in an increase in the principal amount of the indebtedness so refinanced, renewed, or extended, (b) such refinancings, renewals, or extensions do not result in an increase in the interest rate with respect to the indebtedness so refinanced, renewed, or extended, (c) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that, taken as a whole, are materially more burdensome or restrictive to Borrower, (d) if the indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Loan, then the terms and conditions of the refinancing, renewal, or extension must include subordination terms and conditions that are at least as favorable to the Bank as those that were applicable to the refinanced, renewed, or extended indebtedness, and (e) the indebtedness that is refinanced, renewed, or extended is not recourse to any Person that is liable on account of the Loan other than those Persons which were obligated with respect to the indebtedness that was refinanced, renewed, or extended.


          1.59."Purchase Money Indebtedness" means indebtedness (other than the obligations under this Loan, but including capitalized lease obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.


     1.4 The text of Section 3.2 and 3.3 of the Agreement, Security Interest, is hereby deleted and replaced with the phrase "INTENTIONALLY DELETED".

     1.5 Section 5.11 of the Agreement, Debt, is hereby amended and restated in its entirety as follows:


          5.11 Debt. Schedule 5.11 to this Amendment together with the Wells Fargo Credit Agreement and this Agreement contain a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, capital leases, and other investments, agreements, and arrangements presently in effect, other than inter-company obligations between or among Borrower and any Subsidiary, providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Borrower or any Subsidiary is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding.


     1.6 Section 5.16 of the Agreement, Principal Office, is hereby amended and restated as follows in order to provide for the current address:

          5.16 Principal Office. The principal place of business of Borrower in Oklahoma is at One Pre-Paid Way, Ada, Oklahoma 74820.


     1.7 Section 6.4 of the Agreement, Notice of Litigation, is hereby amended and restated in its entirety as follows:

          6.4 Notice of Litigation. Borrower shall deliver within five (5) days after the occurrence thereof notice of any actions, suits, and proceedings involving Borrower or any Subsidiary of Borrower which arise after the date hereof and which could reasonably be expected to have a Material Adverse Effect.


     1.8 The text of Section 6.12 of the Agreement, Payment of Liabilities, is hereby deleted from the Agreement in its entirety and the phrase "INTENTIONALLY OMITTED" is substituted in its place.

     1.9 Section 7.1 of the Agreement, Negative Pledge, is hereby amended and restated in its entirety as follows:

          7.1 Negative Pledge. Except as provided herein, Borrower not shall create, incur, assume, or permit to exist Lien, or other encumbrances of any kind upon in, on, or to the Real Property except: (a) liens for taxes or assessments or other governmental charges being contested in good faith and by appropriate proceedings, (b) liens in connection with workers compensation, unemployment insurance, or other social security obligations,
     (c) mechanic's, workmen's, materialmen's, landlord's, carrier's, or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith,
     (d) any lien or other encumbrance permitted and accepted by Bank and set forth on the ALTA 1970-B, as revised, title insurance policy, and (e) judgment and other similar liens arising in connection with court proceedings, provided the execution or other enforcement of such liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.


     1.10 Section 7.3 of the Agreement, Additional Indebtedness, is hereby amended and restated in its entirety as follows:

          7.3 Additional Indebtedness. Borrower will not incur, create, assume, suffer to exist or in any manner become or be liable in respect of any indebtedness, nor will Borrower guarantee or otherwise in any manner become or be liable in respect of any indebtedness, liabilities or other obligations of any other person or entity, whether by agreement to purchase the indebtedness of any other person or entity or agreement for the furnishing of funds to any other person or entity through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other person or entity, or otherwise, except that the foregoing restrictions shall not apply to: (i) the Note and any renewal or increase thereof, or other indebtedness of the Borrower heretofore disclosed to Bank in the Borrower's Financial Statements or on Schedule "5.11" hereto; or (ii) indebtedness evidenced by the Wells Fargo Loan; or
     (iii) taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor and levy and execution thereon have been stayed and continue to be stayed; or (iv) indebtedness (other than in connection with a loan or lending transaction) incurred in the ordinary course of business; or (v) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness (as such terms are defined in the Wells Fargo Credit Agreement) in respect of such indebtedness or; (v) any renewals or extensions (but not increases in) of any of the foregoing.


     1.11 The text of Section 7.6 of the Agreement, Dividends and Distributions, and Section 7.8 of the Agreement, Discontinuance of Business Lines, are hereby deleted from the Agreement in their entirety and the phrase "INTENTIONALLY DELETED" is inserted in their place.

     1.12 Section 7.9 of the Agreement, Mergers and Acquisitions, is hereby amended and restated in its entirety as follows:

          7.9 Mergers and Acquisitions. Borrower will not, and will not permit any Subsidiary to:

               (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its stock; provided that (i) any Loan Party may effect a reverse split or a reverse/forward split of its common stock, and (ii) (A) any Loan Party may merge with and into any other Loan Party so long (v) no Default or Event of Default shall have occurred or be continuing either before or after giving effect to such merger, (w) no other provision of this Agreement would be violated thereby, (x) Borrower gives Bank at least 15 days prior written notice of such merger, (y) the Bank's rights in all or any portion of the Collateral, including without limitation, the existence, perfection, and priority of any Lien thereon, are not adversely affected by such merger, and (z) in the case of a merger involving the Borrower, the Borrower is the continuing or surviving Person, and (B) any Subsidiary of a Loan Party that is not a Loan Party may merge with and into any other Subsidiary of a Loan Party that is not a Loan Party so long (x) no Default or Event of Default shall have occurred or be continuing either before or after giving effect to such merger, (y) the regulated status, if any, of the continuing or surviving Person is not adversely affected by such merger, and (z) in the case of a merger involving a Top Tier Regulated Subsidiary, the Top Tier Regulated Subsidiary is the continuing or surviving Person.


               (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or


               (c) Suspend or go out of a substantial portion of its or their business; provided that the Loan Parties may suspend or go out of a portion of their business so long as the revenues from such business for the 12 month period ending on the last day of the most recent fiscal quarter (together with the revenues from any other business suspended, terminated, or discontinued since the date hereof for the 12 month period ending on the last day of the fiscal quarter immediately preceding such suspension, termination, or discontinuation) represent less than 5% of Borrower's consolidated revenues for such 12 month period


     1.13 Section 7.10 of the Agreement, Transactions With Affiliates, is hereby amended and restated in its entirety as follows: we are awaiting new language from Wells on this covenant

          7.10 Transactions With Affiliates.Borrower will not, and will not permit any Subsidiary to, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Borrower or any of its Subsidiaries except for:


               (a) transactions (other than the payment of management, consulting, monitoring, or advisory fees) between Borrower or its Subsidiaries, on the one hand, and any Affiliate of Borrower or its Subsidiaries, on the other hand, so long as such transactions (i) are upon fair and reasonable terms, (ii) are fully disclosed to Bank if they involve one or more payments by Borrower or its Subsidiaries in excess of $100,000 for any single transaction or series of transactions, and (iii) are no less favorable to Borrower or its Subsidiaries, as applicable, than would be obtained in an arm's length transaction with a non-Affiliate; provided that anything to the contrary in the foregoing notwithstanding, (A) Borrower's Subsidiaries may pay management fees to Borrower consistent with past practices so long as the payment of such management fees has been, to the extent required, approved by any applicable governmental authority, and (B) Borrower and its Subsidiaries may enter into or permit to exist any transaction between Borrower, on the one hand, and any of Borrower's Subsidiaries, on the other hand, if such transaction is in the ordinary course of business consistent with past practice; and

               (b)the payment of reasonable fees, compensation, or employee benefit arrangements to, and any indemnity provided for the benefit of, employees, officers, or directors of Borrower or its Subsidiaries in the ordinary course of business.


     1.14 Article 9 of the Agreement, FINANCIAL COVENANTS, is hereby amended and restated in its entirety as follows:

     Prior to the payment in full of the Note and any renewals and extensions thereof, the Borrower agrees that, unless the Bank otherwise gives its prior consent in writing, the Borrower will perform or permit to be performed (or not perform or not permit to be performed, as the case may be) any of the following acts:


9.1 Financial Covenants.

          (a) Minimum EBITDA. Fail to achieve EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |       Applicable Amount          |                     Applicable Period                       |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |           $60,000,000            |                   For the 9 month period                    |
          |                                  |                  ending September 30, 2006                  |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |          $80,000,000             |                For the 12 month period ending               |
          |                                  |       on the last day of each fiscal quarter thereafter     |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------


          (b) Minimum Subset EBITDA. Fail to achieve Subset EBITDA, measured on a fiscal quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |        Applicable Amount         |                        Applicable Period                    |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |           $55,000,000            |                   For the 9 month period                    |
          |                                  |                 ending September 30, 2006                   |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------
          |                                  |                                                             |
          |           $75,000,000            |                  For the 12 month period ending             |
          |                                  |      on the last day of each fiscal quarter thereafter      |
          |                                  |                                                             |
          ----------------------------------- --------------------------------------------------------------


          (c) Fixed Charge Coverage Ratio. Have a Fixed Charge Coverage Ratio, measured on a fiscal quarter-end basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

         ------------------------------------ --------------------------------------------------------------
         |                                  |                                                              |
         |         Applicable Ratio         |                         Applicable Period                    |
         |                                  |                                                              |
         ------------------------------------ --------------------------------------------------------------
         |                                  |                                                              |
         |             1.1:1.0              |                      For the 9 month period                  |
                                                                ending September 30, 2006                  |
         |                                  |                                                              |
         ------------------------------------ --------------------------------------------------------------
         |                                  |                                                              |
         |             1.1:1.0              |                 For the 12 month period ending               |
         |                                  |         on the last day of each fiscal quarter thereafter    |
         |                                  |                                                              |
         ------------------------------------ --------------------------------------------------------------


          (d) Minimum Number of Members. Fail to have at least 1,300,000 members as of the last day of any fiscal month.

          (e) Leverage Ratio. Have a Leverage Ratio, measured on a fiscal quarter-end basis, more than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto; divided by (i) Borrower's EBITDA for the 12 month period ended as of such date:

         -------------------------------------------------- ------------------------------------------------
         |                                                 |                                               |
         |                Applicable Ratio                 |                Applicable Date                |
         |                                                 |                                               |
         -------------------------------------------------- ------------------------------------------------
         |                                                 |                                               |
         |                     1.5:1.0                     |            For the 12 month period            |
         |                                                 |           ending September 30, 2006           |
         |                                                 |                                               |
         -------------------------------------------------- ------------------------------------------------
         |                                                 |                                               |
         |                     1.5:1.0                     |        For the 12 month period ending         |
         |                                                 |     on the last day of each fiscal quarter    |
         |                                                 |                thereafter                     |
         |                                                 |                                               |
         -------------------------------------------------- ------------------------------------------------


          (f) Capital Expenditures. Make Capital Expenditures in any fiscal year in excess of $10,000,000.

     1.15 The phrase "delivered to the Bank in connection with this Agreement" is hereby added to the end of the last sentence of Section 10.3 of the Agreement, Other Nonpayment.

     1.16 The Event of Default set forth in Section 10.10 of the Agreement, Monetary Judgments, is hereby amended and restated in its entirety as follows:

          10.10 Monetary Judgments.(a) If one or more judgments, orders, or awards (other than the Booth Verdict as defined in the Wells Fargo Credit Agreement) involving an aggregate amount of $1,000,000, or more (except to the extent fully covered by insurance pursuant to which the insurer has accepted liability therefor in writing) shall be entered or filed against Borrower or any of its Subsidiaries or with respect to any of their respective assets, and the same is not released, discharged, bonded against, or stayed pending appeal before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such asset is subject to being forfeited by Borrower or the applicable Subsidiary; or (b) if the Booth Verdict shall be entered or filed against Borrower or Harland
     C. Stonecipher as a final, appealable judgment, and the same is not released, discharged, bonded against, or stayed pending appeal before 30 days after such entry or file date.


     1.17 Section 10.12 of the Agreement is hereby amended and restated in its entirety as follows:


          10.12 Harland Stonecipher.Harland C. Stonecipher shall ever cease to hold the title of Chairman and Chief Executive Officer or comparable title or position of Borrower for a period of 120 consecutive days, unless replaced prior to that date with a person approved by the Bank (which approval shall not be unreasonably withheld or delayed).


     1.18 A new Section 10.13 is hereby added to read in its entirety as follows:


          10.13 Other Obligations. If there is a default in one or more agreements to which Borrower or any of its Subsidiaries is a party with one or more third Persons relative to Borrower's or any of its Subsidiaries' indebtedness involving an aggregate amount of $1,000,000 or more, and such default (i) occurs at the final maturity of the obligations thereunder, or
     (ii) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or the applicable Subsidiary's obligations thereunder.

     1.19 To evidence the Borrower's continuing obligation to repay the Loan, the Borrower shall make and deliver to the Banks an Amended and Restated Promissory Note in the form of Annex "1" hereto attached (the "Replacement Note"), which such Replacement Note shall substitute and replace in its entirety the Notes referred to in the Agreement, without cancellation, novation or payment.


                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     2.1 This Amendment, when duly executed and delivered, will constitute the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms.

     2.2 All balance sheets, income statements and other financial data which have been or are hereafter furnished to Agent by the Borrower to induce the Banks to make or extend the loans hereunder due, and as to subsequent financial statements will, fairly represent Borrower's financial condition as of the dates for which the same are furnished. All such financial statements, reports, papers and other data furnished to Agent are and will be, when furnished, accurate and correct in all material respects and complete insofar as completeness may be necessary to give the Banks a true and accurate knowledge of the subject matter and, since the date of such financial statements, no material adverse change has occurred in the operations or condition, financial or otherwise, of Borrower.

     2.3 With the exception of Section 5.5 of the Agreement, all of the Borrower's representations and warranties set forth in Section 5 of the Agreement, REPRESENTATIONS AND WARRANTIES, as amended hereby, are true and correct on and as of the date hereof after giving effect to this Amendment with the same effect as though made and repeated by Borrower as of the date hereof.

                                   ARTICLE 3

                        CONDITIONS PRECEDENT TO AMENDMENT

     Banks' obligations pursuant to this Amendment are subject to the following conditions:


     3.1 Banks and Borrower shall have executed and delivered this Amendment.

     3.2 Borrower shall have executed and delivered to Bank a Replacement Note.

     3.3 Borrower shall have executed and delivered to Bank any amendments to the other Loan Documents (other than the Agreement) as required by Bank.

     3.4 Bank shall be satisfied that all obligations to the Bank other than the Loan and what is referred to as the "Aircraft Loan" is paid off.

     3.5 The Borrower's representations and warranties set forth in Article 2 hereof shall be true and correct on and as of the date hereof.

     3.6 As of the date hereof, no Event of Default nor any event which, with the giving of notice or lapse of time, would constitute an Event of Default shall have occurred and be continuing.

                                   ARTICLE 4

                     OTHER COVENANTS AND MISCELLANEOUS TERMS

     4.1 Except as expressly amended and supplemented hereby, the Agreement shall remain unchanged and in full force and effect, and the same is hereby ratified and extended.

     4.2 The indebtedness described in the Agreement, including but not limited to the indebtedness or exposure evidenced by the Note, shall continue to be secured by the Collateral, without interruption or impairment of any kind.

     4.3 This Amendment shall be construed in accordance with and governed by the laws of the State of Oklahoma, and shall be binding on and inure to the benefit of the Borrower and Bank, and their respective successors and assigns. All obligations of the Borrower under the Agreement and all rights of Bank and any other holder of the Note, whether expressed herein or in any Note, shall be in addition to and not in limitation of those provided by applicable law. Borrower and Bank irrevocably agree that all suits or proceedings arising from or related to the Agreement, as amended, or the Note shall be litigated in courts (whether State or Federal) sitting in Oklahoma City, Oklahoma, and the Borrower and Bank hereby irrevocably waive any objection to such jurisdiction and venue.

     4.4 This Amendment may be executed in as many counterparts as are deemed necessary or convenient, and it shall not be necessary for the signature of more than any one party to appear on any single counterpart. Each counterpart shall be deemed an original, but all shall be construed together as one and the same instrument. The failure of any party to sign shall not affect or limit the liability of any party executing any such counterpart.

         Executed effective as of the date first above written.



          BORROWER:                PRE-PAID LEGAL SERVICES, INC.,
                                   an Oklahoma Corporation:

                                   By:  /s/ Steve Williamson
                                        ----------------------------------------
                                   Name:  Steve Williamson
                                   Title: Chief Financial Officer

         BANK:                     BANK OF OKLAHOMA, N.A.


                                   By:  /s/ Laura Christofferson
                                        ----------------------------------------
                                   Name   Laura Christofferson
                                   Title: Senior Vice President







                                   ANNEX NO. 1


                            RESTATED REAL ESTATE NOTE


$20,000,000.00                                                     June 23, 2006




1.Payment Schedule and Maturity Date. FOR VALUE RECEIVED, the undersigned Borrower (herein called the "Borrower,") hereby promises to pay to the order of BANK OF OKLAHOMA, N.A., a national banking association ("Lender"), without offset, in immediately available funds in lawful money of the United States of America, at 201 Robert S. Kerr Ave., Oklahoma City, Oklahoma 73102 the principal sum of Twenty Million and no/100 Dollars ($20,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided, as follows:


Until such time as all amounts owing by Borrower under this Note have been repaid to Lender in their entirety, continuing on June 30, 2006 and on the last day of each month thereafter through August 31, 2011, Borrower shall make a payment of all accrued but unpaid interest on the Real Estate Note together with a principal payment calculated pursuant to the terms of the Agreement. All outstanding principal plus all accrued but unpaid interest is due and payable in full on the Real Estate Note Maturity Date.


This Note shall mature (the "Maturity Date" or the "Real Estate Note Maturity Date") and the entire principal balance of this Note, together with all accrued and unpaid interest thereon, unless accelerated, shall be due on August 31, 2011.


2.Security; Loan Documents. The security for the Indebtedness (hereinafter defined) evidenced by this Note by Borrower to Lender dated of even date herewith includes, inter alia, a Construction Mortgage With Power Of Sale and Security Agreement (which, as it may be amended, restated, modified or supplemented from time to time, is herein called the "Mortgage") dated July 23, 2002 from Borrower to Lender, covering certain real property and improvements located in Pontotoc County, Oklahoma, described therein (the "Real Property"). The Note, the Mortgage, the Loan Agreement between Borrower and Bank dated June 11, 2002 (which, as it may be amended, restated, modified or supplemented from time to time, is called the "Loan Agreement") and all other documents now or hereafter securing or guaranteeing the loan evidenced by this Note, are, as the same have been or may be amended, restated, modified or supplemented from time to time, herein sometimes called individually a "Loan Document" and together the "Loan Documents."


3.Interest Rate. The interest rate shall be as set forth in Section 2.2.2 of the Loan Agreement.


The interest rate for any sum payable hereunder which is not paid when due, other than the payment of principal due on the Stock Note Maturity Date shall be as set forth in Section 2.6 of the Loan Agreement.


4.Prepayment.  Borrower's  right to prepay  this  Note  shall be as set forth in
Section 2.4 of the Loan Agreement.


5.Certain Provisions Regarding Payments. All payments made as scheduled on this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, unpaid principal, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion. All prepayments on this Note shall be applied, to the extent thereof, to accrued but unpaid interest on the amount prepaid, to the remaining principal installments, and any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its discretion, including but not limited to application to principal installments in the inverse order of maturity. Except to the extent that specific provisions are set forth in this Note or another Loan Document with respect to application of payments, all payments received by the holder hereof shall be applied, to the extent thereof, to the indebtedness secured by the Mortgage in such manner and order as Lender may elect in its discretion, any instructions from Borrower or anyone else to the contrary notwithstanding. Remittances in payment of any part of the indebtedness other than in the required amount in immediately available Dollars shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by the holder hereof in immediately available Dollars and shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks. For purposes hereof, "Dollars" means legal tender issued by the United States of America. Acceptance by the holder hereof of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only and shall not in any way excuse the existence of a Default (as defined in the Loan Agreement).


6.Defaults. Events of default and remedies shall be as set forth in Section 10 of the Loan Agreement. No failure by the holder hereof to exercise, nor delay in exercising any right, including but not limited to the right to accelerate the maturity of this Note, shall be construed as a waiver of any default or as a waiver of the right. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not (i) constitute a waiver of or impair or extinguish the right of the holder hereof to accelerate the maturity of this Note or to exercise any other right at the time or at any subsequent time, or nullify any prior exercise of any such right, or
(ii) constitute a waiver of the requirement of punctual payment and performance or a novation in any respect.


7.Commercial Purpose. Borrower warrants that the loan evidenced by this Note is being made solely to acquire or carry on a business or commercial enterprise, and/or the Borrower is a business or commercial organization. Borrower further warrants that all of the proceeds of this Note shall be used for commercial purposes and stipulates that the loan evidenced by this Note shall be construed for all purposes as a commercial loan, and is made for other than personal, family or household purposes.


8.WAIVER OF JURY TRIAL. BORROWER WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWER AND LENDER MAY BE PARTIES, ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY PERTAINING TO, THIS NOTE, THE DEED OF TRUST OR ANY OF THE OTHER LOAN DOCUMENTS. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTION OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS NOTE. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY BORROWER, AND BORROWER HEREBY REPRESENTS THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER FURTHER REPRESENTS AND WARRANTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.


9.General Provisions. If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this
Note in whole or in part, hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of and venue in the U.S. District Court for the Western District of Oklahoma, and any state court sitting in the State of Oklahoma, for any suit, action or proceeding arising out of, or relating to, the enforcement of any and all obligations under this Note and the Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate any and all rights against Borrower and any of the security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.


A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances. This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought. The holder of this Note may, from time to time, sell or offer to sell the loan evidenced by this Note, or interests therein, to one or more assignees or participants and is hereby authorized to disseminate any information it has pertaining to the loan evidenced by this Note, including, without limitation, any security for this Note and credit information on Borrower, any of its principals and any guarantor of this Note, to any such assignee or participant or prospective assignee or prospective participant, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such person(s) would have if such person(s) were Lender hereunder. The terms, provisions, covenants and conditions hereof shall be binding upon Borrower and the heirs, devisees, representatives, successors and assigns of Borrower. Captions and headings in this Note are for convenience only and shall be disregarded in construing it. THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF OKLAHOMA (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.


Any capitalized terms not defined herein shall the meaning ascribed to such term in the Loan Agreement.


10.Notices; Time. All notices, requests, consents, approvals or demands (collectively, "Notice") required or permitted by this Note to be given by any party to any other party hereunder shall be given in the manner set forth in
Section 12.3 of the Loan Agreement.


11.No Usury. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender's express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the maximum lawful rate from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.


12.Amendment and Restatement. The purpose of this Restated Real Estate Note is to amend and restate the terms of that certain Real Estate Note dated as of June 2, 2002 in order to evidence an extension of the maturity date. It is expressly not the intent hereof to pay off any outstanding indebtedness.


IN WITNESS WHEREOF, Borrower has duly executed this Note as of the date first above written.


                                   PRE-PAID LEGAL SERVICES, INC.
                                   an Oklahoma corporation

                                   /s/ Steve Williamson
                                   --------------------------------------
                                   By:  Steve Williamson
                                   Title:  Chief Financial Officer







                                  Schedule 5.11



1. Aircraft Loan from Bank of Oklahoma, n.a., secured by LearJet 60 aircraft pursuant to Loan Agreement and Aircraft Chattel Mortgage, each dated November 30, 2005, with a balance outstanding as of May 31, 2006, of $10,939,250.

2. Real Estate Lease with Purchase Option dated May 4, 2001, between Antlers Industrial Authority and Borrower relating to Antlers, Oklahoma, office with a balance outstanding as of May 31, 2006, of $282,392.

3. IBM System Unit Lease dated December 31, 2004, between Borrower and IBM Credit, LLC with a balance outstanding as of May 31, 2006, of $319,462.

4.   Power Module Lease and Load Management  Agreement dated September 17, 2002,
     between   Borrower  and  Peoples   Electric   Cooperative  with  a  balance
     outstanding as of May 31, 2006, of $594,719.

5. UPS Lease Agreement dated January 2, 2004, between Borrower and Peoples Electric Cooperative with a balance outstanding as of May 31, 2006, of $114,763.






99 Press Release






For Release 8:30 a.m. Eastern                     Company      Steve Williamson
Monday, June 26, 2006                             Contact:        (580) 436-1234

          Pre-Paid Legal Announces Completion of $80 Million Financing

ADA, OK, June 26, 2006 - Pre-Paid Legal Services, Inc. (NYSE:PPD) announced that it has received financing from Wells Fargo Foothill, Inc. ("Wells Fargo") for $80 million of senior, secured financing consisting of a $75 million five year term loan facility (the "Term Facility") and a $5 million five year revolving credit facility (the "Revolving Facility"). The proceeds will be used primarily to fund a 1 million share tender offer, to refinance approximately $15.3 million in existing bank indebtedness and to fund further share repurchases.

The Term Facility is fully funded and provides for a five-year maturity and amortizes in monthly installments of $1.25 million, with interest on the outstanding balances under the Term Facility and the Revolving Facility payable, at our option, at a rate equal to Wells Fargo base rate plus 150 basis points or at the LIBO Rate plus 250 basis points. We expect to be able to repay the facilities with cash flow from operations.

We expect to commence a one million share fixed-price self-tender offer the first week of July 2006 at $35.00 per share with an anticipated August 2, 2006 closing date.

We have not yet commenced the tender offer described above. Upon commencement of the tender offer, we will file with the Securities and Exchange Commission (the"SEC"), a Schedule TO and related exhibits, including an Offer to Purchase and Letter of Transmittal and other related documents (the"Offer Documents"), which will be delivered to all shareholders. Shareholders are strongly encouraged and advised to read all of the Offer Documents when these documents become available because they will contain important information about the offer. The Offer Documents will also be made available without charge at our website at www.prepaidlegal.com as well as the SEC website at www.sec.gov. This press release does not constitute an offer to offer to buy any securities. The offer will be made only by the Offer Documents and will not be made in any jurisdiction in which such offer would be unlawful.


About Pre-Paid Legal Services

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.






Forward-Looking Statements

Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2005 Form 10-K and pages 7 through 9 of our March 31, 2006 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.